                                                                   EXHIBIT 10.17

                                 LOAN AGREEMENT

                          Dated as of September 2, 2004
                                  by and among

                               ASHFORD AUSTIN LP,
                             ASHFORD BLOOMINGTON LP,
                             ASHFORD BUENA VISTA LP,
                              ASHFORD BUFORD I LP,
                              ASHFORD BUFORD II LP,
                              ASHFORD COLUMBUS LP,
                               ASHFORD DALLAS LP,
                               ASHFORD DAYTON LP,
                               ASHFORD DULLES LP,
                            ASHFORD EVANSVILLE I LP,
                            ASHFORD EVANSVILLE II LP,
                           ASHFORD EVANSVILLE III LP,
                             ASHFORD FLAGSTAFF LP,
                             ASHFORD HOLTSVILLE LP,
                             ASHFORD HORSE CAVE LP,
                           ASHFORD JACKSONVILLE II LP,
                              ASHFORD LAS VEGAS LP,
                             ASHFORD LOUISVILLE LP,
                               ASHFORD MOBILE LP,
                               ASHFORD PHOENIX LP,
                              ASHFORD PRINCETON LP,
                              ASHFORD SYRACUSE LP,
                             ASHFORD TERRE HAUTE LP,
                            ASHFORD TIPTON LAKES LP,
                            ASHFORD BUCKS COUNTY LLC,

                          (collectively, as Borrowers)

                                       and

                      MERRILL LYNCH MORTGAGE LENDING, INC.,

    (in its capacity as Note A-1 Holder, Note A-2 Holder and Note A-3 Holder)

                                       and

           MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business
                            Financial Services, Inc.

                       (in its capacity as Note B Holder)

                            (collectively, as Lender)

ARTICLE 1             CERTAIN DEFINITIONS.......................................................................      1

         Section 1.1.          Definitions......................................................................      1

ARTICLE 2             GENERAL TERMS.............................................................................     26

         Section 2.1.          Amount of the Loan...............................................................     26

         Section 2.2.          Use of Proceeds..................................................................     26

         Section 2.3.          Security for the Loan............................................................     26

         Section 2.4.          Borrowers' Note..................................................................     26

         Section 2.5.          Principal, Interest and Other Payments...........................................     27

         Section 2.6.          Prepayment.......................................................................     28

         Section 2.7.          Application of Payments..........................................................     28

         Section 2.8.          Payment of Debt Service, Method and Place of Payment.............................     28

         Section 2.9.          Taxes; Funding Losses; Changes in Law............................................     29

         Section 2.10.         Extension Options................................................................     29

         Section 2.11.         Central Cash Management..........................................................     30

         Section 2.12.         Security Agreement...............................................................     35

         Section 2.13.         Secondary Market Transactions....................................................     37

         Section 2.14.         Interest Rate Cap................................................................     39

         Section 2.15.         Partial Release..................................................................     40

ARTICLE 3             CONDITIONS PRECEDENT......................................................................     42

         Section 3.1.          Conditions Precedent to the Making of the Loan...................................     42

         Section 3.2.          Form of Loan Documents and Related Matters.......................................     47

ARTICLE 4             REPRESENTATIONS AND WARRANTIES............................................................     47

         Section 4.1.          Representations and Warranties of Borrower and Operating Lessee..................     47

         Section 4.2.          Survival of Representations and Warranties.......................................     56

ARTICLE 5             AFFIRMATIVE COVENANTS.....................................................................     56

         Section 5.1.          Borrower Covenants...............................................................     56

ARTICLE 6             NEGATIVE COVENANTS........................................................................     71

         Section 6.1.          Borrower Negative Covenants......................................................     71

ARTICLE 7             DEFAULTS..................................................................................     73

         Section 7.1.          Event of Default.................................................................     73

         Section 7.2.          Remedies.........................................................................     77

         Section 7.3.          Remedies Cumulative..............................................................     77

         Section 7.4.          Lender's Right to Perform........................................................     78

ARTICLE 8             MISCELLANEOUS.............................................................................     78

         Section 8.1.          Survival.........................................................................     78

         Section 8.2.          Lender's Discretion..............................................................     78

         Section 8.3.          Governing Law....................................................................     79

         Section 8.4.          Modification, Waiver in Writing..................................................     80

         Section 8.5.          Delay Not a Waiver...............................................................     80

         Section 8.6.          Notices..........................................................................     80

         Section 8.7.          Trial By Jury....................................................................     81

         Section 8.8.          Headings.........................................................................     82

         Section 8.9.          Assignment.......................................................................     82

         Section 8.10.         Severability.....................................................................     82

         Section 8.11.         Preferences......................................................................     82

         Section 8.12.         Waiver of Notice.................................................................     83

         Section 8.13.         Remedies of Borrower.............................................................     83

         Section 8.14.         Exculpation......................................................................     83

         Section 8.15.         Exhibits Incorporated............................................................     85

         Section 8.16.         Offsets, Counterclaims and Defenses..............................................     85

         Section 8.17.         No Joint Venture or Partnership..................................................     85

         Section 8.18.         Waiver of Marshalling of Assets Defense..........................................     85

         Section 8.19.         Waiver of Counterclaim...........................................................     86

         Section 8.20.         Conflict; Construction of Documents..............................................     86

         Section 8.21.         Brokers and Financial Advisors...................................................     86

         Section 8.22.         Counterparts.....................................................................     86

         Section 8.23.         Estoppel Certificates............................................................     86

         Section 8.24.         Payment of Expenses..............................................................     87

         Section 8.25.         Bankruptcy Waiver................................................................     87

         Section 8.26.         Entire Agreement.................................................................     87

         Section 8.27.         Dissemination of Information.....................................................     88

         Section 8.28.         Limitation of Interest...........................................................     88

         Section 8.29.         Indemnification..................................................................     89

         Section 8.30.         Borrower Acknowledgments.........................................................     89

         Section 8.31.         Publicity........................................................................     89

         Section 8.32.         Cross Collateralization..........................................................     90

Exhibit A         Additional Definitions

Exhibit B         Capital Improvements/Environmental Remediation
Exhibit C         Interest Rate Cap Agreement Requirements
Exhibit D         Individual Properties and Allocated Loan Amounts
Exhibit E         Rate Cap Pledge and Security Agreement
Exhibit F         Managers
Exhibit G         Franchisors
Exhibit H         Operating Budget
Exhibit I         Description of Property Improvement Plans
Exhibit J         Form of Operating Statement
Exhibit K         FF&E Financing
Exhibit L         Organizational Chart
Exhibit M         Pre-Existing Borrowers

                                 LOAN AGREEMENT

                  THIS LOAN AGREEMENT, made as of September 2, 2004, is by and between MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation (in such capacity, and together with its successors and assigns "Note A-1 Holder"), MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation (in such capacity, and together with its successors and assigns "Note A-2 Holder"), MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation (in such capacity, and together with its successors and assigns "Note A-3 Holder") and MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services, Inc. (in such capacity and together with its successors and assigns "Note B Holder" and together with Note A-1 Holder, Note A-2 Holder and Note A-3 Holder, collectively "Lender"), and Ashford Austin LP, Ashford Bloomington LP, Ashford Buena Vista LP, Ashford Buford I LP, Ashford Buford II LP, Ashford Columbus LP, Ashford Dallas LP, Ashford Dayton LP, Ashford Dulles LP, Ashford Evansville I LP, Ashford Evansville II LP, Ashford Evansville III LP, Ashford Flagstaff LP, Ashford Holtsville LP, Ashford Horse Cave LP, Ashford Jacksonville II LP, Ashford Las Vegas LP, Ashford Louisville LP, Ashford Mobile LP, Ashford Phoenix LP, Ashford Princeton LP, Ashford Syracuse LP, Ashford Terre Haute LP, ashford tipton lakes lp, each a Delaware limited partnership, and ASHFORD Bucks County LLC, a Delaware limited liability company (each a "Borrower", and collectively with each Borrower's successors and assigns, "Borrowers").

                                    RECITALS

                  WHEREAS, Borrowers desire to obtain a loan (the "Loan") from Lender in the aggregate principal amount of $185,000,000 (the "Loan Amount") which Loan is evidenced by (a) a certain Amended, Restated and Consolidated Promissory Note, dated as of the date hereof (as may be modified, amended, supplemented, extended or consolidated in writing, and any note(s) issued in exchange therefor or in replacement thereof "Note A-1"), made by the Borrowers, each as maker, in favor of Note A-1 Holder, as payee in the original principal amount of $55,000,000, (b) a certain Amended, Restated and Consolidated Promissory Note, dated as of the date hereof (as may be modified, amended, supplemented, extended or consolidated in writing, and any note(s) issued in exchange therefor or in replacement thereof, "Note A-2"), made by the Borrowers, each as maker, in favor of Note A-2 Holder, as payee in the original principal amount of $55,000,000, (c) a certain Amended, Restated and Consolidated Promissory Note, dated as of the date hereof (as may be modified, amended, supplemented, extended or consolidated in writing, and any note(s) issued in exchange therefor or in replacement thereof, "Note A-3"), made by the Borrowers, each as maker, in favor of Note A-3 Holder, as payee in the original principal amount of $54,000,000, (d) a certain Amended, Restated and Consolidated Promissory Note, dated as of the date hereof (as may be modified, amended, supplemented, extended or consolidated in writing, and any note(s) issued in exchange therefor or in replacement thereof, "Note B" and together with Note A-1, Note A-2 and Note A-3, collectively, the "Notes"), made by the Borrowers, each as maker, in favor of Note B Holder, as payee in the original principal amount of $21,000,000; and

                  WHEREAS, Lender is willing to make the Loan on the condition that Borrowers join in the execution and delivery of this Agreement which shall establish the terms and conditions of the Loan.

                  NOW, THEREFORE, in consideration of the making of the Loan by Lender, and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

         Section 1.1 Definitions

                  For all purposes of this Agreement:

                           (a) the capitalized terms defined in this Article I
have the meanings assigned to them in this Article I, and include the plural as well as the singular;

                           (b) all accounting terms have the meanings assigned
to them in accordance with GAAP;

                           (c) the words "herein", "hereof", and "hereunder" and
other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision; and

                           (d) the following terms have the following meanings:

                  "Acceptable Counterparty" means any counterparty to an Interest Rate Cap Agreement that has and maintains (or whose obligations thereunder are guaranteed in a manner and by a guarantor that (1) prior to the date that all or any portion of the Loan is included in a REMIC, is reasonably acceptable to Lender, or (2) after the date that all or any portion of the Loan is included in a REMIC, would be acceptable to a prudent commercial lender making a loan similar to the Loan) (a) (i) a long-term unsecured debt rating or counterparty rating of "AA-"or higher from S&P, and (ii) a short-term unsecured debt rating of not less than "A-1+" by S&P, and (b) a long-term unsecured debt rating of not less than "Aa3" by Moody's, or any other counterparty to an Interest Rate Cap Agreement with respect to which a Rating Agency Confirmation is received.

                  "Account Collateral" means the Cash Collateral Account (including all Sub-Accounts), each Collection Account, all amounts deposited or held in such accounts, and all Proceeds of any or all of the foregoing.

                  "Adjusted Net Operating Income" means, with respect to each Individual Property, for any period, the Net Operating Income for such period (Net Operating Income to be calculated for the purposes of this definition of "Adjusted Net Operating Income" without deduction for actual management fees paid pursuant to any Management Agreement for such period, actual franchise fees paid pursuant to any Franchise Agreement for such period, or the Capital Reserve Amount for such period) for such period reduced by (i) the Capital Reserve Amount, pro rated for the applicable period, (ii) annual base management fees, pro rated for the applicable period, equal to the greater of (y) actual base management fees paid pursuant to the Management Agreement and (z) five percent (5%) of Gross Revenues, and (iii) annual base franchise fees paid pursuant to the applicable Franchise Agreement, pro rated for the applicable period, equal to the greater of (y) actual base franchise fees paid pursuant to the Franchise Agreement and (z) five percent (5%) of Gross Revenues.

                  "Affiliate" of any specified Person means any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this Agreement, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controls", "controlling" and "controlled" have the meanings correlative to the foregoing. For the avoidance of doubt, with respect to any Borrower or Operating Lessee, the definition of "Affiliate" shall not include Remington Manager.

                  "Agreement" means this Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

                  "Allocated Loan Amount" means, with respect to each Individual Property, the amount set forth on Exhibit D attached hereto, as such amounts shall be adjusted from time to time as hereinafter set forth. Upon each adjustment in the amount of Indebtedness due to the making of a prepayment of the Loan in accordance with the terms hereof, each Allocated Loan Amount shall be decreased by an amount equal to the product of (i) the amount of such payment and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the total of all Allocated Loan Amounts (prior to the adjustment in question). Notwithstanding the foregoing sentence to the contrary, when the Indebtedness is reduced as the result of Lender's receipt of proceeds with respect to a Condemnation or Casualty affecting one hundred percent (100%) of any Individual Property, the Allocated Loan Amount for such Individual Property with respect to which the Insurance Proceeds or Condemnation Proceeds were received shall, at Lender's sole discretion, be reduced to zero (such Allocated Loan Amount prior to reduction being referred to as the "Withdrawn Allocated Amount"), and each other Allocated Loan Amount shall, if the Withdrawn Allocated Amount exceeds such proceeds (such excess being referred to as the "Proceeds Deficiency"), be increased by an amount equal to the product of (1) the Proceeds Deficiency and
(2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Withdrawn Allocated Amount.

                  "Appraisal" means an appraisal of any Individual Property prepared in accordance with the requirements of FIRREA prepared by an independent third party appraiser holding an MAI designation, who is state licensed or state certified if required under the laws of the state where such Individual Property is located, who meets the requirements of FIRREA and who is otherwise reasonably satisfactory to Lender.

                  "Approved Budget" has the meaning provided in Section
5.1(Q)(x).

                  "Appurtenant Rights" means, collectively, "Appurtenant Rights" as defined in each Mortgage.

                  "Assignment of Agreements" shall mean, with respect to each Individual Property, a first priority Assignment of Management Agreement and Agreements Affecting Real Estate, in form and substance satisfactory to Lender, dated as of the Closing Date, from each applicable Borrower, as assignor, to Lender, as assignee, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

                  "Assignment of Leases" shall mean, with respect to each Individual Property, a first priority Assignment of Leases and Rents, in form and substance satisfactory to Lender, dated as of the Closing Date from the applicable Borrower and Operating Lessee, as assignor, to Lender, as assignee, assigning to Lender all of such Borrower's and Operating Lessee's right, title and interest in and to the Leases and the Rents, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

                  "Base Adjusted NOI" means the amount shown on Exhibit A.

                  "Basic Carrying Costs" means the following costs with respect to each Individual Property: (i) Impositions applicable to such Property; (ii) insurance premiums for policies of insurance required or permitted to be maintained by the applicable Borrower pursuant to this Agreement or the other Loan Documents; and (iii) all Monthly Assessments and Special Assessments (as such terms are defined in the Declaration).

                  "Basic Carrying Costs Monthly Installment" means, collectively, with respect to all Individual Properties, Lender's reasonable and good faith estimate of one-twelfth (1/12th) of the annual amount of the aggregate Basic Carrying Costs for all Individual Properties (provided, that Lender may calculate reasonably and in good faith the monthly amount to assure that funds are reserved in sufficient amounts to enable the payment of all Impositions, including, without limitation, taxes and insurance premiums thirty
(30) days prior to their respective due dates). If the Basic Carrying Costs for any Individual Property for the then current Fiscal Year or payment period are not ascertainable by Lender at the time a monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment with respect to such Individual Property shall be Lender's reasonable and good faith estimate based on one-twelfth (1/12th) of the aggregate Basic Carrying Costs for such Individual Property for the prior Fiscal Year or payment period, with reasonable adjustments as determined by Lender. As soon as the Basic Carrying Costs are fixed for the then current Fiscal Year or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior Basic Carrying Costs Monthly Installments.

                  "Basic Carrying Costs Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.11 relating to the payment of Basic Carrying Costs.

                  "Borrower" has the meaning provided in the preamble to this Agreement.

                  "Business Day" means any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in
(i) the State of Kansas, (ii) the state where the corporate trust office of the any trustee in connection with a Secondary Market Transaction is located, or
(iii) the state where the servicing offices of the any servicer in connection with a Secondary Market Transactions are located.

                  "Capital Improvement Costs" means, collectively, with respect to each Individual Property, the costs incurred by Borrowers in connection with
(a) capital improvements to the Individual Properties, and (b) the financing of furniture, fixture and equipment leases or purchases in the ordinary course of operating the Individual Properties in the manner each is operated as of the Closing Date.

                  "Capital Reserve Amount" means, with respect to each Individual Property, an amount equal to four percent (4%) of projected annual Gross Revenue set forth in the then current Approved Budget.

                  "Capital Reserve True-Up Amount" means an amount as of December 31 of each calendar year equal to the difference between (i) 4% of actual Gross Revenue for such calendar year and (ii) the Capital Reserve Amount for such calendar year; provided that for the period ending December 31, 2004 such amount shall be calculated using the prorated period from the Closing Date through and including December 31, 2004.

                  "Capital Reserve Monthly Installment" means an amount equal to one twelfth (1/12th) of the aggregate Capital Reserve Amounts for all Individual Properties.

                  "Capital Reserve Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.11 relating to the payment of Capital Improvement Costs.

                  "Cash Collateral Account" has the meaning provided in Section 2.11(b).

                  "Cash Collateral Account Agreement" has the meaning provided in Section 2.12(c).

                  "Cash Collateral Account Bank" means the bank chosen by Lender to hold the Cash Collateral Account, or any successor bank hereafter selected by Lender in accordance with the terms hereof.

                  "Cash Management Fee Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.11 relating to the payment of fees payable to the Cash Collateral Account Bank.

                  "Cash Trap Cure Event" means (a) with respect to an event described in subsection (i) of the definition of "Cash Trap Trigger Event", an Event of Default no longer exists, or (b) with respect to an event described in subsection (ii) of the definition of "Cash Trap Trigger Event", the Debt Service Coverage Ratio (calculated as of the last day of a calendar month), projected reasonably and in good faith by Lender for the subsequent twelve (12) calendar months, and calculated as if (1) the LIBOR Interest Rate for each Note for such period was equal to the LIBOR Interest Rate for each Note applicable to the immediately preceding Interest Accrual Period, and (2) the LIBOR Interest Rate (as defined in the Mezzanine Loan Agreement) for the Mezzanine Loan for such period was equal to the LIBOR Interest Rate (as defined in the Mezzanine Loan Agreement) for the Mezzanine Loan applicable to the immediately preceding Interest Accrual Period (as defined in the Mezzanine Loan Agreement), and (3) the Indebtedness was reduced by the face amount of any Letter of Credit posted by Borrower pursuant to the terms of Section 2.11(k) hereof, shall equal or exceed 1.40 for a period of three (3) consecutive months.

                  "Cash Trap Period" means the period commencing on a Cash Trap Trigger Event and ending on a Cash Trap Cure Event.

                  "Cash Trap Trigger Event" means the earlier to occur of (i) an Event of Default and (ii) the Debt Service Coverage Ratio (calculated as of the last day of a calendar month), projected reasonably and in good faith by Lender
(a) for the subsequent twelve (12) calendar months, and (b) calculated as if (1) the LIBOR Interest Rate for each Note for such period was equal to the LIBOR Interest Rate for each Note applicable to the immediately preceding Interest Accrual Period, and (2) the LIBOR Interest Rate (as defined in the Mezzanine Loan Agreement) for the Mezzanine Loan for such period was equal to the LIBOR Interest Rate (as defined in the Mezzanine Loan Agreement) for the Mezzanine Loan applicable to the immediately preceding Interest Accrual Period (as defined in the Mezzanine Loan Agreement) shall be equal to or less than 1.25.

                  "Closing Date" means the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, together with applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "Collateral" means, collectively, the "Collateral" as defined in each Mortgage.

                  "Collection Account" has the meaning provided in Section 2.11(a).

                  "Collection Account Agreement" has the meaning set forth in
Section 2.11(b).

                  "Collection Account Bank" shall mean, with respect to each Individual Property, the collection bank for such Individual Property and any successor bank hereafter selected by each applicable Borrower which owns such Individual Property and approved by Lender in accordance with each Collection Account Agreement.

                  "Collection Account Bank Escrow Account" has the meaning set forth in Section 2.11 (b).

                  "Combined Debt Service" means, for any period, the sum of (a) Debt Service, and (b) Mezzanine Debt Service.

                  "Condemnation Proceeds" has the meaning, with respect to each Individual Property, provided in the Mortgage for such Individual Property.

                  "Contingent Obligation" means any obligation of any Borrower guaranteeing any indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of any Borrower, whether or not contingent; (i) to purchase any such primary obligation, or any property constituting direct or indirect security therefor;
(ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner or obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the owner or obligee under such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming that the applicable Borrower is required to perform thereunder) as determined by Lender in good faith.

                  "Costs of Uncollectible Drafts" means (a) fees or charges regularly and customarily charged by Morgan Collection Bank to its customers with respect to any items deposited by or on behalf of the Borrowers or Operating Lessee into a Collection Account which is returned for insufficient or uncollected funds ("Uncollectible Drafts"), and (b) the amount represented by such Uncollectible Draft if such amount has actually been credited by Morgan Collection Bank to the Cash Collateral Account prior to Morgan Collection Bank effecting final payment thereof.

                  "Current Interest Accrual Period" has the meaning provided in
Section 2.11(d).

                  "Debt Service" means, for any period, the aggregate of all principal, interest payments, Default Rate interest, Late Charges, Prepayment Premiums and other amounts that accrue or are due and payable in accordance with the Loan Documents during such period.

                  "Debt Service Coverage Ratio" means, for any period, the quotient obtained by dividing (1) the aggregate Adjusted Net Operating Income for all Individual Properties for the specified period by (2) the aggregate amount of the Combined Debt Service due for such period.

                  "Debt Service Payment Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.11 relating to the payment of Debt Service.

                  "Declaration" means, collectively, that certain Declaration of Condominium - Bucks Hotel Office Condominium and the by laws, plats and plans and rules and regulations described therein.

                  "Deed of Trust Trustee" means, with respect to each Individual Property, the trustee, if any, under the Mortgage for such Individual Property.

                  "Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

                  "Default Collateral" has the meaning provided in Section 8.14.

                  "Default Rate" means (a) with respect to Note A-1, the per annum interest rate equal to the lesser of (i) the Maximum Amount or (ii) five percent (5%) plus the LIBOR Interest Rate for Note A-1; (b) with respect to Note A-2, the per annum interest rate equal to the lesser of (i) the Maximum Amount or (ii) five percent (5%) plus the LIBOR Interest Rate for Note A-2; (c) with respect to Note A-3, the per annum interest rate equal to the lesser of (i) the Maximum Amount or (ii) five percent (5%) plus the LIBOR Interest Rate for Note A-3; and, (d) with respect to Note B, the per annum interest rate equal to the lesser of (i) the Maximum Amount or (ii) five percent (5%) plus the LIBOR Interest Rate for Note B, and (e) with respect to all other amounts due under any Loan Document, five percent (5%) plus the weighted average LIBOR Interest Rate (calculated based upon the then outstanding principal balances for each of the Notes.

                  "Eligible Account" means (i) an account maintained with a federal or state chartered depository institution or trust company whose (x) commercial paper, short-term debt obligations or other short-term deposits are rated at least A-1 by S&P and the equivalent by each other Rating Agency if the deposits in such account are to be held in such account for thirty (30) days or less or (y) long-term unsecured debt obligations are rated at least A by S&P and the equivalent by each other Rating Agency if the deposits in such account are to be held in such account for more than thirty (30) days; or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b); or (iii) an account otherwise acceptable to each Rating Agency, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Secondary Market Transaction.

                  "Embargoed Person" has the meaning provided in Section
4.1(MM).

                  "Engineer" means any reputable Independent engineer, properly licensed in the relevant jurisdiction and approved by Lender in Lender's reasonable discretion.

                  "Engineering Report(s)" means, with respect to each Individual Property, the structural engineering report(s) with respect to such Individual Property (i) prepared by an Engineer, (ii) addressed to or permitted by such preparer to be relied upon by Lender, (iii) prepared based on a scope of work determined by Lender in Lender's discretion, and (iv) in form and content acceptable to Lender in Lender's discretion, together with any amendments or supplements thereto.

                  "Entity" means a (a) corporation, if the applicable Borrower is listed as a corporation in the preamble to this Agreement, (b) limited partnership, if the applicable Borrower is listed as a limited partnership in the preamble to this Agreement or (c) limited liability company, if the applicable Borrower is listed as a limited liability company in the preamble to this Agreement.

                  "Environmental Guaranty" means the Environmental Indemnity Agreement in form and substance satisfactory to Lender dated as of the Closing Date from Borrower to Lender relating to all Individual Properties, as the same may thereafter be from time to time supplemented, amended, modified or extended by one or more agreements supplemental thereto.

                  "Environmental Indemnified Parties" includes Lender, any Person who is or will have been involved with the servicing of the Loan, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors or prospective Investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the collateral therefor, whether during the term of the Loan or as a part of or following a foreclosure of the collateral for the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

                  "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health or the environment, including, without limitation, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act, and including, without limitation, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law: requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of any or all of the Individual Properties to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in any or all of the Individual Properties.

                  "Environmental Liens" means, with respect to each Individual Property, all liens and other encumbrances imposed on any Borrower which owns such Individual Property pursuant to any Environmental Law, whether due to any act or omission of any Borrower or any other person.

                  "Environmental Report(s)" means, with respect to each Individual Property, environmental audit report(s) (i) prepared by a reputable environmental Engineer approved by Lender in Lender's discretion, (ii) addressed to or permitted by such environmental Engineer to be relied upon by Lender (iii) prepared based on a scope of work determined by Lender in Lender's discretion, and (iv) in form and content acceptable to Lender in Lender's discretion, together with any amendments or supplements thereto delivered to Lender.

                  "Equity Interests" means (i) if the applicable Borrower is a limited partnership, limited partnership interests in Borrower, or (ii) if the applicable Borrower is a limited liability company, membership interests in Borrower; or (iii) if the applicable Borrower is a corporation, the share or stock interests in the applicable Borrower; provided, however, Equity Interests shall not include any direct or indirect legal or beneficial ownership interest, or any other interest of any nature or kind whatsoever, of any SPE Equity Owner in any Borrower or in any other SPE Equity Owner, as applicable.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code, of which any Borrower is a member, and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of any ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code, of which any Borrower is a member.

                  "Event of Default" has the meaning set forth in Section 7.1.

                  "Exchange Act" has the meaning set forth in Section 2.13.

                  "Extension Interest Rate Cap Agreement" means, a confirmation (together with the definitions, ISDA master agreement and schedules relating thereto) between the applicable Acceptable Counterparty and each Borrower, relating to the applicable Extension Term, satisfying the requirements set forth in Exhibit C.

                  "Extension Term" has the meaning set forth in Section 2.10.

                  "Extra Funds" has the meaning set forth in Section 2.11(f).

                  "FF&E Financing" shall mean, with respect to an Individual Property, the personal property leases and personal property financing set forth with respect to such Individual Property on Exhibit K, attached hereto and incorporated herein and all renewals, amendments and extensions thereof.

                  "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

                  "First Extended Maturity Date" has the meaning set forth in
Section 2.10.

                  "First Extension Term" has the meaning set forth in Section 2.10.

                  "Fiscal Year" means the 12-month period ending on December 31 of each year or such other fiscal year of Borrowers as Borrowers may select from time to time with the prior written consent of Lender, such consent not to be unreasonably withheld or delayed.

                  "Franchise Agreement" shall mean, individually or collectively, as the context may require, each franchise or similar agreement entered into by and between the applicable Borrower and/or Operating Lessee and Franchisor pursuant to which the applicable Borrower and/or Operating Lessee is permitted to operate the applicable Individual Property under the "flag" or other trade name that is the subject thereof, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the terms hereof.

                  "Franchisor" shall mean, individually or collectively, as the context may require, each franchisor under a Franchise Agreement. As of the date hereof, each Franchisor of each Individual Property is set forth on Exhibit G attached hereto. No replacement or substitute Franchisor shall be selected, approved or consented to by any Borrower or Operating Lessee other than in accordance with the terms hereof.

                  "Franchisor's Subordination" means, with respect to each Individual Property, a Franchisor's Consent and Subordination Agreement, comfort letter or similar agreement in form and substance satisfactory to Lender, dated as of the Closing Date, executed by the relevant Franchisor and others as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

                  "Funding Losses" means, collectively, all losses, costs and expenses incurred or sustained (or expected to be incurred or sustained) by Lender in liquidating or re-employing funds from third parties to effect or maintain the Loan or any part thereof as a consequence of (a) if the Loan, or any portion thereof, is repaid for any reason whatsoever on any date other than a Payment Date (including, without limitation, from Insurance Proceeds or Condemnation Proceeds); (b) any default in the payment or prepayment of the Principal Indebtedness or any part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise, and whether by acceleration or otherwise); (c) intentionally omitted; (d) any losses, expenses or increased costs incurred or sustained by Lender due to the determination of the "LIBOR Rate" other than pursuant to the first sentence of the definition thereof; (e) the reduction of any amounts received or receivable from any Borrower, in either case, due to the introduction of, or any change in, law or applicable regulation or treaty (including the administration or interpretation thereof), whether or not having the force of law, or due to the compliance by Lender with any directive, whether or not having the force of law, or request from any central bank or domestic or foreign governmental authority, agency or instrumentality have jurisdiction; and/or (f) any other set of circumstances not attributable to Lender's acts.

                  "GAAP" means generally accepted accounting principles consistently applied in the United States of America as of the date of the applicable financial report.

                  "Governmental Authority" means any foreign, national, federal, state, regional or local government, or any other political subdivision of any of the foregoing, in each case with jurisdiction over any Borrower, all or any portion of the Collateral, or any SPE Equity Owner, or any Person with jurisdiction over any Borrower, any Individual Property or any SPE Equity Owner, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Gross Revenue" means, with respect to each Individual Property, the total dollar amount of all income and receipts whatsoever received by the Borrower, Operating Lessee or any Manager or any agent thereof which owns, operates or manages the applicable Individual Property.

                  "Ground Lease" shall mean means that certain Amended and Restated Air Space and Air Rights Lease Agreement dated March 23, 1995, but effective January 1, 1995, between Ground Lessor and Ashford Columbus LP, a Delaware limited partnership, a memorandum of which was recorded in Official Records of Franklin County, Ohio in Volume 28829, Page I-08.

                  "Ground Lessor" means Huntington Center Associates, an Ohio general partnership.

                  "Ground Rent" means all ground rents, square footage rents, percentage rents or any other payments or rents owing under each Ground Lease.

                  "Ground Rents Monthly Installment" means the portion of the Ground Rents which, if reserved on a monthly basis, would assure that funds are reserved in sufficient amounts to enable the payment of Ground Rents on their due date (as set forth in each Ground Lease).

                  "Ground Rents Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.11 hereof relating to the payment of the Ground Rents.

                  "Hazardous Substance" means, without limitation, any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, toxic or hazardous wastes, toxic or hazardous substances, toxic or hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in small amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

                  "Hotel Operations Sub-Account" shall have the meaning provided in Section 2.11(c).

                  "Impositions" means, collectively, "Impositions" as defined in each Mortgage.

                  "Indebtedness" means, at any given time, the Principal Indebtedness, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Notes or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Notes or any of the other Loan Documents.

                  "Indemnified Party" shall have the meaning set forth in
Section 2.13.

                  "Independent" means, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in any Borrower or in any Affiliate of any Borrower (including, without limitation, in any SPE Equity Owner), (ii) is not connected with any Borrower or any Affiliate of any Borrower (including, without limitation, any SPE Equity Owner), as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director or person performing similar functions (other than in his or her capacity as Independent Director), and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

                  "Independent Director" means, with respect to each Borrower, a duly appointed member of the board of directors (or with respect to a Single Member LLC, the board of managers) of the relevant entity who shall not have been, at the time of such appointment or at any time while serving as a director or manager of the relevant entity and may not have been at any time in the preceding five years (except in a capacity as an "Independent Director" for one or more Affiliates otherwise satisfying the requirements of this definition), (a) a direct or indirect legal or beneficial owner in such entity or any of its affiliates or any Borrower or any of their respective affiliates, (b) a creditor, supplier, employee, officer, director (other than in its capacity as Independent Director), family member, manager, or contractor of such entity or any of its affiliates or any Borrower or any of their respective affiliates, or (c) a Person who controls (directly, indirectly, or otherwise) such entity or any of its affiliates or any Borrower or any of their respective affiliates or any creditor, supplier, employee, officer, director, family member, manager, or contractor of such Person or any of its affiliates or any Borrower or any of their respective affiliates.

                  "Individual Properties" shall mean, collectively, each and every Individual Property.

                  "Individual Property" shall mean, with respect to each individual property described on Exhibit D attached hereto, "Property" as defined in the related Mortgage for such individual property.

                  "Initial Basic Carrying Costs Amount" means the amount shown as such on Exhibit A.

                  "Initial Capital Reserve Amount" means the amount shown as such on Exhibit A.

                  "Initial Ground Rents Amount" means the amount shown as such on Exhibit A.

                   "Initial Interest Rate Cap Agreement" means a confirmation (together with the definitions, ISDA master agreement and schedules relating thereto) between the applicable Acceptable Counterparty and each Borrower, relating to the initial term of the Loan, satisfying the requirements set forth in Exhibit C.

                  "Initial Maturity Date" means September 29, 2006.

                  "Initial PIP Amount" means the amount shown as such on Exhibit A.

                  "Insurance Proceeds" has the meaning, with respect to each Individual Property, provided in the Mortgage for such Individual Property.

                  "Insurance Requirements" has the meaning, with respect to each Individual Property, provided in the Mortgage for such Individual Property.

                  "Interest Accrual Period" shall mean, with respect to any Payment Date, a period commencing on the first (1st) Business Day of the calendar month in which such Payment Date occurs and ending on the day immediately prior to the first (1st) Business Day of the next calendar month. The first Interest Accrual Period shall commence on the Closing Date and continue through and including the day immediately prior to the first Business Day of the calendar month following the month in which the Closing Date occurs.

                  "Interest Rate" means, for any Interest Accrual Period, the LIBOR Interest Rate for the applicable Note or the Default Rate for the applicable Note, as and when applicable pursuant to this Agreement.

                  "Interest Rate Adjustment Date" shall mean the second LIBOR Business Day prior to the first day of an Interest Accrual Period; provided that the Interest Rate Adjustment Date for the first Interest Accrual Period shall be the Closing Date or such other date selected by Lender. The LIBOR Rate set on the Interest Rate Adjustment Date shall be in effect for the Interest Accrual Period immediately following such Interest Rate Adjustment Date.

                  "Interest Rate Cap Agreement" means any Initial Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement.

                  "Investor" has the meaning provided in Section 8.27.

                  "Land" means, collectively, "Land" as defined in each Mortgage.

                  "Late Charge" means the lesser of (i) five percent (5%) of any unpaid amount and (ii) the maximum late charge permitted to be charged under the laws of the State of New York.

                  "Leases" means, collectively, "Leases" as defined in each Mortgage.

                  "Legal Requirements" means all statutes, laws, rules, orders, regulations, ordinances, judgments, orders, decrees and injunctions of Governmental Authorities affecting any Borrower, the Loan Documents, the Collateral or any part thereof, or the ownership, construction, use, alteration or operation thereof, or any part thereof, enacted or entered and in force as of the relevant date, and all Permits and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to any Borrower, at any time in force affecting the Collateral or any part thereof, including, without limitation, any which (i) may require repairs, modifications, or alterations in or to the Collateral or any part thereof, or (ii) in any way limit the use and enjoyment thereof, and further including, without limitation, all Environmental Laws and the Americans with Disabilities Act, as they may be amended from time to time, together with all regulations promulgated pursuant thereto or in connection therewith.

                  "Lender" has the meaning provided in the preamble to this Agreement.

                  "Liabilities" has the meaning set forth in Section 2.13.

                  "LIBOR Business Day" means any day on which banks are open for dealing in foreign currency and exchange in London, England.

                  "LIBOR Interest Rate" means, for any Interest Accrual Period, the LIBOR Rate for such Interest Accrual Period plus (a) with respect to Note A-1, the Note A-1 Spread, (b) with respect to Note A-2, the Note A-2 Spread, (c) with respect to Note A-3, the Note A-3 Spread, and (d) with respect to Note B, the Note B Spread.

                  "LIBOR Rate" shall mean the London interbank offered rate for thirty (30) day United States Dollar deposits in an amount of $1,000,000 or more that appears on Telerate Page 3750 (or on such page as may replace Telerate Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purposes of displaying such rate all as determined by Lender in its sole but good faith discretion) as of 11:00 a.m., London time, on the applicable Interest Rate Adjustment Date to the extent available. If such rate does not appear on Telerate Page 3750 (or on such page as may replace Telerate Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purposes of displaying such rate all as determined by Lender in its sole but good faith discretion) as of 11:00 a.m., London time, on the applicable Interest Rate Adjustment Date, the LIBOR Rate will be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. Dollars for a one (1) month period that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the applicable Interest Rate Adjustment Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the applicable Interest Rate Adjustment Date, Lender will request the principal London office of any four (4) major reference banks in the London interbank market selected by Lender in its sole discretion to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. Dollars for one (1) month period as of approximately 11:00 a.m., London time, on such Interest Rate Adjustment Date for amounts of not less than $1,000,000. If at least two such offered quotations are so provided, the LIBOR Rate will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender will request any three
(3) major banks in New York City selected by Lender in its sole discretion to provide such banks' rate (expressed as a percentage per annum) for loans in U.S. Dollars to leading European banks for a one (1) month period as of approximately 11:00 a.m. New York City time, on the applicable Interest Rate Adjustment Date for amounts of not less than $1,000,000. If at least two such rates are so provided, the LIBOR Rate will be the arithmetic mean of such rates. If fewer than two such rates are so provided, the then LIBOR Rate will be the LIBOR Rate in effect on the preceding Interest Rate Adjustment Date. The LIBOR Rate for any Interest Accrual Period shall be adjusted from time to time, by increasing the rate thereof to compensate Lender for any aggregate reserve requirements (including, without limitation, all basic, supplemental, marginal and other reserve requirements and taking into account any transactional adjustments or other scheduled changes in reserve requirements during any Interest Accrual Period) which are required to be maintained by Lender with respect to "Eurodollar liabilities" (as presently defined in Regulation D of the Board of Governors of the Federal Reserve System) of the same term under said Regulation D, or any other regulations of a Governmental Authority having jurisdiction over Lender. The establishment of the LIBOR Rate on each Interest Rate Adjustment Date by the Lender and the Lender's calculation of the rate of interest applicable to this Note shall (in the absence of manifest error) be final and binding.

                  "Lien" means any mortgage, deed of trust, deed to secure debt, lien (statutory or other), pledge, easement, restrictive covenant, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting any portion of the Collateral or any Borrower, or any interest in any of the foregoing, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the UCC or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances.

                  "Loan" has the meaning provided in the Recitals hereto.

                  "Loan Amount" has the meaning provided in the Recitals hereto.

                  "Loan Documents" means, collectively, this Agreement, the Notes, the Mortgages, the Assignments of Leases, the Assignments of Agreements, the Manager's Subordinations, the Franchisor's Subordinations, the Subordination, Attornment and Security Agreements, the Environmental Guaranty, the PIP Guaranty, the Cash Collateral Account Agreement, the Collection Account Agreements, all Interest Rate Cap Agreements, all Rate Cap Pledge and Security Agreements from Borrowers to Lender, the PIP Guaranty and all other agreements, instruments, certificates and documents executed or delivered by or on behalf of Borrower or any Affiliate to evidence or secure the Loan or otherwise in satisfaction of the requirements of this Agreement, any Mortgage or the other documents listed above.

                  "Losses" means any losses, actual damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, litigation costs, reasonable attorneys' fees, engineers' fees, environmental consultants' fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

                  "Management Agreement" means the Management Agreement entered into between Manager and each Borrower or Operating Lessee pertaining to the management of each Individual Property in the form attached to the Manager's Subordinations.

                  "Manager" means, individually or collectively, as the context may require, each manager under a Management Agreement, or any successor or assignee, provided that each successor or assignee shall be acceptable to Lender in Lender's discretion. As of the date hereof, the Manager of each Individual Property is set forth on Exhibit F attached hereto.

                  "Manager's Subordination" means, with respect to each Individual Property, the Manager's Consent and Subordination of Management Agreement in form and substance satisfactory to Lender, dated as of the Closing Date, executed by the applicable Manager, each applicable Borrower which owns the Individual Property, Operating Lessee and Lender, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

                  "Material Adverse Effect" means a material adverse effect upon
(i) the business or the financial position or results of operation of any Borrower, (ii) the ability of any Borrower to perform, or of Lender to enforce, any of the Loan Documents or (iii) the value of (x) the Collateral with respect to any Individual Property taken as a whole or (y) any Individual Property.

                  "Material Lease" means, collectively, (a) any "Material Lease" as defined in each Mortgage, (b) each Operating Lease, and (c) each Ground Lease.

                  "Maturity Date" means Initial Maturity Date or such earlier date resulting from acceleration of the Indebtedness by Lender.

                  "Maximum Amount" means the maximum rate of interest designated by applicable laws relating to payment of interest and usury.

                  "Mezzanine Borrower" shall mean Ashford Mezz Borrower LLC, a Delaware limited liability company.

                  "Mezzanine Debt Service" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments and all other amounts that accrue or are due and payable under the Mezzanine Loan for such period.

                  "Mezzanine Debt Service Payment Sub-Account" shall have the meaning provided in Section 2.11(c).

                  "Mezzanine Lender" shall mean the entity making the Mezzanine Loan, its successors and assigns.

                  "Mezzanine Loan" shall mean that certain mezzanine loan made on the date hereof in the original principal amount of $25,000,000 to Mezzanine Borrower.

                  "Mezzanine Loan Documents" shall mean all agreements, instruments, certificates and documents executed or delivered by or on behalf of Mezzanine Borrower or any Affiliate thereof to evidence or secure the Mezzanine Loan.

                  "Mezzanine Release Price" shall have the definition of "Release Price" set forth in the Mezzanine Loan Agreement.

                  "Mold" means any mold or fungus in violation of Legal Requirements present at or in any Individual Property.

                  "Mortgage" means, with respect to each Individual Property, the first priority Mortgage or Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing or such other comparable document which is customarily used by prudent lenders in the jurisdiction in which such Individual Property is located, in form and substance satisfactory to Lender in Lender's discretion, dated as of the Closing Date, granted by each applicable Borrower which owns such Individual Property to Lender (or, in the case of a Deed of Trust, to Deed of Trust Trustee for the benefit of Lender) with respect to such Individual Property as security for the Loan, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

                  "Mortgaged Property" means, collectively, or individually (as the context requires), the "Mortgaged Property" or the "Trust Estate" as defined in the Mortgage for each Individual Property.

                  "Morgan Collection Bank" means JP Morgan Chase Bank.

                  "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Net Operating Income" means, with respect to each Individual Property, for any period the excess, if any, of Operating Income for such period over Operating Expenses for such period.

                  "Note A-1" shall have the meaning set forth in the Recitals hereto.

                  "Note A-2" shall have the meaning set forth in the Recitals hereto.

                  "Note A-3" shall have the meaning set forth in the Recitals hereto.

                  "Note B" shall have the meaning set forth in the Recitals hereto.

                  "Note A-1 Holder" shall have the meaning set forth in the Recitals hereto.

                  "Note A-2 Holder" shall have the meaning set forth in the Recitals hereto.

                  "Note A-3 Holder" shall have the meaning set forth in the Recitals hereto.

                  "Note B Holder" shall have the meaning set forth in the Recitals hereto.

                  "Note A-1 Spread" means 0.95%.

                  "Note A-2 Spread" means 0.95%.

                  "Note A-3 Spread" means 0.95%.

                  "Note B Spread" means 3.50%.

                  "Notes" means, collectively, Note A-1, Note A-2, Note A-3 and Note B.

                  "OFAC List" means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Legal Requirements (or is such list does not exist, the similar list then being maintained by the United States, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website at www.treas.gov/ofac/t11sdn.pdf.

                  "Officer's Certificate" means, with respect to each Borrower, a certificate of such Borrower which is signed by the managing equity owner of such Borrower.

                  "Operating Expenses" means, with respect to each Individual Property, for any period, all expenditures by the Borrower which owns the Individual Property or the Operating Lessee, as and to the extent required to be expensed under GAAP during such period in connection with the ownership, operation, maintenance, repair or leasing of such Individual Property, including, without limitation or duplication expenses in connection with cleaning, repair, replacement, painting and maintenance; wages, benefits, payroll taxes, uniforms, insurance costs and all other related expenses for employees of such Borrower, Operating Lessee or any Affiliate engaged in repair, operation, maintenance of such Individual Property or service to tenants, patrons or guests of such Individual Property, as applicable; any management and franchise fees and expenses; the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and overtime services; the cost of cleaning supplies; Impositions; business interruption, liability, casualty and fidelity insurance premiums; legal, accounting and other professional fees and expenses incurred in connection with the ownership, leasing or operation of any Individual Property, including, without limitation, collection costs and expenses; costs and expenses of security and security systems; trash removal and exterminating costs and expenses; advertising and marketing costs; costs of environmental audits and monitoring, environmental, investigation, remediation or other response actions or any other expenses incurred with respect to compliance with Environmental Laws; and all other ongoing expenses which in accordance with GAAP are required to be or are included in such Borrower's or Operating Lessee's annual financial statements as operating expenses of such Individual Property. Operating Expenses shall be calculated in accordance with GAAP.

                  Notwithstanding the foregoing, Operating Expenses shall not include (v) Capital Improvement Costs, (w) any taxes imposed on the applicable Borrower's or Operating Lessee's net income, (x) depreciation or amortization of intangibles (y) Debt Service and other payments in connection with the Indebtedness, or (z) any rental or other payments due and payable to Borrower by Operating Lessee pursuant to the terms of any Operating Lease.

                  "Operating Income" means, with respect to each Individual Property, for any period, for Borrower which owns the Individual Property, all revenue derived from the ownership and operation of each Individual Property from whatever source, including, without limitation: all amounts payable as Rents and all other amounts payable under Leases (other than the Operating Lease) or other third party agreements relating to the ownership and operation of such Individual Property; business interruption insurance proceeds; and all other amounts which in accordance with GAAP are required to be or are included in such Borrower's or Operating Lessee's annual financial statements as operating income of such Individual Property but excluding any lease termination payments, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds on uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption insurance), Condemnation Proceeds, rents, revenues and receipts received by tenants and concessionaires located at the Individual Properties, unforfeited security deposits, utility and other similar deposits and any disbursements to Borrower from the Cash Collateral Account and any Sub-Accounts. Operating Income shall not include any rental or other payments due and payable to Borrower by Operating Lessee pursuant to the terms of any Operating Lease.

                  "Operating Lease" shall mean, individually or collectively, as the context may require, the operating lease or similar agreement entered into by and between the applicable Borrower and the Operating Lessee, which governs the operation of one of more of the Individual Properties as the same may be amended, restated, replaced, supplemented or modified from time to time, in accordance with the terms hereof.

                  "Operating Lessee" shall mean, individually or collectively, as the context may require, any operating lessee under an Operating Lease, which is an Affiliate of the Borrowers and which is a Special Purpose Entity, provided that such operating lessee shall be selected in accordance with the terms hereof. As of the date hereof, the term Operating Lessee is Ashford TRS Lessee LLC, a Delaware limited liability company, the current operating lessee of each Individual Property, and an Affiliate of the Borrowers.

                  "Other Borrowings" means, without duplication (but not including the Indebtedness or any Transaction Costs payable in connection with the Transactions), (i) all indebtedness of any Borrower for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of any Borrower evidenced by a note, bond, debenture or similar instrument,
(iii) the face amount of all letters of credit issued for the account of any Borrower and, without duplication, all unreimbursed amounts drawn thereunder,
(iv) all indebtedness of any Borrower secured by a Lien on any property owned by any Borrower whether or not such indebtedness has been assumed, (v) all Contingent Obligations of any Borrower, and (vi) all payment obligations of any Borrower under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) and similar agreements.

                  "Payment Date" shall mean the last Business Day of each month commencing on October 29, 2004 and continuing to and including the Maturity Date (or, if the Maturity Date is not on a Business Day, the immediately preceding Business Day).

                  "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

                  "Partial Release" shall have the meaning set forth in Section 2.15.

                  "Permits" means, collectively, "Permits" as defined in each Mortgage.

                  "Permitted Encumbrances" means, with respect to each Individual Property, (i) the Lien created by the Mortgage for such Individual Property or the other Loan Documents, (ii) all Liens and other matters disclosed in the Title Insurance Policy concerning the Individual Property, or any part thereof which have been approved by Lender in Lender's discretion, (iii) Liens, if any, for Impositions with respect to imposed by any Governmental Authority not yet due or delinquent or being contested in good faith and by appropriate proceedings in accordance with the Mortgage for such Individual Property, (iv) without limiting the foregoing, any and all governmental, public utility and private restrictions, covenants, reservations, easements, licenses or other agreements of an immaterial nature which may hereafter be granted by each applicable Borrower which owns the Individual Property after the Closing Date and which do not materially and adversely affect (a) the ability of any Borrower to pay any of its obligations to any Person as and when due, (b) the marketability of title to such Individual Property, (c) the fair market value of such Individual Property, or (d) the use or operation of such Individual Property as of the Closing Date and thereafter, (v) rights of existing and future tenants, licensees and concessionaries pursuant to Leases in effect as of the date hereof or entered into in accordance with the Loan Documents, (vi) the Operating Leases, (vii) FF&E Financing applicable to the Individual Property,
(viii) liens in favor of Mortgagee, and, (ix) with respect to the Individual Property owned by Ashford Bucks County LLC only, the Declaration.

                  "Permitted Investments" has the meaning provided in the Cash Collateral Account Agreement.

                  "Permitted Transfers" shall mean, (A) with respect to each Individual Property and each Borrower: (i) provided that no Event of Default has occurred and is continuing, Permitted Encumbrances (other than Permitted Encumbrances arising prior to the occurrence of such Event of Default); (ii) provided that no Event of Default has occurred and is continuing, all transfers of worn out or obsolete furnishings, fixtures or equipment that are (if deemed necessary or advisable by the applicable Borrower or Operating Lessee) reasonably promptly replaced with property of equivalent value and functionality in the ordinary course of the Borrowers' or Operating Lessees operation of each Individual Property; (iii) provided that no Event of Default has occurred and is continuing, all Leases which are not Material Leases (other than Material Leases entered into prior to the occurrence of such Event of Default); (iv) all Material Leases which have been approved by Lender in writing pursuant to the terms of this Agreement; (v) the pledge of the Equity Interests in the Operating Lessee by Ashford TRS Corporation as security for the Mezzanine Loan and the pledge of Equity Interests in the Borrowers and the direct ownership interest in SPE Equity Owner by Mezzanine Borrower pursuant to and in accordance with the terms of the Mezzanine Loan Documents; (vi) provided that no Event of Default has occurred and is continuing, transfers of Equity Interests which in the aggregate during the term of the Loan (a) do not exceed forty-nine percent (49%) of the total interests in any Borrower and (b) do not result in any partner's, member's or other Person's interest in any Borrower exceeding forty-nine percent (49%) of the total interests in any Borrower; (vii) provided that no Event of Default has occurred and is continuing, any other transfer of Equity Interests provided that (a) prior to any Secondary Market Transaction, Lender shall have consented to such transfer or transfers, (b) after any Secondary Market Transaction, (1) Lender shall have consented to such transfer or transfers and (2) the Rating Agencies shall have confirmed in writing that such transfer or transfers shall not result in a downgrade, withdrawal or qualification of any securities issued in connection with such Secondary Market Transaction, (c) acceptable opinions relating to such transfer or transfers shall have been delivered by Borrowers to Lender and the Rating Agencies (including, without limitation, tax and bankruptcy opinions), and (d) Borrowers pay all reasonable expenses incurred by Lender in connection with such transfer or transfers; (viii) transfers, issuance, conversions, pledges and redemptions of stock, membership interests and partnership interests in Ashford Hospitality Trust, Inc., a Maryland corporation (or its successors), Ashford OP General Partner LLC, a Delaware limited liability company, Ashford OP Limited Partner LLC, a Delaware limited liability company, or Ashford Hospitality Limited Partnership, a Delaware limited partnership, and (ix) the merger or consolidation of Ashford Hospitality Trust, Inc. (or its successors), and (B) with respect to Operating Lessee, (i) provided that no Event of Default has occurred and is continuing, transfers of direct or indirect equity interests in Operating Lessee which in the aggregate during the term of the Loan (a) do not exceed forty-nine percent (49%) of the total interests in Operating Lessee, and (b) do not result in any partner's, member's or other Person's interest in any Operating Lessee exceeding forty-nine percent (49%) of the total interests in Operating Lessee; (ii) provided that no Event of Default has occurred and is continuing, any other transfer of direct or indirect equity interests in Operating Lessee provided that (a) prior to any Secondary Market Transaction, Lender shall have consented to such transfer or transfers, (b) after any Secondary Market Transaction, (1) Lender shall have consented to such transfer or transfers and (2) the Rating Agencies shall have confirmed in writing that such transfer or transfers shall not result in a downgrade, withdrawal or qualification of any securities issued in connection with such Secondary Market Transaction, (c) acceptable opinions relating to such transfer or transfers shall have been delivered by Operating Lessee or the Borrowers to Lender and the Rating Agencies (including, without limitation, tax and bankruptcy opinions), and (d) Operating Lessee or the Borrowers pay all reasonable expenses incurred by Lender in connection with such transfer or transfers; (iii) transfers, issuance, conversions, pledges and redemptions of stock, membership interests and partnership interests in Ashford Hospitality Trust, Inc., a Maryland corporation (or its successors), Ashford OP General Partner LLC, a Delaware limited liability company, Ashford OP Limited Partner LLC, a Delaware limited liability company, or Ashford Hospitality Limited Partnership, a Delaware limited partnership; and (iv) the merger or consolidation of Ashford Hospitality Trust, Inc. (or its successors).

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "PIP Costs" means the costs described on Exhibit I.

                  "PIP Guaranty" means the PIP Guaranty in form and substance satisfactory to Lender dated as of the Closing Date from Ashford Hospitality Limited Partnership to Lender, as the same may thereafter be from time to time supplemented, amended, modified or extended by one or more agreements supplemental thereto.

                  "PIP Reserve Amount" means the amount shown on Exhibit A.

                  "PIP Reserve Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.11 relating to the payment of PIP Costs.

                  "PIP Work" has the meaning set forth in Section 5.1(W).

                  "Plan" means an employee benefit or other plan established or maintained by any Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "Principal Indebtedness" means the principal amount of the entire Loan outstanding as the same may be increased or decreased, as a result of prepayment or otherwise, from time to time.

                  "Prepayment Premium" means, with respect to any prepayment of the Principal Indebtedness, or acceleration of the Loan, in either case, made prior to or on September 1, 2006, an amount equal to one percent (1.00%) of the Principal Indebtedness being prepaid (it being understood that Borrower shall not be permitted to voluntarily prepay all or any part of the Loan prior to October 1, 2005).

                  "Proceeds" means all "proceeds," as such term is defined in the UCC, and, to the extent not included in such definition, all proceeds whether cash or non-cash, movable or immovable, tangible or intangible (including all Insurance Proceeds, all Condemnation Proceeds and proceeds of proceeds), from the Collateral, including, without limitation, those from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral and all income, gain, credit, distributions and similar items from or with respect to the Collateral.

                  "Rate Cap Pledge and Security Agreement" means that certain form of Rate Cap Pledge and Security Agreement attached hereto as Exhibit E.

                  "Rating Agencies" means Fitch, Inc., Moody's Investors Service, Inc., S&P, and Dominion Bond Rating Service Limited, or any successor thereto, and any other nationally recognized statistical rating organization but only to the extent that any of the foregoing have been or will be engaged by Lender or its designees in connection with or in anticipation of a Secondary Market Transaction (each, individually a "Rating Agency").

                  "Rating Agency Confirmation" means a written confirmation from each of the Rating Agencies rating any securities issued in connection with a Secondary Market Transaction that an action shall not result in a downgrade, withdrawal or qualification of any securities issued in connection with a Secondary Market Transaction.

                  "Recourse Distributions" has the meaning provided in Section 8.14.

                  "Release" with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

                  "Release Price" shall have the meaning as set forth in Section 2.15(b).

                  "Remediation" (and its correlative terms) includes but is not limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein, including the preparation of any plans, studies, reports or documents with respect thereto.

                  "REMIC" means a real estate mortgage investment conduit as defined under Section 860D of the Code.

                  "Remington Manager" means Remington Lodging & Hospitality LP, a Delaware limited partnership.

                  "Rents means, collectively, "Rents" as defined in each Mortgage.

                  "Required Debt Service Payment" means, on any Payment Date, the Debt Service then due and payable by Borrowers.

                  "Reuters Screen LIBO Page" means the display page designated as "LIBO" on the Reuters Monitor Money Rates Service.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

                  "Second Extended Maturity Date" has the meaning set forth in
Section 2.10.

                  "Second Extension Term" has the meaning set forth in Section 2.10.

                  "Secondary Market Transaction" shall have the meaning set forth in Section 2.13.

                  "Secretary's Certificate" means, with respect to each Borrower, Operating Lessee and Remington Manager, the certificate in form and substance satisfactory to Lender in Lender's discretion dated as of the Closing Date.

                  "Securities Act" has the meaning provided in Section 2.13.

                  "Single Member LLC" means a limited liability company that (i) is either (a) a single member limited liability company or (b) a multiple member limited liability company that does not have a Single-Purpose Entity that owns at least one percent (1%) of the equity interests in such limited liability company as its managing member, and (ii) is organized under the laws of the State of Delaware.

                  "Single-Purpose Entity" means a corporation, limited partnership, or limited liability company which, at all times since its formation and thereafter (i) was and will be organized solely for the purpose of
(w) owning, leasing, operating, managing, financing and maintaining any or all of the Individual Properties or (x) acting as an operating lessee pursuant to the terms of an Operating Lease or (y) acting as the managing member of the limited liability company which owns any or all of the Individual Properties or
(z) acting as the general partner of a limited partnership which owns any or all of the Individual Property, (ii) has not and will not engage in any business unrelated to (x) the ownership, leasing, operating, managing, financing and maintaining of any or all of the Individual Properties or (y) acting as a member of a limited liability company which owns any or all of the Individual Properties or (z) acting as a general partner of a limited partnership which owns any or all of the Individual Properties, (iii) has not and will not have any assets other than (x) those related to any or all of the Individual Properties or (y) its member interest in the limited liability company which owns any or all of the Individual Properties or (z) its general partnership interest in the limited partnership which owns any or all of the Individual Properties, as applicable, (iv) has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, and, except as otherwise expressly permitted by this Agreement, has not and will not engage in, seek or consent to any asset sale, transfer of partnership or membership or shareholder interests, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable), (v) if such entity is a limited partnership, has and will have at all times while the Loan is outstanding as its only general partners, general partners which are and will be Single-Purpose Entities which are corporations or a Single Member LLC, (vi) if such entity is a corporation or a Single Member LLC, at all relevant times while the Loan is outstanding, has and will have at least two Independent Directors,
(vii) the board of directors of such entity (or if such entity is a Single Member LLC, the entity, each member, each director, each manager, the board of managers, if any, and all other Persons on behalf of such entity), has not taken and will not take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members and all directors and managers, as applicable, unless all of the directors or managers, as applicable, including, without limitation, all Independent Directors, shall have participated in such vote, (viii) has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity, (ix) if such entity is a limited liability company (other than a Single Member LLC), has and will have at least one member that is and will be a Single-Purpose Entity which is and will be a corporation, and such corporation is and will be the managing member of such limited liability company, (x) without the unanimous consent of all of the partners, directors or managers (including, without limitation, all Independent Directors) or members, as applicable, has not and will not with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (w) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (x) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or such entity's properties; (y) make any assignment for the benefit of such entity's creditors; or (z) take any action that might cause such entity to become insolvent, (xi) has maintained and will maintain its accounts, books and records separate from any other Person or entity, (xii) has maintained and will maintain its books, records, resolutions and agreements as official records, (xiii) has not commingled and will not commingle its funds or assets with those of any other entity except as permitted by the Loan Documents,
(xiv) has held and will hold its assets in its own name, (xv) has conducted and will conduct its business in its name and will not permit its name, identity or type of entity to be changed, (xvi) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person or entity, except to the extent that such Person or entity is required to file consolidated tax returns by law; provided, that any such consolidated financial statement shall contain a footnote indicating that separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity,
(xvii) has paid and will pay its own liabilities out of its own funds and assets, (xviii) has observed and will observe all partnership, corporate or limited liability company formalities as applicable, (xix) has maintained and will maintain an arms-length relationship with its Affiliates, (xx) if (x) such entity owns all of any portion of any or all of the Individual Properties, has and will have no indebtedness other than the Indebtedness, unsecured trade payables in the ordinary course of business relating to the ownership and operation of such Individual Property which (1) are not evidenced by a promissory note (2) when aggregated with the unsecured trade payables of all other Borrowers and Operating Lessee do not exceed, at any time, a maximum amount of two and one-half percent (2.5%) of the original Loan Amount and (3) are paid within 60 days of the date incurred (unless same are being contested in accordance with the terms of this Agreement), or other indebtedness that has been fully discharged on or prior to the date hereof, or (y) if such entity acts as the general partner of a limited partnership which owns such Individual Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns such Individual Property which (1) do not exceed, at any time, $10,000 and (2) are paid within 60 days of the date incurred, or
(z) if such entity acts as a managing member of a limited liability company which owns such Individual Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns such Individual Property which (1) do not exceed, at any time, $10,000 and (2) are paid within 60 days of the date incurred, (xxi) has not and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity except for the Indebtedness, (xxii) has not acquired and will not acquire obligations or securities of its partners, members or shareholders, (xxiii) has allocated and will allocate fairly and reasonably shared expenses, including, without limitation, shared office space and use separate stationery, invoices and checks, (xxiv) except pursuant hereto, has not and will not pledge its assets for the benefit of any other person or entity,
(xxv) has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity, (xxvi) has not made and will not make loans to any person or entity, (xxvii) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it, (xxviii) if such entity is a limited liability company (other than a Single Member LLC), such entity shall dissolve only upon the bankruptcy of the managing member, and such entity's articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision, (xxix) has not entered and will not enter into or be a party to, any transaction with its partners, members, shareholders or its affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party and which are fully disclosed to Lender in writing in advance, (xxx) has paid and will pay the salaries of its own employees from its own funds, (xxxi) has maintained and intends to maintain adequate capital in light of its contemplated business operations, (xxxii) if such entity is a limited liability company (other than a Single Member LLC) or limited partnership, and such entity has one or more managing members or general partners, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity's organizational documents shall contain such provision, (xxxiii) if such entity is a Single Member LLC, its organizational documents shall provide that, as long as any portion of the Indebtedness remains outstanding, upon the occurrence of any event that causes the last remaining member of such Single Member LLC to cease to be a member of such Single Member LLC (other than (y) upon an assignment by such member of all of its limited liability company interest in such Single Member LLC and the admission of the transferee, if permitted pursuant to the organizational documents of such Single Member LLC and the Loan Documents, or (z) the resignation of such member and the admission of an additional member of such Single Member LLC, if permitted pursuant to the organizational documents of such Single Member LLC and the Loan Documents), the individuals acting as the Independent Directors of such Single Member LLC shall, without any action of any Person and simultaneously with the last remaining member of the Single Member LLC ceasing to be a member of the Single Member LLC, automatically be admitted as non-economic members of the Single Member LLC (the "Special Member") and shall preserve and continue the existence of the Single Member LLC without dissolution, and (xxxiv) if such entity is a Single Member LLC, its organizational documents shall provide that for so long as any portion of the Indebtedness is outstanding, no Special Member may resign or transfer its rights as Special Member unless (y) a successor Special Member has been admitted to such Single Member LLC as a Special Member, and (z) such successor Special Member has also accepted its appointment as the Independent Director.

                  "Special Member" has the meaning provided in the definition of "Single-Purpose Entity."

                  "SPE Equity Owner" means, (a) with respect to each Borrower other than Ashford Bucks County LLC, Ashford Senior General Partner LLC, a Delaware limited liability company, and (b) with respect to Ashford Bucks County LLC, (i) Ashford Mezz Borrower LLC, a Delaware limited liability company, and
(ii) Bucks County Member LLC, a Delaware limited liability company.

                  "SPE Equity Owner's Certificate" means the SPE Equity Owner's Certificate in form and substance satisfactory to Lender dated as of the Closing Date.

                  "Start-Up Day" means the "start-up day," within the meaning of
Section 860G(a)(9) of the Code, of any REMIC that holds the Notes.

                  "Strike Rate" means 6% per annum.

                  "Sub-Account" shall have the meaning provided in Section 2.11(c).

                  "Subordination, Attornment and Security Agreement" shall mean for each Operating Lease, a Subordination, Attornment and Security Agreement or other similar agreement among Lender, the applicable Borrower and the Operating Lessee, in form and substance acceptable to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the terms hereof.

                  "Survey" means, with respect to each Individual Property, a survey of such Individual Property satisfactory to Lender, (i) prepared by a registered Independent surveyor satisfactory to Lender and Title Insurer and containing a surveyor's certification satisfactory to Lender, (ii) together with a metes and bounds or platted lot/block legal description of the land corresponding with the survey, and (iii) prepared based on a scope of work determined by Lender in Lender's discretion.

                  "Taking" has the meaning, with respect to each Individual Property, provided in the Mortgage for such Individual Property.

                  "Tax Fair Market Value" means, with respect to each Individual Property, the fair market value of such Individual Property, and (x) shall not include the value of any personal property or other property that is not an "interest in real property" within the meaning of Treasury Regulation Sections 1.860G-2 and 1.856-3(c), or is not "qualifying real property" within the meaning of Treasury Regulation Section 1.593-11(b)(iv), and (y) shall be reduced by the "adjusted issue price" (within the meaning of Code Section 1272(a)(4)) (the "Tax Adjusted Issue Price") of any indebtedness, other than the Loan, secured by a Lien affecting such Individual Property, which Lien is prior to or on a parity with the Lien created under the Mortgage for such Individual Property.

                  "Third Extended Maturity Date" has the meaning set forth in
Section 2.10.

                  "Third Extension Term" has the meaning set forth in Section 2.10.

                  "Title Instruction Letter" means an instruction letter in form and substance satisfactory to Lender in Lender's discretion.

                  "Title Insurance Policy" means, with respect to each Individual Property, a loan policy of title insurance for such Individual Property issued by Title Insurer with respect to such Individual Property in an amount acceptable to Lender and insuring the first priority lien in favor of Lender created by the Mortgage for such Individual Property, in each case acceptable to Lender in Lender's discretion.

                  "Title Insurer" means Chicago Title Insurance Company and First American Title Insurance Company, as co-insurers.

                  "Transaction Costs" means all fees, costs, expenses and disbursements of Lender relating to the Transactions, including, without limitation, all appraisal fees, legal fees, accounting fees and the costs and expenses described in Section 8.24.

                  "Transactions" means the transactions contemplated by the Loan Documents.

                  "Transfer" means any conveyance, transfer (including, without limitation, any transfer of any direct or indirect legal or beneficial interest (including, without limitation, any profit interest) in any Borrower, Operating Lessee or any SPE Equity Owner), any sale, any Lease (including, without limitation, any amendment, extension, modification, waiver or renewal thereof), or any Lien, whether by law or otherwise, of, on or affecting any Collateral, any Borrower, Operating Lessee or any SPE Equity Owner, other than a Permitted Transfer.

                  "UCC" means, with respect to any Collateral, the Uniform Commercial Code in effect in the jurisdiction in which the relevant Collateral is located.

                  "UCC Searches" has the meaning provided in Section 3.1.

                  "U.S. Obligations" means obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America.

                                    ARTICLE 2

                                  GENERAL TERMS

         Section 2.1. Amount of the Loan Lender shall lend to Borrowers a total aggregate amount equal to the Loan Amount.

         Section 2.2 Use of Proceeds Proceeds of the Loan shall be used for the following purposes: (a) to pay the refinancing costs for each Individual Property owned by Borrower, (b)

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

to fund any upfront reserves or escrow amounts required hereunder, and (c) to pay any Transaction Costs. Any excess will be available to Borrowers (and appointed at Borrower's request) and may be used for any lawful purpose.

         Section 2.3 Security for the Loan The Notes and each Borrower's obligations hereunder and under the other Loan Documents shall be secured by all Mortgages, the Assignments of Leases, the Assignments of Agreements, the Manager's Subordinations, and the security interests and Liens granted in this Agreement and in the other Loan Documents.

         Section 2.4 Borrowers' Notes

                           (a) Each Borrowers' obligation to pay the principal
of and interest on the Loan (including Late Charges, Default Rate interest, and the Prepayment Premium, if any), shall be evidenced by this Agreement and by the Notes, duly executed and delivered by all Borrowers. The Note shall be payable as to principal, interest, Late Charges, Default Rate interest and Prepayment Premium, if any, as specified in this Agreement, with a final maturity on the Maturity Date. Borrowers shall pay all outstanding Indebtedness on the Maturity Date.

                           (b) Lender is hereby authorized, at its option, to
endorse on a schedule attached to the Notes (or on a continuation of such schedule attached to the Notes and made a part thereof) an appropriate notation evidencing the date and amount of each payment of principal, interest, Late Charges, Default Rate interest and Prepayment Premium, if any, in respect thereof, which schedule shall be made available to Borrowers, at Borrowers' sole cost and expense on reasonable advance notice, for examination at Lender's offices.

         Section 2.5 Principal, Interest and Other Payments

                           (a) Accrual of Interest. Interest shall accrue on the
outstanding principal balance of the Notes and all other amounts due to Lender under the Loan Documents at the applicable LIBOR Interest Rate.

                           (b) Monthly Payments of Interest at the LIBOR
Interest Rate. On each Payment Date, Borrowers shall pay to Lender interest on the unpaid Principal Indebtedness calculated under each Note at the applicable LIBOR Interest Rate which has accrued and will accrue under such Note through the last day of the Interest Accrual Period in which such Payment Date occurs.

                           (c) Payment Dates. All payments required to be made
pursuant to paragraph (b) above shall be made beginning on the first Payment Date; provided, however, that Borrower shall pay interest for the first Interest Accrual Period on the Closing Date.

                           (d) Calculation of Interest. Interest shall accrue on
the outstanding principal balance of the Loan and all other amounts due to Lender under the Loan Documents commencing upon the Closing Date. Interest shall be computed on the actual number of days elapsed, based on a 360 day year.

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

                           (e) Default Rate Interest. Upon the occurrence and
during the continuance of an Event of Default, and at the sole option of Lender and without need for notice to the Borrowers, the entire unpaid amount outstanding hereunder and under the Notes will bear interest at the Default Rate.

                           (f) Late Charge. If Borrowers fail to make any
payment of any sums due under the Loan Documents on the date when the same is due, Borrowers shall pay a Late Charge.

                           (g) Other Payments. On each Payment Date, Borrowers
shall pay to Lender (for allocation as set forth herein) the Basic Carry Costs Monthly Installment, the Ground Rents Monthly Installment, the Required Debt Service Payment, the Capital Reserve Monthly Installment and any and all fees and other amounts then due to the Cash Collateral Account Bank, all for the then Current Interest Accrual Period.

                           (h) Maturity Date. On the Maturity Date, Borrowers
shall pay to Lender all amounts owing under the Loan Documents including, without limitation, interest, principal, Late Charges, Default Rate interest and any Prepayment Premium.

                           (i) Prepayment Premium. Upon any repayment or
prepayment of the Principal Indebtedness, including, without limitation, in connection with an acceleration of the Loan, but excluding a prepayment made in connection with Section 2.6(b) hereof, Borrowers shall pay to Lender on the date of such repayment, prepayment or acceleration of the Loan the Prepayment Premium applicable thereto. All Prepayment Premium payments hereunder shall be deemed earned by Lender upon the funding of the Loan.

         Section 2.6 Prepayment

                           (a) Provided that no Event of Default has occurred
and is continuing hereunder, Borrowers may prepay the Indebtedness in full (or in part solely in connection with the consummation of a Partial Release) at any time after October 1, 2005, provided, (i) that simultaneously therewith, Mezzanine Borrower shall make a prepayment of principal of the Mezzanine Loan,
(ii) that such prepayment of the Indebtedness shall bear the same proportion to the Principal Amount of the Loan immediately prior to such prepayment as the prepayment of the Mezzanine Loan bears to the principal amount of the Mezzanine Loan immediately prior to such prepayment, and (ii) in the event that such prepayment is not made on a Payment Date, simultaneously therewith, the Borrowers pay to Lender all interest accrued on the amount of the Loan prepaid through the last day of the Interest Accrual Period during which such prepayment occurs.

                           (b) At any time during the term of the Loan, if any
Borrower is required by Lender under the provisions of any Mortgage to prepay the Loan or any portion thereof in the event of damage to or destruction of, or a Taking of any Individual Property, such Borrower shall pay any Insurance Proceeds or Condemnation proceeds in the following manner and order of priority
(i) first, to prepay the Loan to the full extent of the Insurance Proceeds or

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

the Condemnation Proceeds, as applicable, to the extent of the Allocated Loan Amount for the applicable Individual Property, (ii) second, to prepay the Mezzanine Loan to the full extent of the Mezzanine Allocated Loan Amount (as defined in the Mezzanine Loan Agreement) for the applicable Individual Property,
(iii) third, to Lender and Mezzanine Lender pro rata to prepay the Loan and Mezzanine Loan to the extent of the positive difference between the sum of the Release Price and the Mezzanine Release Price for such Individual Property and the combined Allocated Loan Amount (for the Loan and the Mezzanine Loan) for such Individual Property; and (iv) to the Borrowers.

                           (c) All prepayments of the Indebtedness made pursuant
to this Section shall be applied by Lender in accordance with the provisions of
Section 2.7 hereof.

                           (d) No Borrower shall be permitted at any time to
prepay all or any part of the Loan except as expressly provided in this Section.

         Section 2.7 Application of Payments

                  At all times, all proceeds of repayment, including without limitation any payment or recovery on the Collateral and any prepayments on the Loan, shall be applied among the Notes and to such amounts payable by Borrowers under the Loan Documents and in such order and in such manner as Lender shall elect in Lender's discretion.

         Section 2.8 Payment of Debt Service, Method and Place of Payment

                           (a) Except as otherwise specifically provided herein,
all payments and prepayments under this Agreement and the Notes shall be made to Lender not later than 12:00 noon, New York City time, on the date when due, and shall be made in lawful money of the United States of America in federal or other immediately available funds to an account specified to Borrower by Lender in writing, and any funds received by Lender after such time, for all purposes hereof, shall be deemed to have been paid on the next succeeding Business Day.

                           (b) All payments made by any Borrower hereunder or by
any Borrower under the other Loan Documents, shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

         Section 2.9 Taxes; Funding Losses; Changes in Law

                           (a) All payments made by any Borrower under this
Agreement and under the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions, withholdings and liabilities, collectively, "Applicable Taxes"). If any Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to

Lender, the following shall apply: (i) such Borrower shall make all such required deductions, (ii) the sum payable to Lender shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9(a)), Lender receives an amount equal to the sum Lender would have received had no such deductions been made and (iii) such Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law. Payments made pursuant to this Section 2.9(a) shall be made within ten (10) Business Days after Lender makes written demand therefor.

                           (b) Borrowers shall pay to Lender all Funding Losses
incurred from time to time by Lender upon demand. Lender shall deliver to Borrowers a statement for any such sums to which Lender is entitled to receive pursuant to this Section 2.9(b), which statement shall be binding and conclusive absent manifest error. Payment of Funding Losses hereunder shall be in addition to any obligation to pay a Prepayment Premium in circumstances where such Prepayment Premium would be due and owing.

         Section 2.10 Extension Options. Borrowers have the right to extend the term of the Loan for three additional terms of twelve (12) months each (each, an "Extension Term"), with the first additional term ("First Extension Term") having a maturity date that is the date that is the twelfth Payment Date following the Initial Maturity Date ("First Extended Maturity Date"), the second additional term ("Second Extension Term") having a maturity date that is the date that is the twelfth Payment Date following the First Extended Maturity Date ("Second Extended Maturity Date") and the third additional term ("Third Extension Term") having a maturity date that is the date that is the twelfth Payment Date following the Second Extended Maturity Date ("Third Extended Maturity Date"). Borrowers shall exercise the right to exercise any extension option under this Section 2.10 by giving Lender notice of such election at least ninety (90) days prior to (i) the Initial Maturity Date, in the case of exercising the option to extend the term of the Loan to the First Extended Maturity Date, (ii) the First Extended Maturity Date, in the case of exercising the option to extend the term of the Loan to the Second Extended Maturity Date and (ii) the Second Extended Maturity Date, in the case of the option to extend the term of the Loan to the Third Extended Maturity Date. Upon receipt of any such request by Borrowers to extend the term of the Loan, Lender will notify Borrowers whether or not the term of the Loan will be so extended, which extension shall be granted upon satisfaction of each of the following conditions in Lender's sole discretion:

                           (a) No Event of Default exists as of the date of
Borrowers' extension option election notice to Lender and as of the Initial Maturity Date, the First Extended Maturity Date or the Second Extended Maturity Date, as applicable, and the Borrowers deliver Lender Officer's Certificates confirming same;

                           (b) No "Event of Default" (as such terms are defined
in the Mezzanine Loan Agreement) by Mezzanine Borrower exists under the Mezzanine Loan Agreement, the Mezzanine Note or any of the other Mezzanine Loan Documents as of the date of Borrowers' extension option election notice to Lender and as of the Initial Maturity Date, the First Extended

Maturity Date or the Second Extended Maturity Date, as applicable, and the Borrowers deliver Lender Officer's Certificates confirming same;

                           (c) On or prior to the Initial Maturity Date, the
First Extended Maturity Date or the Second Extended Maturity Date, as applicable, Borrowers either (A) extends the term of the Initial Interest Rate Cap Agreement to a date not earlier than the First Extended Maturity Date, the Second Extended Maturity Date, or the Third Extended Maturity Date as applicable, or (B) obtain an Extension Interest Rate Cap Agreement for the applicable Extension Term with a LIBOR Rate strike price equal to the Strike Price and collaterally assigned such Extension Interest Rate Cap Agreement to Lender pursuant to an assignment of interest rate cap agreement in the same form as the Interest Rate Cap Assignment.

                  If any of the foregoing conditions are not satisfied in Lender's sole discretion, Lender shall have no obligation to extend the term of the Loan. Upon Borrowers' exercise of its rights under this Section 2.10 and Lender's extension of the term of the Loan in connection therewith, the defined term "Maturity Date" shall be deemed to be the First Extended Maturity Date the Second Extended Maturity Date or the Third Extended Maturity Date, as applicable.

         Section 2.11 Central Cash Management

                           (a) Collection Account.

                                    (i) Each applicable Borrower or Operating
         Lessee shall open and maintain at a Collection Account Bank a trust account (a "Collection Account" with respect to each Individual Property).

                                    (ii) Each of the Collection Accounts shall
         be assigned an identification number by the related Collection Account Bank and shall be opened and maintained in the name "Merrill Lynch Mortgage Lending, Inc. and Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services, Inc. as Mortgagee/Pledgee (as applicable) of the applicable Borrower or Operating Lessee." None of any Borrower, Operating Lessee or any Manager shall have any right of withdrawal from any Collection Account. Borrowers shall, on a twice-weekly basis, cause all Rents and all other items of Gross Revenue to be deposited or transferred directly into the related Collection Account. Without in any way limiting Borrowers' obligations pursuant to the preceding sentence, Borrowers, Operating Lessee and each Manager shall deposit or cause the transfer of directly into the relevant Collection Account all Rents, other items of Gross Revenue and all Credit Card Receivables received by any Borrower, Operating Lessee and each Manager in violation or contradiction of the preceding sentence within one (1) Business Day after receipt thereof.

                                    (iii) Any breach of this Section by any
         Borrower shall be an Event of Default.

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

                           (b) Cash Collateral Account. Pursuant to each
Collection Account Agreement among each Collection Account Bank, the applicable Borrowers, Operating Lessee and Lender (the "Collection Account Agreement") Borrowers will authorize and direct each Collection Account Bank to transfer on a daily basis all funds deposited in the Collection Account for such Borrower's Individual Property to a cash collateral account that is an Eligible Account established by Lender in Lender's name (the "Cash Collateral Account"). Lender may elect to change the financial institution at which the Cash Collateral Account shall be maintained. Lender shall give Borrowers not less than thirty
(30) days prior notice of each change. The Cash Collateral Account shall be under the sole dominion and control of Lender. No Borrower or Operating Lessee shall have any right of withdrawal in respect to the Cash Collateral Account.

                           (c) Establishment of Sub-Accounts. The Cash
Collateral Account shall contain a Debt Service Payment Sub-Account, a Basic Carrying Costs Sub-Account, a Capital Reserve Sub-Account, a PIP Reserve Sub-Account, a Cash Management Fee Sub-Account, a Ground Rents Sub-Account, a Hotel Operations Sub-Account and a Mezzanine Debt Service Payment Sub-Account, each of which accounts (individually, a "Sub-Account" and collectively, the "Sub-Accounts") shall be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Loan Agreement.

                           (d) Monthly Funding of Sub-Accounts. During each
Interest Accrual Period and, except as provided below, during the term of the Loan commencing with the Interest Accrual Period in which the Closing Date occurs (each, the "Current Interest Accrual Period"), Lender shall allocate all funds then on deposit in the Cash Collateral Account among the Sub-Accounts as follows and in the following priority:

                                    (i) first, to the Ground Rents Sub-Account,
         until an amount equal to the Ground Rents Monthly Installment for the Current Interest Accrual Period has been allocated to the Ground Rents Sub-Account;

                                    (ii) second, to the Basic Carrying Costs
         Sub-Account, until an amount equal to the Basic Carrying Costs Monthly Installment for the Current Interest Accrual Period has been allocated to the Basic Carrying Costs Sub-Account;

                                    (iii) third, to the Debt Service Payment
         Sub-Account, until an amount equal to the Required Debt Service Payment for the Payment Date immediately after the Current Interest Accrual Period has been allocated to the Debt Service Payment Sub-Account;

                                    (iv) fourth, to the Capital Reserve
         Sub-Account, until an amount equal to the Capital Reserve Monthly Installment for the Current Interest Accrual Period has been allocated to the Capital Reserve Sub-Account (and, upon calculation of the Capital Reserve True-Up Amount, if the Capital Reserve True-Up Amount is a positive number, until an amount equal to the Capital Reserve True-Up Amount has been allocated to the Capital Reserve Sub-Account; and if a negative number, the Capital Reserve True-Up Amount shall be credited to the Capital Reserve Monthly Installment becoming due until fully credited);

                                    (v) fifth, funds sufficient to pay the
         amounts then due Cash Collateral Account Bank shall be deposited in the Cash Management Fee Sub-Account;

                                    (vi) sixth, to the Hotel Operations
         Sub-Account, until an amount equal to the amount of operating expenses for such Interest Accrual Period as set forth on the Approved Budget has been allocated to the Hotel Operations Sub-Account (provided, however, that such amounts shall be deemed inclusive of any amounts disbursed in accordance with Section 2.11(f) below);

                                    (vii) seventh, for the benefit of the
         Mezzanine Borrower, to the Mezzanine Debt Service Payment Sub-Account, until an amount equal to the scheduled monthly interest payment portion of Mezzanine Debt Service for the Payment Date (as defined in the Mezzanine Loan Agreement) for the Current Interest Accrual Period (as defined in the Mezzanine Loan Agreement) has been allocated to the Mezzanine Debt Service Payment Sub-Account;

                                    (viii) eighth, to the Hotel Operations
         Sub-Account, until an amount equal to any Extra Funds approved pursuant to Section 2.11(f) has been allocated to such Sub-Account;

                                    (ix) ninth, during any Cash Trap Period, to
         an interest-bearing reserve account established by Lender (the "Cash Trap Reserve Account"), to be held by Lender as additional security for the Loan and, upon the occurrence of a Cash Trap Cure Event, Lender shall release all funds held in the Cash Trap Reserve Account to an account designated by the Borrowers. Notwithstanding the foregoing, in the event that a Cash Trap Period shall exist for a period of six (6) consecutive months, Lender shall have the option in its sole and absolute discretion, to apply all funds held in the Cash Trap Reserve Account against the Loan, whether or not then due or accelerated;

                                    (x) tenth, funds sufficient to pay amounts
         equal to any Costs of Uncollectible Drafts then due to the Morgan Collection Account Bank shall be deposited with the Morgan Collection Account Bank; and

                                    (xi) eleventh, provided that (i) no Event of
         Default has occurred and is continuing and no Cash Trap Period exists and (ii) Lender has received all financial information described in
         Section 5.1(Q) for the most recent periods for which the same are due, Lender agrees that in each Current Interest Accrual Period any amounts deposited into or remaining in the Cash Collateral Account after the minimum amounts set forth in clauses (i) through (x), inclusive, above, have been satisfied with respect to the Current Interest Accrual Period and any periods prior thereto shall be disbursed by Lender on a weekly basis, at Borrowers' expense, to (a) at any time while the Mezzanine

         Loan is outstanding, the Mezzanine Deposit Account, and (b) at any time after the Mezzanine Loan has been repaid in full, to such account that Borrowers may request in writing. Lender and its agents shall not be responsible for monitoring Borrowers' use of any funds disbursed from the Cash Collateral Account or any of the Sub-Accounts. If an Event of Default has occurred and is continuing or a Cash Trap Period exists, any amounts deposited into or remaining in the Cash Collateral Account shall be for the account of Lender and may be withdrawn by Lender to be applied in any manner at any time to amounts owing under the Loan Documents as Lender may elect in Lender's discretion or maintained in the Cash Collateral Account as security for the Indebtedness.

                  If an Event of Default has occurred and exists or if on any Payment Date the balance in any Sub-Account is insufficient to make the required payment due from such Sub-Account, Lender may, in its sole discretion, in addition to any other rights and remedies available hereunder, withdraw funds from any other Sub-Account to (a) pay such deficiency, or (b) apply to payment of the Indebtedness. If Lender elects to apply funds of any such Sub-Account to pay any Required Base Debt Service Payment, Borrowers shall, upon demand, repay to Lender the amount of such withdrawn funds to replenish such Sub-Account, and if Borrowers fail to repay such amounts within one five (5) days after notice of such withdrawal, an Event of Default shall exist hereunder. Notwithstanding the foregoing, on the Closing Date Borrowers shall deposit (i) the Initial Basic Carrying Costs Amount into the Basic Carrying Costs Sub-Account, (ii) the Initial Ground Rents Amount into the Ground Rent Reserve Sub-Account, (iii) the Initial Capital Reserve Amount into the Capital Reserve Sub-Account, and (iv) the Initial PIP Amount into the PIP Reserve Sub-Account.

                           (e) Payment of Basic Carrying Costs, Debt Service,
Capital Improvement Costs, Cash Collateral Account Bank Fees, and Ground Rents.

                                    (i) Payment of Basic Carrying Costs.

                                    (x) At least five (5) Business Days prior to
the due date of any Basic Carrying Cost payment, and not more frequently than once each Interest Accrual Period, Borrowers shall notify Lender in writing and request that Lender make such Basic Carrying Cost payment on behalf of the applicable Borrowers on or prior to the due date thereof. Together with each such request, Borrowers shall furnish Lender with copies of bills and other documentation as may be reasonably required by Lender to establish that such Basic Carrying Cost payment is then due. Lender shall be entitled to conclusively rely on all bills or other documentation received from any Borrower, in each case without independent investigation or verification. Lender shall make such payments out of the Basic Carrying Cost Sub-Account before the same shall be delinquent to the extent that there are funds available in the Basic Carrying Cost Sub-Account and Lender has received appropriate documentation to establish the amount(s) due and the due date(s) as and when provided above.

                                    (y) Except to the extent that Lender is
obligated to pay Basic Carrying Costs from the Basic Carrying Costs Sub-Account pursuant to the terms of this Section, Borrowers shall pay all Basic Carrying Costs with respect to itself and the Individual Properties in accordance with the provisions of the Mortgages. Borrowers' obligation to pay (or enable Lender to pay) Basic Carrying Costs pursuant to this Agreement shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Lender or any Deed of Trust Trustee an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Lender's or the Deed of Trust Trustee's interests. (In the event such a change in law prohibits any Borrower from assuming liability for payment of any such Imposition, the outstanding Indebtedness shall, at the option of Lender, become due and payable on the date that is one hundred twenty
(120) days after such change in law; and failure to pay such amounts on the date due shall be an Event of Default.) If an Event of Default has occurred, the proceeds on deposit in the Basic Carrying Costs Sub-Account may be applied by Lender in any manner as Lender in its discretion may determine.

                                    (ii) Payment of Debt Service. At or before
         12:00 noon, New York City time, on each Payment Date during the term of the Loan, Lender shall transfer to Lender's own account from the Debt Service Payment Sub-Account an amount equal to the Required Debt Service Payment for the applicable Payment Date. Borrowers shall be deemed to have timely made the Required Debt Service Payment pursuant to Section 2.8 regardless of the time Lender makes such transfer as long as sufficient funds are on deposit in the Debt Service Payment Sub-Account at 12:00 noon, New York City time on the applicable Payment Date. At all times after such Payment Date Lender may, at its option, transfer amounts in the Debt Service Payment Sub-Account to Lender's own account, provided that Borrowers shall receive credit against the Required Debt Service Payment in the amounts so transferred to Lender such that in any given Current Interest Accrual Period Borrowers shall not be required to deposit into the Debt Service Payment Sub-Account any amounts in excess of the aggregate amount of the Required Debt Service Payment for such Current Interest Accrual Period.

                                    (iii) Payment of Capital Improvement Costs.
         Not more frequently than once each Interest Accrual Period, and provided that no Default or Event of Default has occurred and is continuing, Borrowers may notify Lender in writing and request that Lender release to a Borrower or its designee funds from the Capital Reserve Sub-Account, to the extent funds are available therein, for payment of Capital Improvement Costs. Together with each such request, Borrowers shall furnish Lender with copies of bills and other documentation as may be reasonably required by Lender to establish that such Capital Improvement Costs are reasonable (provided such Capital Improvement Costs shall be deemed reasonable if such Capital Improvement Costs are reflected in the Approved Budget), that the work relating thereto has been completed and that such amounts are then due or have been paid. Lender shall approve or disapprove such request, within ten (10) Business Days after Lender's receipt of such request, provided such request shall be deemed approved if no response is received from Lender within twenty (20) Business Days after Lender's receipt of such request and related documentation, and, if approved or deemed approved, Lender shall release the funds to each applicable Borrower or such Borrower's designee within ten (10) Business Days after Lender's approval.

                                    (iv) PIP Costs. Not more frequently than
         twice each Interest Accrual Period, and provided that no Default or Event of Default has occurred and is continuing, Borrowers may notify Lender in writing and request that Lender release to a Borrower or its designee funds from the PIP Reserve Sub-Account, to the extent funds are available therein, for payment of PIP Costs. Together with each such request, Borrowers shall furnish Lender with an Officer's Certificate certifying that such PIP Costs are reasonable, that the work relating thereto has been completed and that such amounts are then due or have been paid in accordance with the applicable Property Improvement Plan. Lender shall release the funds to each applicable Borrower or such Borrower's designee within ten (10) Business Days after Lender's receipt of such Officer's Certificate.

                                    (v) Payment of Cash Collateral Account Bank
         Fees. Not more frequently than once each Interest Accrual Period, Lender shall transfer to the Cash Collateral Account Bank an amount equal to the amount of the monthly fee payable to the Cash Collateral Account Bank under the Cash Collateral Account Agreement.

                                    (vi) Payment of Ground Rents. On or before
         each due date under each Ground Lease, from the amounts allocated to the Ground Rents Sub-Account, Lender shall pay to the ground lessor under each Ground Lease the Ground Rents pursuant to written instructions received from Borrower. Borrower shall provide Lender and the Cash Collateral Account Bank with written notice of any changes in any Ground Rents sixty (60) days prior to the effective date of such change. Borrower shall at all times ensure that (i) there are sufficient funds in the Ground Rents Sub-Account to pay all Ground Rents on time and (ii) that Lender and Cash Collateral Account Bank have received sufficient instructions and information (including, without limitation, the address to which payments are to be sent, the amount of payments and the manner in which payments are to be sent) to ensure timely payment of all Ground Rents in strict compliance with the terms of each Ground Lease. If an Event of Default has occurred and is continuing, the proceeds on deposit in the Ground rents Sub-Account may be applied to Lender in any manner as Lender in its sole discretion may determine.

                           (f) Payment of Certified Hotel Operating Expenses.

                                    (i) Provided that no Event of Default has
         occurred and is continuing, and provided that all amounts required to be deposited into the Sub-Accounts set forth in Sections 2.11(d)(i) through (vii) (or on a Payment Date, provided that all amounts required to be deposited set forth in Sections 2.1(d)(i) through (vi)) for the Current Interest Accrual Period have been deposited therein, Lender shall transfer within two Business Days thereafter at Borrowers' sole cost and expense, to an account designated by the Borrowers, all amounts contained in the Hotel Operating Sub-Accounts up to an amount equal to the amount set forth in the Approved Budget for such Interest Accrual Period provided, however, that the aggregate withdrawals from the Hotel Operating Sub-Account pursuant to this Section 2.11(f)(i) for any Interest Accrual Period shall not exceed the amount set forth in the Approved Budget for such Interest Accrual Period (except to the extent set forth in subsection
         (ii), below).

                                    (ii) Provided that no Event of Default has
         occurred and is continuing, if in a given Interest Accrual Period, Borrowers require amounts in excess of the amounts set forth in the Approved Budget for such Interest Accrual Period for Hotel Operating Expenses ("Extra Funds"), Borrowers may deliver a written request to Lender to allocate an amount equal to Extra Funds to the Hotel Operating Expense Sub-Account as set forth in Section 2.11(d)(viii) and for a disbursement of Extra Funds stating (1) the amount of such Extra Funds and (2) the purpose for which such amount is intended with attachments of copies of bills and other documentation as may be required by Lender to establish that such Operating Expenses are reasonable and that such amounts are then due or expected to become due in that month. Lender shall approve or disapprove such request, within ten (10) Business Days after Lender's receipt of such request and related documentation, provided such request shall be deemed approved if no response is received from Lender within ten (10) Business Days after Lender's receipt of such request and related documentation, and, if approved or deemed approved, Lender shall release the funds to each applicable Borrower or such Borrower's designee within five (5) Business Days after Lender's approval.

                           (g) Payment of Mezzanine Debt Service. At or before
12:00 noon, New York City time, on each Payment Date during the term of the Loan, Lender shall transfer to Mezzanine Lender's account from the Mezzanine Debt Service Payment Sub-Account an amount equal to the Mezzanine Debt Service for the applicable Payment Date.

                           (h) Permitted Investments. Upon the written request
of Borrowers, which request may be made once per Interest Accrual Period, Lender shall direct the Cash Collateral Account Bank to invest and reinvest any balance in the Cash Collateral Account from time to time in Permitted Investments as instructed by Borrowers; provided, however, that: (i) if Borrowers fail to so instruct Lender, or if a Default or an Event of Default shall have occurred and is continuing, Lender shall direct the Cash Collateral Account Bank to invest and reinvest such balance in Permitted Investments as Lender shall determine in Lender's discretion; (ii) the maturities of the Permitted Investments on deposit in the Cash Collateral Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the Sub-Accounts must be made; (iii) all such Permitted Investments shall be held in the name and be under the sole dominion and control of Lender; (iv) no Permitted Investment shall be made unless Lender shall retain a first priority perfected Lien in such Permitted Investment and all filings and other actions necessary to ensure the validity, perfection, and priority of such Lien have been taken; (v) Lender shall only be required to follow the written investment instructions which were most recently received by Lender and Borrowers shall be bound by such last received investment instructions; and (vi) any request from Borrowers containing investment instructions shall contain an Officer's Certificate from Borrowers (which may be conclusively relied upon by Lender and its agents) that any such investments constitute Permitted Investments. It is the intention of the parties hereto that all amounts deposited in the Cash Collateral Account shall at all times be invested in Permitted Investments. All funds in the Cash Collateral Account that are invested in a Permitted Investment are deemed to be held in such Cash Collateral Account for all purposes of this Agreement and the other Loan Documents. Lender shall have no liability for any loss in investments of funds in the Cash Collateral Account that are invested in Permitted Investments (unless invested contrary to Borrowers' request other than after the occurrence of a Default or an Event of Default) and no such loss shall affect Borrowers' obligation to fund, or liability for funding, the Cash Collateral Account and each Sub-Account, as the case may be. Borrowers and Lender agree that Borrowers shall include all such earnings and losses (other than those for Lender's account in accordance with the immediately preceding sentence) on the Cash Collateral Account as income of the applicable Borrowers for federal and applicable state tax purposes. Borrowers shall be responsible for any and all fees, costs and expenses with respect to Permitted Investments.

                           (i) Interest on Accounts. All interest paid or other
earnings on the Permitted Investments made hereunder shall be income of the applicable Borrower and applied in the manner and priority set forth in Section 2.11(d) hereof.

                           (j) Termination of Central Cash Management. The
obligations of Borrowers under Section 2.11 and Section 2.12 to maintain and fund the Collection Accounts and the Cash Collateral Account shall terminate in their entirety and be of no further force or effect upon the satisfaction of each of the following conditions: (i) no Default or Event of Default shall have occurred and be continuing; (ii) the release of all Mortgages by Lender in accordance with the provisions of this Agreement and the other Loan Documents; and (iii) Borrowers' receipt of Lender's written acknowledgment that the conditions described in (i) and (ii) above have been satisfied to Lender's satisfaction.

                           (k) Cash Trap Event Collateral. In the event that a
Cash Trap Event shall occur, the Borrowers shall have the right to post, as additional security for the Loan, an irrevocable, unconditional letter of credit (payable on sight draft) in an amount sufficient to cause a Cash Trap Cure Event to occur ("Letter of Credit"), naming Lender as the sole beneficiary thereof. Any Letter of Credit shall: (a) be perpetual or for a term of one year with automatic renewals unless Lender receives written notice of non-renewal from the issuing financial institution at least sixty (60) days prior to the expiration of the then current Letter of Credit; (b) be issued by a domestic financial institution that is not an Affiliate of the Borrowers and that has a long-term senior debt rating by S&P of not less than "AA" or such other credit rating as is acceptable to Lender; (c) permit full or partial draws without condition or charge to the beneficiary of the Letter of Credit; (d) be freely transferable by the beneficiary of the Letter of Credit (and each successor as beneficiary) without restriction or charge and (e) otherwise in a form (1) prior to the date that all or any portion of the Loan is included in a REMIC, reasonably acceptable to Lender, and (2) after the date that all or any portion of the Loan is included in a REMIC, that would be reasonably acceptable to a prudent lender originating commercial mortgage loans for securitization similar to the Loan in the State where the Individual Properties are located. The Borrowers shall cause any Letter of Credit to remain valid and effective at all times prior to the date that the Debt Service Coverage Ratio (calculated as of the last day of a calendar month), projected reasonably and in good faith by Lender (a) for the subsequent twelve (12) calendar months, and (b) calculated as if (1) the LIBOR Interest Rate for each Note for such period was equal to the LIBOR Interest Rate for each Note applicable to the immediately preceding Interest Accrual Period, and (2) the LIBOR Interest Rate (as defined in the Mezzanine Loan Agreement) for the Mezzanine Loan for such period was equal to the LIBOR Interest Rate (as defined in the Mezzanine Loan Agreement) for the Mezzanine Loan applicable to the immediately preceding Interest Accrual Period (as defined in the Mezzanine Loan Agreement), shall equal or exceed 1.40 for a period of three (3) consecutive months unless and to the extent such Letter of Credit is drawn upon by Lender and paid in the amount of such draw. Lender shall have the right to draw in full or in part upon the Letter of Credit: (i) upon the occurrence of and during the continuance of an Event of Default; (ii) if Lender has not received, at least thirty (30) days prior to the date on which the then outstanding Letter of Credit is scheduled to expire, a renewal or replacement Letter of Credit that satisfies all requirements of this Section 2.11(k); or (iii) if Lender has not received within ten (10) business days of Lender's notice to the Borrowers that the financial institution issuing the Letter of Credit ceases to meet the rating requirement set forth in this Section 2.11(k) a replacement Letter of Credit that satisfies all requirements of this
Section 2.11(k). Lender shall be entitled to charge the Borrowers a reasonable processing fee for administering and reviewing any renewal, replacement or release of the Letter of Credit which the Borrowers are required to provide pursuant to this Agreement. Lender shall return any Letter of Credit posted by the Borrowers pursuant to the terms of this Section 2.11(k) promptly following the date when such Letter of Credit is no longer required to remain valid and effective pursuant to the terms of this Section and will cooperate in obtaining its cancellation.

         Section 2.12. Security Agreement

                           (a) Pledge of Accounts. To secure the full and
punctual payment and performance of all of the Indebtedness, each Borrower hereby sells, assigns, conveys, pledges and transfers to Lender and grants to Lender a first priority and continuing Lien on and security interest in and to its Account Collateral.

                           (b) Covenants. Each Borrower covenants that (i) all
Rents and all other items of Gross Revenue shall be deposited or transferred into the relevant Collection Account, in accordance with Section 2.11(a), and
(ii) so long as any portion of the Indebtedness is outstanding, no Borrower shall open (nor permit any Manager or any Person to open) any other account for the collection of any Rents or any other items of Gross Revenue, other than (A) a replacement Collection Account approved by Lender in Lender's discretion, and
(B) any account held by Borrower in the locality where the applicable Individual Property is located for the purposes of the collection of any Rents or any other items of Gross Revenue prior to the time such Rents or items of Gross Revenue are deposited in the Collection Account pursuant to the terms of this Agreement.

                           (c) Instructions and Agreements. On or before the
Closing Date, each applicable Borrower or Operating Lessee will submit to the Collection Account Bank for each related Individual Property a Collection Account Agreement to be executed by the Collection Account Bank. On or before the Closing Date, Borrowers, Operating Lessee and the Cash Collateral Account Bank will execute and deliver a Cash Collateral Account Agreement in form and substance satisfactory to Lender in Lender's discretion (the "Cash Collateral Account Agreement"). Each Borrower and Operating Lessee agrees that prior to the payment in full of the Indebtedness, the Cash Collateral Account Agreement shall be irrevocable by any Borrower or Operating Lessee without the prior written consent of Lender.

                           (d) Financing Statements; Further Assurances. Each
Borrower hereby authorizes Lender to file a financing statement or statements in connection with the Account Collateral in the form required to properly perfect Lender's security interest in the Account Collateral to the extent that it may be perfected by such a filing. Each Borrower agrees that at any time and from time to time, at the expense of Borrowers, such Borrower shall promptly execute and deliver all further instruments, and take all further action, that Lender may reasonably request, in order to perfect and protect the pledge, security interest and Lien granted or purported to be granted hereby, or to enable Lender to exercise and enforce Lender's rights and remedies hereunder with respect to, the Account Collateral.

                           (e) Transfers and Other Liens. Each Borrower agrees
that it will not sell or otherwise dispose of any of the Account Collateral other than pursuant to the terms hereof and of the other Loan Documents, or create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Liens granted to Lender under this Agreement.

                           (f) Lender's Reasonable Care. Beyond the exercise of
reasonable care in the custody thereof, Lender shall not have any duty as to any Account Collateral or any income thereon in Lender's possession or control or in the possession or control of any agents for, or of Lender, or the preservation of rights against any Person or otherwise with respect thereto. Lender shall be deemed to have exercised reasonable care in the custody of the Account Collateral in Lender's possession if the Account Collateral is accorded treatment substantially equal to that which Lender accords Lender's own property, it being understood that Lender shall not be liable or responsible for
(i) any loss or damage to any of the Account Collateral, or for any diminution in value thereof from a loss of, or delay in Lender's acknowledging receipt of, any wire transfer from the Collection Account Bank or (ii) any loss, damage or diminution in value by reason of the act or omission of Lender, or Lender's agents, employees or bailees, except for any loss, damage or diminution in value resulting from the gross negligence, fraud or willful misconduct of Lender, its agents or employees.

                           (g) Lender Appointed Attorney-In-Fact. Each Borrower
hereby irrevocably constitutes and appoints Lender as such Borrower's true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuance of an Event of Default to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of such Borrower with respect to the

Account Collateral, and do in the name, place and stead of such Borrower, all such acts, things and deeds for and on behalf of and in the name of such Borrower with respect to the Account Collateral, which such Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest.

                           (h) Continuing Security Interest; Termination. This
Section shall create a continuing pledge of, Lien on and security interest in the Account Collateral and shall remain in full force and effect until payment in full of the Indebtedness. Upon payment in full of the Indebtedness, each applicable Borrower shall be entitled to the return, upon such Borrower's written request and at Borrowers' expense, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Lender shall execute such instruments and documents as may be reasonably requested by such Borrower in writing to evidence such termination and the release of the pledge and Lien hereof, provided, however, that such Borrower shall pay on demand all of Lender's expenses in connection therewith.

         Section 2.13. Secondary Market Transactions

                           (a) Each Borrower hereby acknowledges that Lender may
in one or more transactions (i) sell or securitize the Loan or portions thereof in one or more transactions through the issuance of securities, which securities may be rated by one or more of the Rating Agencies, (ii) sell or otherwise transfer the Loan or any portion thereof one or more times, (iii) sell participation interests (including without limitation, senior and subordinate participation interests) in the Loan one or more times, (iv) re-securitize the securities issued in connection with any securitization, or (v) further divide the Loan into more separate notes or components or change the principal balances (but not increase the aggregate principal balance) or interest rates of the Notes (including, without limitation, senior and subordinate notes or components) (the transactions referred to in clauses (i) through (v), each a "Secondary Market Transaction" and collectively "Secondary Market Transactions").

                           (b) With respect to any Secondary Market Transaction
described in Section 2.13(a)(v) above, such notes or note components may be assigned different interest rates, so long as, at such time the weighted average of the relevant interest rates equals the LIBOR Interest Rate for Note A-1, Note A-2, Note A-3 and Note B; provided, that after an Event of Default each Borrower recognizes that, in the case of prepayments, the weighted average interest rate of the Loan may increase because Lender shall have the right to apply principal payments to one or more notes or components with lower rates of interest before applying principal payments to one or more notes or components with higher rates of interest and provided, further, that the aggregate principal balance of the Notes shall not change. Lender shall have the same rights to sell or otherwise transfer, participate or securitize one or more of the divided, amended, modified or otherwise changed notes or components, individually or collectively, as Lender has with respect to the Loan.

                           (c) Each Borrower agrees that it shall cooperate with
Lender and use such Borrower's commercially reasonably efforts to facilitate the consummation of each Secondary Market Transaction including, without limitation, by: (i) amending or causing the amendment of this Agreement and the other Loan Documents, and executing such additional documents, instruments and agreements including amendments to such Borrower's organizational documents and preparing financial statements as requested by the Rating Agencies to conform the terms of the Loan to the terms of similar loans underlying completed or pending secondary market transactions having or seeking ratings similar to those then being sought in connection with the relevant Secondary Market Transaction; (ii) promptly and reasonably providing such information (including, without limitation, financial information) as may be requested in connection with the preparation of a private placement memorandum, prospectus or a registration statement required to privately place or publicly distribute the securities in a manner which does not conflict with federal or state securities laws; (iii) providing in connection with each of (A) a preliminary and a final private placement memorandum or other offering documents or (B) a preliminary and final prospectus, as applicable, an indemnification certificate (x) certifying that such Borrower has carefully examined such private placement memorandum, prospectus, registration statement or other offering document, as applicable, including, without limitation, the sections entitled "Special Considerations," "Description of the Mortgage Loan," "The Underlying Mortgaged Property," "The Manager," "Borrower" and "Certain Legal Aspects of the Mortgage Loan," and such sections (and any other sections requested) insofar as they relate to a Borrower, its Affiliates, the Loan or any Individual Property does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, however, that such Borrower shall not be required to indemnify Lender for any losses relating to untrue statements or omissions which such Borrower identified to Lender in writing at the time of such Borrower's examination of such memorandum or prospectus, as applicable, and (y) indemnifying (i) Lender and each of its affiliates and their respective successors and assigns (including their respective officers, directors, partners, employees, attorneys, accountants, professionals and agents and each other person, if any, controlling Lender or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each, including Lender, an "Indemnified Party") and the (ii) party that has filed the registration statement relating to the Secondary Market Transaction (the "Registration Statement"), each of its directors and officers who have signed the Registration Statement and each Person that controls such Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collective, the "Underwriter Group"), for any losses, claims, damages, costs, expenses or liabilities (including, without limitation, all liabilities under all applicable federal and state securities laws) (collectively, the "Liabilities") to which any of them may become subject (a) insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact relating to any Borrower, its Affiliates, the Loan, any Individual Property, any Manager, the Mezzanine Borrower, the Mezzanine Loan and the Operating Lessee contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading or (b) as a result of any untrue statement of material fact in any of the financial statements of any Borrower incorporated into any placement memorandum, prospectus, registration statement or other document connected with the issuance of securities or the failure to include in such financial statements or in any placement memorandum, prospectus, registration statement or other document connected with the issuance of securities any material fact relating to any Borrower, its Affiliates, any Individual Property, the Loan, any Manager, the Mezzanine Borrower, the Mezzanine Loan and the Operating Lessee necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (z) agreeing to reimburse the Indemnified Party and the Underwriter Group for any legal or other expenses reasonably incurred by the Indemnified Party and the Underwriter Group in connection with investigating or defending the Liabilities; (iv) causing to be rendered such customary opinion letters as shall be requested by the Rating Agencies for other secondary market or transactions having or seeking ratings comparable to that then being sought for the relevant Secondary Market Transaction; (v) making such representations, warranties and covenants, as may be reasonably requested by the Rating Agencies and comparable to those required in other secondary market transactions having or seeking the same rating as is then being sought for the Secondary Market Transaction; (vi) providing such information regarding the Collateral as may be reasonably requested by the Rating Agencies or otherwise required in connection with the formation of a REMIC; and (vii) providing any other information and materials required in the Secondary Market Transaction.

                           (d) Each Borrower agrees to participate and cooperate
in any meetings with the Rating Agencies or Investors, and providing any other information and materials reasonably required in the Secondary Market Transaction to make the certificates offered in such Secondary Market Transaction saleable in the secondary market and to obtain ratings from two or more rating agencies.

                           (e) Each Borrower acknowledges and agrees that the
Lender may, at any time on or after the Closing Date, assign its duties, rights or obligations hereunder or under any Loan Document in whole, or in part, to a servicer and/or a trustee in Lender's discretion. Nothing herein shall in any way limit Lender's right to sell all or a portion of the Loan in a transaction which is not a Secondary Market Transaction.

                           (f) Lender shall reimburse the Borrowers for all
reasonable out-of-pocket costs incurred by the Borrowers in connection with complying with their obligations set forth in this Section 2.13; provided, however, that the Borrowers shall remain responsible for all of Borrower's reasonable and customary legal and accounting fees not to exceed $10,000 and all indemnity and related obligations incurred by the Borrowers or its Affiliates.

                           (g) Notwithstanding anything to the contrary
contained herein or in any other Loan Document, Lender reserves the right to increase, decrease, or otherwise re-allocate the outstanding principal balances of any and all of Note A-1, Note A-2, Note A-3, Note B and the Mezzanine Note, and each Borrower and Operating Lessee covenants and agrees to execute amendments to the Notes, this Agreement, and the other Loan Documents, the Mezzanine Loan Documents and the Borrowers' or Operating Lessee's organizational documents reasonably requested by Lender or Mezzanine Lender in connection with any such re-allocation, provided that such modification shall not (a) increase the aggregate outstanding principal balance of Note A-1, Note A-2, Note A-3, Note B and the Mezzanine Note, (b) increase the weighted average interest rate of the Loan and the Mezzanine Loan existing on the date of such modification, (c) change the stated maturity date of the Loan as set forth herein, or (d) modify or amend any other economic or other term of the Loan.

         Section 2.14. Interest Rate Cap Agreement

                           (a) On the Closing Date, Borrowers shall obtain, and
thereafter maintain in effect, the Initial Interest Rate Cap Agreement, which shall be coterminous with the Initial Maturity Date and have a notional amount equal to the Loan Amount. The Initial Interest Rate Cap Agreement shall have a LIBOR strike rate equal to or less than the Strike Rate.

                           (b) If Borrowers exercise any option to extend the
term of the Loan pursuant to Section 2.10, then on or prior to the commencement of the applicable Extension Term, Borrowers shall obtain an Extension Interest Rate Cap Agreement having (x) a term coterminous with such Extension Term, (y) a notional amount at least equal to the Principal Indebtedness as of the first day of such Extension Term, and (z) a LIBOR strike rate equal to or less than the Strike Rate.

                           (c) Each Borrower shall collaterally assign to Lender
pursuant to the Rate Cap Pledge and Security Agreement all of its right, title and interest in any and all payments under each Interest Rate Cap Agreement and shall deliver to Lender an executed counterpart of such Rate Cap Pledge and Security Agreement and obtain the consent of the Acceptable Counterparty to such collateral assignment (as evidenced by the Acceptable Counterparty's execution of a separate acknowledgment to such Rate Cap Pledge and Security Agreement).

                           (d) Each Borrower shall comply with all of its
obligations under the terms and provisions of each Interest Rate Cap Agreement. All amounts paid under an Interest Rate Cap Agreement shall be deposited directly into the Cash Collateral Account. Each Borrower shall take all actions reasonably requested by Lender to enforce Lender's rights under the Rate Cap Pledge and Security Agreement in the event of a default by the counterparty thereunder and shall not waive, amend or otherwise modify any of its rights thereunder without Lender's reasonable consent (which consent may be conditioned on receipt of a Rating Agency Confirmation).

         Section 2.15. Partial Release. Provided that no Event of Default has occurred and is continuing under any of the Loan Documents, at any time after October 1, 2005, each Borrower, may obtain the release of such Individual Property (a "Partial Release") from the lien of the applicable Mortgage (and other Loan Documents ) and the release of such Borrower's and Operating Lessee's ongoing obligations under the Notes and other Loan Documents with respect to such Individual Property (other than those expressly stated to survive), so long as all of the following conditions shall have been satisfied:

                           (a) the applicable Borrower shall have provided
Lender with no less than thirty (30) days, but no more than ninety (90) days, prior written notice of its request to obtain a release of the applicable Individual Property;

                           (b) Lender shall have received a prepayment of the
Loan in an amount equal to the greater of (a) in the event that the Partial Release will result in an aggregate prepayment of forty four million forty seven thousand six hundred twenty dollars ($44,047,620) or less, 100% of the Allocated Loan Amount of the Individual Property sold or (b) in the event that the Partial Release will result in an aggregate prepayment of greater than forty four million forty seven thousand six hundred twenty dollars ($44,047,620), 115% of the Allocated Loan Amount for the Individual Property sold (either (a), or (b), the "Release Price"), which prepayment shall be accompanied by (i) all accrued and unpaid interest allocable to the portion of the Principal Indebtedness being prepaid as of the date of such prepayment, (ii) if such prepayment is not made on a Payment Date, the interest which would have accrued thereon to the next monthly Payment Date with respect to the amount prepaid, (iii) the applicable Prepayment Premium on the Principal Indebtedness being prepaid pursuant to such Partial Release, if any, and (iv) any and all other sums due under the Loan Documents in connection with a partial prepayment of the Loan;

                           (c) Mezzanine Lender shall have received a prepayment
of the Mezzanine Loan simultaneously with the prepayment described in the immediately preceding subsection (b) equal to the Mezzanine Release Price for the Individual Property;

                           (d) the applicable Borrower shall have submitted to
Lender, not less than ten (10) Business Days prior to the date of such Partial Release, all necessary and appropriate documentation concerning the release of the lien of the applicable Mortgage (and other Loan Documents) for such Individual Property and the applicable Borrower and Operating Lessee, for execution by Lender. Such release documentation shall be in a form appropriate in the State in which such Individual Property is located and shall contain standard provisions, if any, protecting the rights of Lender. In addition, the applicable Borrower shall provide any and all other documentation (1) that prior to the date that all or any portion of the Loan is included in a REMIC, is reasonably acceptable to Lender, and (2) that after the date that all or any portion of the Loan is included in a REMIC, would be reasonably acceptable to a prudent lender originating commercial mortgage loans for securitization similar to the Loan in the State where the applicable Individual Property is located, to be delivered by such Borrower in connection with such Partial Release, together with an officer's certificate certifying that (i) such documentation is in compliance with all Legal Requirements in all material respects, and (ii) the Partial Release will not impair or otherwise adversely affect the lien, security interest and other rights of Lender under the Loan Documents (except with regard to the release of the applicable Borrower, Operating Lessee and the lien on the applicable Individual Property);

                           (e) the Borrowers shall execute (i) amendments to the
Loan Documents to the extent necessary (as determined (1) prior the date that all or any portion of the Loan is included in a REMIC, by Lender, and (2) after the date that all or any portion of the Loan is included in a REMIC, as would be reasonably required by a prudent lender originating commercial mortgage loans for securitization similar to the Loan in the State where the applicable Individual Property is located) and shall agree to corresponding adjustments of the reserves and escrow accounts with respect to the remaining Individual Properties as would be reasonably acceptable to a prudent lender originating commercial mortgage loans for securitization similar to the Loan in the State where the applicable Individual Property is located (with all excess reserve and escrow amounts applicable to the Individual Properties subject to such Partial Release to be released to the applicable Borrower promptly upon the consummation of such Partial Release), and (ii) amendments to the Operating Lease or any other document related to the Release Property to the extent necessary (as would be reasonably acceptable to a prudent lender originating commercial mortgage loans for securitization similar to the Loan in the State where the applicable Individual Property is located) to ensure that (y) such Operating Lease or other document shall not continue to govern or relate to the Individual Property that is to be released and any other Individual Property which shall act as collateral for the Loan from and after the date of the Partial Release and (z) the Operating Lessee will not be the tenant of such Individual Property following the release of such Individual Property from the Lien of the related Mortgage;

                           (f) After giving effect to the Partial Release and
the partial prepayment of the Loan, the Debt Service Coverage Ratio based upon the remaining Individual Properties projected reasonably and in good faith by Lender (a) for the subsequent twelve (12) calendar months, and (b) calculated as if (1) the LIBOR Interest Rate for each Note for such period was equal to the LIBOR Interest Rate for each Note applicable to the immediately preceding Interest Accrual Period, and (2) the LIBOR Interest Rate (as defined in the Mezzanine Loan Agreement) for the Mezzanine Loan for such period was equal to the LIBOR Interest Rate (as defined in the Mezzanine Loan Agreement) for the Mezzanine Loan applicable to the immediately preceding Interest Accrual Period (as defined in the Mezzanine Loan Agreement) shall be equal to or greater than
(i) the Debt Service Coverage Ratio based upon the Individual Properties serving as collateral for the Loan immediately prior to the consummation of the Partial Release for the same subsequent twelve (12) month period projected by Lender, and (ii) the Debt Service Coverage Ratio as of the Closing Date;

                           (g) Intentionally Omitted;

                           (h) Lender shall have received reimbursement in full
of all of Lender's fees, costs and expenses, including without limitation, reasonable legal counsel fees and disbursements incurred in connection with the Partial Release, and the review and approval of all documents and information required to be delivered in connection therewith; and

                           (i) Borrower shall have distributed to Mezzanine
Borrower and Mezzanine Borrower shall have paid any amounts required to be paid under the Mezzanine Loan

Agreement to Mezzanine Lender in connection with the release of the Individual Property and shall have satisfied all conditions for the release of such Individual Property set forth in the Mezzanine Loan Documents.

                                    ARTICLE 3

                              CONDITIONS PRECEDENT

         Section 3.1. Conditions Precedent to the Making of the Loan

                           (a) As a condition precedent to the making of the
Loan, each Borrower shall have satisfied the following conditions (unless waived by Lender in accordance with Section 8.4) on or before the Closing Date:

                                    (A) Loan Documents.

                                             (i) Loan Agreement. Each Borrower
         shall have executed and delivered this Agreement to Lender.

                                             (ii) Notes. Each Borrower shall
         have executed and delivered to Lender the Notes.

                                             (iii) Mortgage. Each applicable
         Borrower shall have executed and delivered to Lender the Mortgages and the Mortgages shall have been irrevocably delivered to an authorized title agent for the Title Insurer for recordation in the appropriate filing offices in the jurisdiction in which the applicable Individual Properties are located.

                                             (iv) Supplemental Mortgage
         Affidavits. The Liens to be created by each Mortgage are intended to encumber the applicable Individual Property described therein to the full extent of each Borrower's obligations under the Loan Documents. As of the Closing Date, each Borrower shall have paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages.

                                             (v) Assignment of Leases. Each
         applicable Borrower and each applicable Operating Lessee shall have executed and delivered to Lender the Assignments of Leases, and the Assignments of Leases shall have been irrevocably delivered to an authorized title agent for the Title Insurer for such recordation in the appropriate filing offices in the jurisdiction in which the applicable Individual Property is located.

                                             (vi) Assignment of Agreements. Each
         applicable Borrower shall have executed and delivered to Lender the Assignments of Agreements, and the Assignments of Agreements shall, to the extent prudent pursuant to local practice, have been irrevocably delivered to an authorized title agent for the Title Insurer for such recordation in the appropriate filing offices in the jurisdiction in which the applicable Individual Property is located.

                                             (vii) Financing Statements. Each
         applicable Borrower and its partners or members (and their shareholders), as applicable, shall have authorized Lender to file all financing statements required by Lender and such financing statements shall have been irrevocably delivered to an authorized title agent for the Title Insurer for such recordation in the appropriate filing offices in each of the appropriate jurisdictions.

                                             (viii) Manager's Subordination.
         Each Manager and each applicable Borrower shall have executed and delivered to Lender the Manager's Subordinations.

                                             (ix) Franchisor Subordinations. The
         Borrowers shall have delivered to Lender (1) certified copies of each Franchise Agreement and (2) the Franchisor's Subordinations.

                                             (x) Subordination, Attornment and
         Security Agreement. Operating Lessee and each applicable Borrower shall have executed and delivered to Lender (1) a certified copy of each Operating Lease, and (2) each applicable Subordination, Attornment and Security Agreement.

                                             (xi) REA Estoppels. Borrower shall
         have delivered to Lender an executed REA estoppel letter, which shall be in form and substance satisfactory to Lender, from each party to any REA required by Lender with respect to any Individual Property.

                                             (xii) Environmental Guaranty. Each
         Borrower shall have executed and delivered to Lender the Environmental Guaranty.

                                             (xiii) Collection Account
         Agreement. Each applicable Borrower, the Operating Lessee, each Manager and the relevant Collection Account Banks shall have executed and delivered the Collection Account Agreements and shall have delivered an executed copy of such Agreement to Lender.

                                             (xiv) Cash Collateral Account
         Agreement. Each Borrower, the Operating Lessee, each Manager and Cash Collateral Account Bank shall have executed and delivered the Cash Collateral Account Agreement and shall have delivered an executed copy of such Cash Collateral Account Agreement to Lender.

                                    (B) Opinions of Counsel. Lender shall have
received from counsel satisfactory to Lender, legal opinions in form and substance satisfactory to Lender in Lender's discretion (including, without limitation, a bankruptcy opinion). All such legal opinions will be addressed to Lender and the Rating Agencies, dated as of the Closing Date, and in form and substance satisfactory to Lender, the Rating Agencies and their counsel. Each applicable Borrower hereby instructs any of the foregoing counsel, to the extent that such counsel represents such Borrower, to deliver to Lender such opinions addressed to Lender and the Rating Agencies.

                                    (C) Secretary's Certificates and SPE Equity
Owner's Certificate. Lender shall have received a Secretary's Certificate acceptable to Lender with respect to each applicable Borrower's managing equity owner and each Remington Manager and each applicable SPE Equity Owner's Certificate with respect to the applicable Borrower.

                                    (D) Insurance. Lender shall have received
certificates of insurance demonstrating insurance coverage in respect of each Individual Property as required by and in accordance with the Mortgages.

                                    (E) Lien Search Reports. Lender shall have
received satisfactory reports of UCC (collectively, the "UCC Searches"), federal tax lien, bankruptcy, state tax lien, judgment and pending litigation searches conducted by a search firm reasonably acceptable to Lender. Such searches shall have been received in relation to each Borrower and each equity owner in each Borrower, the Operating Lessee and each Manager. Such searches shall have been conducted in each of the locations designated by Lender in Lender's reasonable discretion and shall have been dated not more than fifteen (15) days prior to the Closing Date.

                                    (F) Title Insurance Policy. Lender shall
have received (i) a Title Insurance Policy for each Individual Property or a marked-up commitment (in form and substance satisfactory to Lender) from Title Insurer to issue a Title Insurance Policy for each Individual Property and (ii) a fully executed copy of the Title Instruction Letter from the Title Insurer.

                                    (G) Environmental Matters. Lender shall have
received an Environmental Report with respect to each Individual Property.

                                    (H) Consents, Licenses, Approvals. Lender
shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by each Borrower under, and the validity and enforceability of, the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

                                    (I) Additional Matters. Lender shall have
received such other Permits, certificates (including certificates of occupancy reflecting the permitted uses of the Individual Properties as of the Closing
Date), opinions, documents and instruments (including, without limitation, written proof from the appropriate Governmental Authority regarding the zoning of each Individual Property in form and substance satisfactory to Lender in Lender's discretion) relating to the Loan as may be required by Lender and all other documents and all legal matters in connection with the Loan shall be satisfactory in form and substance to Lender. Each Borrower shall provide Lender with information reasonably satisfactory to Lender regarding Basic Carrying Costs on or before the Closing Date.

                                    (J) Representations and Warranties. The
representations and warranties herein and in the other Loan Documents shall be true and correct in all material respects.

                                    (K) No Injunction. No law or regulation
shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued or entered, and no litigation shall be pending or threatened, which in the judgment of Lender would have a Material Adverse Effect.

                                    (L) Survey. Lender shall have received a
Survey for each Individual Property.

                                    (M) Engineering Report. Lender shall have
received an Engineering Report for each Individual Property.

                                    (N) Appraisal. Lender shall have received an
Appraisal satisfactory to Lender with respect to each Individual Property which shall be (i) prepared by an Appraiser approved by Lender in Lender's reasonable discretion, (ii) prepared based on a scope of work determined by Lender in Lender's reasonable discretion and (iii) in form and content acceptable to Lender in Lender's reasonable discretion.

                                    (O) Security Deposits. Borrowers shall be in
compliance with all applicable Legal Requirements relating to all security deposits held for any Leases.

                                    (P) Service Contracts and Permits. Borrowers
shall have delivered to Lender true, correct and complete copies of all material contracts and Permits relating to each Individual Property.

                                    (Q) Site Inspection. Unless waived by Lender
in accordance with Section 8.4, Lender shall have performed, or caused to be performed on its behalf, an on-site due diligence review of each Individual Property to be acquired or refinanced with the Loan, the results of which shall be satisfactory to Lender in Lender's discretion.

                                    (R) Use. Each Individual Property shall be
operating and operated only as a hotel of the same class and in a similar manner as each such Individual Property is operated on the Closing Date.

                                    (S) Financial Information. Lender shall have
received all financial information (which financial information shall be satisfactory to Lender in Lender's discretion) relating to each Individual Property including, without limitation, audited financial statements of each Borrower and Operating Lessee for the calendar year ending December 31, 2003 and other financial reports requested by Lender in Lender's reasonable discretion. Such financial information shall be (i) prepared by an accounting firm approved by Lender in Lender's reasonable discretion, (ii) prepared based on a scope of work determined by Lender in Lender's reasonable discretion and (iii) in form and content acceptable to Lender in Lender's reasonable discretion.

                                    (T) Management Agreement. Lender shall have
received the Management Agreement.

                                    (U) Leases; Tenant Estoppels; Subordination,
Nondisturbance and Attornment Agreements. With respect to each Individual Property, Borrowers shall have delivered a true, complete and correct rent roll and a copy of each of the Leases identified in such rent roll, and each Lease shall be satisfactory to Lender in Lender's reasonable discretion.

                                    (V) Subdivision. Evidence satisfactory to
Lender (including title endorsements) that the Land relating to each Individual Property constitutes a separate lot for conveyance and real estate tax assessment purposes.

                                    (W) Transaction Costs. Borrowers shall have
paid or caused to be paid all Transaction Costs.

                                    (X) Ground Lease. The Borrowers shall have
delivered to Lender (1) certified copies of each Ground Lease, and (2) executed estoppel certificates in form and substance acceptable to Lender from the lessor under each Ground Lease.

                           (b) Lender shall not be obligated to make the Loan
unless and until each of the applicable conditions precedent set forth in this
Section 3.1 is satisfied and until Borrower provides any other information reasonably required by Lender.

                           (c) In connection with the Loan, Borrower shall
execute and/or deliver to Lender all additions, amendments, modifications and supplements to the items set forth in this Article III, including, without limitation, amendments, modifications and any supplements to the Notes, any Mortgage, any Assignment of Leases, any Assignment of Agreements, and Manager's Subordination, if reasonably requested by Lender to effectuate the provisions hereof, and to provide Lender with the full benefit of the security intended to be provided under the Loan Documents. Without in any way limiting the foregoing, such additions, modifications and supplements shall include those deemed reasonably desirable by Lender's counsel in the jurisdiction in which the applicable Individual Property is located.

                           (d) The making of the Loan shall constitute, without
the necessity of specifically containing a written statement to such effect, a confirmation, representation and warranty by Borrower to Lender that all of the applicable conditions to be satisfied in connection with the making of the Loan have been satisfied (unless waived by Lender in accordance with Section 8.4 or otherwise made known to Lender by the Borrowers,) and that all of the representations and warranties of Borrowers set forth in the Loan Documents are true and correct as of the date of the making of the Loan.

         Section 3.2. Form of Loan Documents and Related Matters

                  The Loan Documents and all of the certificates, agreements, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to Lender, and shall be in form and substance satisfactory to Lender.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1. Representations and Warranties of Borrower and Operating Lessee. Each Borrower and Operating Lessee represents, warrants and covenants as follows as to all Borrowers, Operating Lessee, and all Individual Properties:

                                    (A) Organization. That each Borrower and
Operating Lessee (i) is a duly organized and validly existing Entity in good standing under the laws of the State of its formation, (ii) is duly qualified as a foreign Entity in each jurisdiction in which the nature of its business, the applicable Individual Properties or any of the Collateral makes such qualification necessary or desirable, (iii) has the requisite Entity power and authority to carry on its business as now being conducted, and (iv) has the requisite Entity power to execute and deliver, and perform its obligations under, the Loan Documents.

                                    (B) Authorization. The execution and
delivery by each applicable Borrower and Operating Lessee of the Loan Documents, each Borrower's and Operating Lessee's performance of its obligations thereunder and the creation of the security interests and Liens provided for in the Loan Documents (i) have been duly authorized by all requisite Entity action on the part of each Borrower and Operating Lessee, (ii) will not violate any provision of any applicable Legal Requirements, any order, writ, decree, injunction or demand of any court or other Governmental Authority, any organizational document of any Borrower or Operating Lessee or any indenture or agreement or other instrument to which any Borrower or Operating Lessee is a party or by which Borrower or Operating Lessee is bound except, with respect to violations of any such indentures, agreements or other instruments, where such violation would not have a Material Adverse Effect, (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of any Borrower or Operating Lessee pursuant to, any indenture or agreement or instrument, and (iv) have been duly executed and delivered by each Borrower or Operating Lessee, as applicable. Except for those obtained or filed on or prior to the Closing Date, no Borrower or Operating Lessee is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of the Loan Documents. The Loan Documents to which any Borrower, Operating Lessee or any Manager is a party have been duly authorized, executed and delivered by such parties.

                                    (C) Single-Purpose Entity.

                                             (i) Each Borrower, each SPE Equity
         Owner and Operating Lessee has been, and will continue to be, a duly formed and existing Entity, and a Single-Purpose Entity provided that certain of the Borrowers identified on Schedule M (the "Pre-Existing Borrowers") were organized prior to the transactions contemplated herein, and they did not originally have covenants or undertakings with respect to the Special Purpose Entity criteria in their organizational documents and did not have Independent Directors. However, each Pre-Existing Borrower hereby certifies, represents and warrants that since organization it has never owned any property other than its current respective Individual Property, that it has engaged in no business other than the ownership and operation of its respective Individual Property, that it has timely paid all taxes, and that it has complied in all material respects with the Single Purpose Entity criteria; except that certain of the Pre-Existing Borrowers had indebtedness secured by their respective Individual Property or allowed their Individual Property to secure obligations of an affiliate, but the related lender has executed a release, which includes an acknowledgement that such Pre-Existing Borrower's obligation to lender has been terminated and discharged in full, and that lender may not look to the Pre-Existing Borrower or its assets for satisfaction of the obligations of any affiliate of Ashford Hospitality Limited Partnership under the related credit facility.

                                             (ii) Each SPE Equity Owner at all
         times since its formation has been, and will continue to be, a duly formed and existing limited liability company or a limited partnership in good standing under the laws of the jurisdiction of its formation and a Single-Purpose Entity, is duly qualified as a foreign entity in each other jurisdiction in which the nature of its business or any of the Collateral makes such qualification necessary or desirable, and no Borrower will take action to cause any SPE Equity Owner not to be a duly formed and existing limited liability company in good standing under the laws of the jurisdiction of its formation and a Single-Purpose Entity.

                                             (iii) Each Borrower and Operating
         Lessee at all times since its formation has complied, and will, at all times while the Loan is outstanding, continue to comply, with the provisions of all of its organizational documents, and the laws of the state in which such Borrower and Operating Lessee was formed relating to the Entity.

                                    (D) Litigation. Except as disclosed on
Schedule 1 attached hereto, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the knowledge of any Borrower and Operating Lessee, threatened against any Borrower, Operating Lessee, any SPE Equity Owner, any Manager or any Individual Property which, if determined against the Borrowers, Operating Lessee, SPE Equity Owner, Manager or Individual Property could reasonably be expected to have a Material Adverse Affect.

                                    (E) Agreements. No Borrower or Operating
Lessee is a party to any agreement or instrument or subject to any restriction which is likely to have a Material

Adverse Effect. Each applicable Borrower and Operating Lessee is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any indenture, agreement or instrument to which it is a party or by which such Borrower, Operating Lessee or the applicable Individual Property is bound which could reasonably be expected to have a Material Adverse Affect.

                                    (F) No Bankruptcy Filing. No Borrower or
Operating Lessee is contemplating either the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of any Borrower's assets or property, and no Borrower or Operating Lessee has any knowledge of any Person contemplating the filing of any such petition against any Borrower or Operating Lessee.

                                    (G) Full and Accurate Disclosure. No
statement of fact made by Borrower or Operating Lessee in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to any Borrower or Operating Lessee which has not been disclosed to Lender which materially adversely affects, nor as far as any Borrower or Operating Lessee can foresee, might materially adversely affect the business, operations or condition (financial or otherwise) of any Borrower or Operating Lessee.

                                    (H) Management Agreements. Each Management
Agreement is valid, binding and enforceable and in full force and effect and has not been modified and there are no material defaults under any of them, nor (a) to Borrowers' or Operating Lessee's knowledge has any event occurred that with the passage of time, the giving of notice or both would result in such a material default under the terms of each Management Agreement with any Manager other than Remington Manager, and (b) with respect to any Management Agreement with Remington Manager, has any event occurred that with the passage of time, the giving of notice or both would result in such a material default under the terms of such Management Agreement.

                                    (I) Compliance. Except as expressly
disclosed in the Engineering Reports, the Environmental Reports, the PZR zoning reports or the Surveys delivered to Lender by Borrower, each applicable Borrower, Operating Lessee, each Individual Property and each applicable Borrower's or Operating Lessee's use thereof as a hotel and operations thereat comply in all material respects with all applicable Legal Requirements and all Insurance Requirements. No Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to have a Material Adverse Effect.

                                    (J) Other Debt and Obligations. No Borrower
or Operating Lessee has any financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Borrower or Operating Lessee is a party, or by which Borrower, Operating Lessee or any Individual Property is bound, other than (a) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of an Individual Property which are not evidenced by a promissory note and when aggregated with the unsecured trade payables of all other Borrowers and Operating Lessee, do not exceed a maximum amount of two and one-half percent (2.5%) of the Loan Amount and are paid within sixty (60) days of the date incurred (unless same are being contested in accordance with the terms of this Agreement), and (b) obligations under the Mortgage and the other Loan Documents. No Borrower or Operating Lessee has borrowed or received other debt financing that has not been heretofore repaid in full and no Borrower has any known material contingent liabilities.

                                    (K) ERISA. (a) Each Plan and, to the
knowledge of any Borrower or Operating Lessee, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other federal or state law, and no event or condition has occurred as to which any Borrower or Operating Lessee would be under an obligation to furnish a report to Lender under Section 5.1(S).

                                             (b) As of the date hereof and
throughout the term of the Loan (a) no Borrower or Operating Lessee is or will be an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, or a "plan," as defined in Section 4975(e)(1) of the Code, subject to Code Section 4975, (b) no Borrower or Operating Lessee is or will be a "governmental plan" within the meaning of Section 3(32) of ERISA, (c) none of the assets of any Borrower or Operating Lessee constitutes or will constitute "plan assets" of one or more of any such plans under 29 C.F.R. Section 2510.3-101 or otherwise, and (d) transactions by or with each Borrower or Operating Lessee do not and will not violate state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans and such state statutes do not in any manner affect the ability of the Borrower or Operating Lessee to perform its obligations under the Loan Documents or the ability of Lender to enforce any and all of its rights under the Loan Agreement.

                                    (L) Solvency. No Borrower or Operating
Lessee has entered into this Loan Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and each Borrower and Operating Lessee has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated hereby and the agreements set forth herein, the fair saleable value of each of Borrower's and Operating Lessee's assets exceeds and will, immediately following the execution and delivery of this Agreement, exceed such Borrower's or Operating Lessee's, as applicable, total liabilities, including, without limitation, subordinated, unliquidated, or disputed liabilities or Contingent Obligations. The fair saleable value of each Borrower's or Operating Lessee's assets is and will, immediately following the execution and delivery of this Agreement, be greater than such Borrower's or Operating Lessee's, as applicable, probable liabilities, including the maximum amount of its Contingent Obligations or its debts as such debts become absolute and matured. No Borrower's or Operating Lessee's assets do and, immediately following the execution and delivery of this Agreement, will, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Borrower or Operating Lessee intends to, or believes that it will, incur debts and liabilities (including, without limitation, Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of each Borrower).

                                    (M) Not Foreign Person. No Borrower or
Operating Lessee is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

                                    (N) Investment Company Act; Public Utility
Holding Company Act. No Borrower or Operating Lessee is (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                                    (O) No Defaults. No Event of Default or, to
Borrower's knowledge, Default exists under or with respect to any Loan Document.

                                    (P) Labor Matters. No Borrower or Operating
Lessee is a party to any collective bargaining agreements.

                                    (Q) Title to the Property. Each Borrower
owns either good, indefeasible, marketable and insurable fee simple or leasehold title to the applicable Individual Properties which it owns, free and clear of all Liens, other than the Permitted Encumbrances applicable to such Individual Property. There are no outstanding options to purchase or rights of first refusal affecting any Individual Property. The Permitted Encumbrances do not and are not likely to materially and adversely affect (i) the ability of any Borrower to pay in full all sums due under the Notes or any of its other obligations in a timely manner or (ii) the use of any Individual Property for the use currently being made thereof, the operation of such Individual Property as currently being operated or the value of any Individual Property.

                                    (R) Use of Proceeds; Margin Regulations.
Each Borrower will use the proceeds of the Loan for the purposes described in
Section 2.2. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by applicable Legal Requirements.

                                    (S) Financial Information. All historical
financial data concerning any Borrower, Operating Lessee or any Individual Property (including without limitation all rent rolls and operating statements) that has been delivered by any Borrower or Operating Lessee to Lender is true, complete and correct in all material respects. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there has been no material adverse change in the financial position of any Borrower, Operating Lessee or

Individual Property, or in the results of operations of any Borrower or Operating Lessee. No Borrower or Operating Lessee has incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might materially adversely affect its business operations or any Individual Property.

                                    (T) Condemnation. No Taking has been
commenced or, to any Borrower's or Operating Lessee's knowledge, is contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

                                    (U) Utilities and Public Access. Each
Individual Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities as are adequate for full utilization of such Individual Property for its current purpose. Except as otherwise disclosed by the Surveys, all public utilities necessary to the continued use and enjoyment of each Individual Property as presently used and enjoyed are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve each Individual Property either (i) without passing over other property or, (ii) if such utilities pass over other property, pursuant to valid easements. All roads necessary for the full utilization of each Individual Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of such Individual Property.

                                    (V) Environmental Compliance. Except as
disclosed in the Environmental Reports, each of Borrower and Operating Lessee represents, warrants and covenants, as to itself and its applicable Individual
Property: (a) there are no Hazardous Substances or underground storage tanks in, on, or under such Individual Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) which do not require Remediation; (b) there are no past, present or threatened Releases of Hazardous Substances in, on, under, from or affecting any Individual Property which have not been fully Remediated in accordance with Environmental Law; (c) there is no Release or threat of any Release of Hazardous Substances which has or is migrating to any Individual Property; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any Individual Property which has not been fully Remediated in accordance with Environmental Law; (e) such Borrower and Operating Lessee does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a governmental entity) relating to Hazardous Substances or the Remediation thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with any Individual Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) such Borrower or Operating Lessee has truthfully and fully provided to Lender, in writing, any and all information relating to conditions in, on, under or from each Individual Property that is known to such Borrower or Operating Lessee and that is contained in files and records of such Borrower or Operating Lessee, including but not limited to any reports

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relating to Hazardous Substances in, on, under or from such Individual Property and/or to the environmental condition of each Individual Property.

                                    (W) No Joint Assessment; Separate Lots. No
Borrower or Operating Lessee has or shall suffer, permit or initiate the joint assessment of any applicable Individual Property (i) with any other real property constituting a separate tax lot, and (ii) with any portion of any Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to any Individual Property as a single lien. Each Individual Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

                                    (X) Assessments. Except as disclosed in the
Title Insurance Policy, there are no pending or, to the knowledge of any Borrower or Operating Lessee, proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor, to the knowledge of any Borrower or Operating Lessee, are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

                                    (Y) Mortgage and Other Liens. The Mortgages
create valid and enforceable first mortgage Liens on each Individual Property as security for the repayment of the Indebtedness, subject only to the Permitted Encumbrances applicable to such Individual Property. Each security agreement, assignment, pledge, grant or other hypothecation which is contained in any Loan Document establishes and creates a valid and enforceable lien on and a security interest in, or claim to, the rights and property described therein. All property covered by each such security agreement, assignment, pledge, grant or other hypothecation is subject to a UCC financing statement filed and/or recorded, as appropriate, in all places necessary to perfect a valid first priority lien with respect to the rights and property that are the subject of such security agreement, assignment, pledge, grant or other hypothecation to the extent governed by the UCC to the extent such a security interest in such property is perfectible by the filing of a UCC financing statement. All continuations and any assignments of any such financing statements have been or will be timely filed or refiled, as appropriate, in the appropriate recording offices.

                                    (Z) Enforceability. The Loan Documents
executed by each applicable Borrower or Operating Lessee in connection with the Loan are the legal, valid and binding obligations of each such Borrower or Operating Lessee, enforceable against each such Borrower or Operating Lessee in accordance with their terms, subject only to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles. Such Loan Documents are, as of the Closing Date, not subject to any right of rescission, set-off, counterclaim or defense by any Borrower or Operating Lessee, including the defense of usury, nor will the operation of any of the terms of the Notes, any Mortgage, or such other Loan Documents, or the exercise of any right thereunder, render any Mortgage unenforceable against any Borrower or Operating Lessee, in whole or in part, or subject to any right of rescission, set-

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off, counterclaim or defense by any Borrower or Operating Lessee, including the defense of usury, and no Borrower or Operating Lessee has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                                    (AA) No Liabilities. No Borrower or
Operating Lessee has any liabilities or obligations including, without limitation, Contingent Obligations (and including, without limitation, liabilities or obligations in tort, in contract, at law, in equity, pursuant to a statute or regulation, or otherwise) other than those liabilities and obligations expressly permitted by this Agreement.

                                    (BB) No Prior Assignment. As of the Closing
Date, (i) Lender is the assignee of each Borrower's or Operating Lessee's interest under the Leases, and (ii) there are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

                                    (CC) Certificate of Occupancy. Borrowers and
Operating Lessee have obtained (in their own name) all Permits necessary to use and operate the Individual Property for the use described in Section 3.1(R), and all such Permits are in full force and effect. The use being made of each Individual Property is in conformity in all material respects with the certificate of occupancy and/or Permits for each such Individual Property and any other restrictions, covenants or conditions affecting each such Individual Property. Each such Individual Property contains all equipment necessary to use and operate each such Individual Property in a first-class manner.

                                    (DD) Flood Zone. Except as shown on a
Survey, no Individual Property is located in a flood hazard area as designated by the Federal Emergency Management Agency.

                                    (EE) Physical Condition. Except as disclosed
in an Engineering Report, each Individual Property is free of material structural defects and all building systems contained therein are in good working order in all material respects subject to ordinary wear and tear.

                                    (FF) Intellectual Property. All trademarks,
trade names and service marks owned by any Borrower or Operating Lessee or that are pending, or under which any Borrower or Operating Lessee is licensed, are in good standing and uncontested. There is no right under any trademark, trade name or service mark necessary to the business of any Borrower or Operating Lessee as presently conducted or as Borrower or Operating Lessee contemplates conducting its business. No Borrower or Operating Lessee has infringed, is infringing, or has received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower's or Operating Lessee's knowledge, there is no infringement by others of trademarks, trade names and service marks of any Borrower or Operating Lessee.

                                    (GG) Intentionally Omitted.

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                                    (HH) Title Insurance. Each Individual
Property is covered by either an American Land Title Association (ALTA) mortgagee's title insurance policy, or a commitment to issue such a title insurance policy, insuring a valid first lien on such Individual Property, which is in full force and effect and is freely assignable to and will inure to the benefit of Lender and any successor or assignee of Lender, including but not limited to the trustee in a Securitization, subject only to the Permitted Encumbrances.

                                    (II) Tax Fair Market Value. The Allocated
Loan Amount with respect to each Individual Property does not exceed the Tax Fair Market Value of such Individual Property. The Loan Amount does not exceed the aggregate Tax Fair Market Values of the Individual Properties. If any Note is significantly modified prior to the closing date of a Secondary Market Transaction so as to result in a taxable exchange under Code Section 1001, Borrowers will, if requested by Lender, represent that the amount of such Note does not exceed the aggregate Tax Fair Market Value of the applicable Individual Property as of the date of such significant modification.

                                    (JJ) Leases. (a) Each Borrower or Operating
Lessee is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are the valid, binding and enforceable obligations of the applicable Borrowers or Operating Lessee and the applicable tenant or lessee thereunder;
(c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified rent roll statement delivered to and approved by Lender; (d) no Rents reserved in any Leases have been assigned or otherwise pledged or hypothecated; (e) no Rents have been collected for more than one (1) month in advance; (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) there exists no offset or defense to the payment of any portion of any Rents; (h) no Lease contains an option to purchase, right of first refusal to purchase, expansion right, or any other similar provision; and (i) no Person has any possessory interest in, or right to occupy, any Individual Property except under and pursuant to a Lease.

                                    (KK) Bank Holding Company. No Borrower or
Operating Lessee is a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

                                    (LL) Embargoed Person. None of the funds or
other assets of any Borrower, Operating Lessee, or any SPE Equity Owner constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under federal law, including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. , and any executive orders or regulations promulgated thereunder, with the result that (i) the investment in any Borrower, Operating Lessee, any SPE Equity Owner, as applicable (whether directly or indirectly), is prohibited by law, or (ii) the Loan made by the Lender is in violation of law ("Embargoed Person"); (b) no Embargoed Person has any interest of any nature

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

whatsoever in any Borrower, Operating Lessee, any SPE Equity Owner, as applicable (whether directly or indirectly), with the result that (i) the investment in any Borrower, Operating Lessee, any SPE Equity Owner, as applicable (whether directly or indirectly) is prohibited by law, or (ii) the Loan is in violation of law; and (c) none of the funds of any Borrower, Operating Lease, any SPE Equity Owner, as applicable, have been derived from any unlawful activity with the result that (i) the investment in any Borrower, Operating Lessee, any SPE Equity Owner, as applicable (whether directly or indirectly) is prohibited by law, or (ii) the Loan is in violation of law.

                                    (MM) Illegal Activity. No portion of any of
each Individual Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity.

                                    (NN) Compliance. No Borrower or Operating
Lessee, and to the best of each Borrower's and Operating Lessee's knowledge after due and diligent inquiry, neither (a) any Person owning an interest in a Borrower, Operating Lessee or any SPE Equity Owner, (b) each Manager, and (c) any tenant at each Individual Property: (i) is currently identified on the OFAC List ("OFAC List"), and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of any Legal Requirement (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Person Who Commit, Threaten to Commit, or Support Terrorism), and (iii) is not in violation of the U.S. Federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. part 103), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other anti-money laundering law. Each Borrower and Operating Lessee has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan.

                                    (OO) Franchise Agreements. Each Franchise
Agreement is in full force and effect, there is no material default thereunder by any party thereto and to the best of Borrower's and Operating Lessee's knowledge and except as set forth on Schedule 2 hereof, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder, and no fees under any Franchise Agreement are accrued and unpaid.

                                    (PP) Operating Budget. Attached hereto as
Exhibit H is a true, complete and correct copy of the operating budget for each Borrower's or Operating Lessee's Individual Property for the period between the Closing Date and December 31, 2004, which Operating Budget has been approved by Lender pursuant to the terms of this Agreement.

                                    (QQ) Property Improvement Plans. Attached
hereto as Exhibit I is (a) a true, complete and correct list of all property improvement plans or similar agreements affecting each Individual Property (each, a "Property Improvement Plan"), and (b) a true,

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

complete and correct description of the amounts to be expended and time frames for required expenditure pursuant to each Property Improvement Plan.

                                    (RR) Georgia Zoning Compliance. Each hotel
room located the Individual Properties owned by Ashford Buford I LP and Ashford Buford II LP contains at least three hundred square feet (300 sq. ft.).

                                    (SS) Organizational Chart. Attached hereto
as Exhibit L is a true, complete and correct copy of the Borrowers' organizational chart.

         Section 4.2. Survival of Representations and Warranties

                  Each Borrower and Operating Lessee agrees that (i) all of the representations and warranties of each Borrower set forth in this Agreement and in the other Loan Documents delivered on the Closing Date are made as of the Closing Date (except as expressly otherwise provided) and (ii) all representations and warranties made by each Borrower shall survive the delivery of the Notes and continue for so long as any amount remains owing to Lender under this Agreement, the Notes or any of the other Loan Documents; provided, however, that the representations, warranties and covenants set forth in Section 4.1(V), Section 4.1(LL), Section 4.1(NN) and Sections 5.1(D) through 5.1(G), inclusive, shall survive in perpetuity and shall not be subject to the exculpation provisions of Section 8.14. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. Without limiting any other provision of this Agreement, with respect to each Secondary Market Transaction, within 3 days of receipt of Lender's request, each Borrower or Operating Lessee shall deliver to Lender a certification (a) remaking all of the representations and warranties contained in this Agreement as of the date of such Secondary Market Transaction, or (y) otherwise specifying any changes in or qualifications to such representations and warranties as of such date as may be necessary to make such representations consistent with the facts as they exist on such date.

                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

         Section 5.1. Borrower Covenants

                  Each Borrower and Operating Lessee covenants and agrees that, from the date hereof and until payment in full of the Indebtedness:

                                    (A) Existence; Compliance with Legal
Requirements; Insurance. Each Borrower and Operating Lessee shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its Entity existence, rights, licenses, Permits and franchises necessary for the conduct of its business and comply in all material respects with all applicable Legal Requirements and Insurance Requirements applicable

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to it and each Individual Property. Each Borrower and Operating Lessee shall notify Lender promptly of any written notice or order that such Borrower or Operating Lessee receives from any Governmental Authority relating to such Borrower's or Operating Lessee's failure to comply with such applicable Legal Requirements relating to such Borrower's or Operating Lessee's applicable Individual Property and promptly take any and all actions necessary to bring its operations at such Individual Property into compliance with such applicable Legal Requirements (and shall fully comply with the requirements of such Legal Requirements that at any time are applicable to its operations at any Individual Property) provided, that such Borrower or Operating Lessee at its expense may, after prior notice to the Lender, contest by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the validity or application, in whole or in part, of any such applicable Legal Requirements as long as (i) neither the applicable Collateral nor any part thereof or any interest therein, will be sold, forfeited or lost or subject to a continuing Lien if such Borrower or Operating Lessee pays the amount or satisfies the condition being contested, and such Borrower or Operating Lessee would have the opportunity to do so, in the event of such Borrower's or Operating Lessee's failure to prevail in the contest, (ii) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability or criminal liability, and (iii) such Borrower or Operating Lessee shall have furnished to the Lender additional security in respect of the claim being contested or the loss or damage that may result from such Borrower's or Operating Lessee's failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred twenty-five percent (125%) of the amount of such claim. Each Borrower and Operating Lessee shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property necessary for the continued conduct of its business and keep the applicable Individual Properties in good repair, working order and condition, except for reasonable wear and use, and from time to time make, or cause to be made, all necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages. Borrowers and Operating Lessee shall keep their Individual Properties insured at all times, as provided in the Mortgages.

                                    (B) Impositions and Other Claims. Subject to
Section 2.11(e)(i)(x) hereof, Borrowers and Operating Lessee shall pay and discharge or cause to be paid and discharged all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien, all as more fully provided in, and subject to any rights to contest contained in, the Mortgages.

                                    (C) Litigation. Each Borrower and Operating
Lessee shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against such Borrower or Operating Lessee which is reasonably likely to have a Material Adverse Effect.

                                    (D) Environmental.

                                             (i) Borrowers and Operating Lessee
         covenant and agree that: (a) all uses and operations on or of the Individual Properties, whether by any

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

         Borrower, Operating Lessee or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from any Individual Property; (c) there shall be no Hazardous Substances used, present or Released in, on, under or from any Individual Property, except those that are (i) in compliance in all material respects with all Environmental Laws and with permits issued pursuant thereto; (ii) fully disclosed to Lender in writing; and (iii) which do not require Remediation, (d) Borrowers and Operating Lessee shall keep each Individual Property free and clear of all Environmental Liens; (e) Borrowers and Operating Lessee shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 5.1(E) of this Agreement, including but not limited to providing all relevant information and making knowledgeable Persons available for interviews; (f) intentionally omitted; (g) such Borrower or Operating Lessee shall, at its sole cost and expense, (i) effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance or violation of Environmental Laws) in, on, under or from each Individual Property for which Remediation is legally required; (ii) comply with all Environmental Laws; (iii) comply with any directive from any governmental authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Borrowers and Operating Lessee shall not do or allow any tenant or other user of any Individual Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off any Individual Property), impairs or may impair the value or marketability of any Individual Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to any Individual Property; (i) Borrowers and Operating Lessee shall immediately notify Lender in writing of (A) any unlawful presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards any Individual Property; (B) any material non-compliance with any Environmental Laws related in any way to any Individual Property; (C) any actual or potential Environmental Lien; (D) any Remediation of environmental conditions relating to any Individual Property required by Environmental Laws; and (E) any written notice or other communication of which any Borrower or Operating Lessee becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Release, presence, or Release or threatened Release of Hazardous Substances in violation of Environmental Laws or the Remediation thereof, Law, other environmental conditions in connection with any Individual Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement; and (j) without limiting the foregoing, upon becoming aware of the presence of or potential for Mold in violation of applicable Environmental Laws on any Individual Property, at its sole cost and expense Borrowers and Operating Lessee shall (i) undertake or cause an investigation to identify the source(s) of such Mold, including any water intrusion, and develop and implement a plan for the Remediation of any Mold required under applicable Environmental Laws; (ii) perform, or cause to be performed, all acts required under applicable Environmental Laws for the Remediation of the Mold in a

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

         timely manner given the circumstances; (iii) properly dispose in accordance with all applicable Environmental Laws of any materials generated as a result of or in connection with the foregoing items (i) and (ii); and (iv) provide Lender with evidence of Borrower's or Operating Lessee's compliance with the requirements of each of the foregoing to Lender's reasonable satisfaction.

                                    (E) Environmental Cooperation and Access. In
the event the Environmental Indemnified Parties have reason to believe that an environmental condition exists on any Individual Property that, in the discretion of the Lender, could endanger any tenants or other occupants of any Individual Property or their guests or the general public or materially and adversely affects the value of any Individual Property, upon reasonable notice from the Lender, Borrowers shall, at any Borrowers' sole cost and expense, promptly cause an engineer or consultant satisfactory to the Lender to conduct any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of Lender) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing reasonably requested by Lender and promptly deliver the results of any such assessment, audit, sampling or other testing; provided, further, that such Borrowers, the Environmental Indemnified Parties and any other Person designated by the Environmental Indemnified Parties, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon such Individual Property at all reasonable times (without materially interfering with the business conducted at the Individual Property) to assess any and all aspects of the environmental condition of such Individual Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of Lender) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing (which shall be at Borrowers' sole cost and expense if Borrowers fail to conduct or deliver an assessment or audit as required pursuant to this Section), Borrowers shall cooperate with and provide the Environmental Indemnified Parties and any such Person designated by the Environmental Indemnified Parties with access to each Individual Property.

                                    (F) Environmental Indemnity. Borrowers
covenant and agree, at their sole cost and expense, to protect, defend, indemnify, release and hold Environmental Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Environmental Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (other than Losses imposed upon or incurred by or asserted against any Environmental Indemnified Parties to the extent that the Borrowers can prove (1) that such Losses were caused exclusively by actions, conditions or events that occurred entirely after the date that Lender (or Lender's designee or transferee by reason of exercise of remedies) actually acquired title to the applicable Individual Property, and
(2) that such Losses were not caused or occasioned by the actions or inactions of any Borrower, any Manager, Operating Lessee or any agent, employee, contractor or any Affiliate of any of the foregoing): (a) any presence or use of any Hazardous Substances in, on, above, under, from or affecting any Individual Property; (b) any past, present or threatened Release of Hazardous

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

Substances in, on, above, under, from or affecting any Individual Property; (c) any activity by any Borrower, any Person affiliated with any Borrower, and any tenant or other user of such Individual Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from such Individual Property of or exposure to any Hazardous Substances at any time located in, under, on or above such Individual Property; (d) any activity by any Borrower, any Person affiliated with any Borrower, and any tenant or other user of such Individual Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on, above or affecting such Individual Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with such Individual Property or operations thereon, including but not limited to any failure by any Borrower, any Person affiliated with any Borrower, and any tenant or other user of any Individual Property to comply with any order of any governmental authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any Individual Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with any Individual Property, including but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of such Borrower, any Person affiliated with any Borrower, and any tenant or other user of any Individual Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of such Borrower, any Person affiliated with any such Borrower, and any tenant or other user of such Individual Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near such Individual Property; and (l) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement or any other Loan Document. IT IS EXPRESSLY ACKNOWLEDGED AND AGREED BY EACH BORROWER THAT THE INDEMNITY (AND/OR THE RELEASE) CONTAINED IN THIS SECTION 5.1(F) PROTECTS LENDER FROM THE CONSEQUENCES OF LENDER'S ACTS OR OMISSIONS, INCLUDING WITHOUT LIMITATION, THE NEGLIGENT ACTS OR OMISSIONS OF LENDER TO THE EXTENT PERMITTED BY LAW; PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL BE DEEMED TO RELIEVE THE LENDER FROM LIABILITY DUE TO ITS GROSS NEGLIGENCE.

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                                    (G) Duty to Defend. Upon written request by
any Environmental Indemnified Party, Borrowers shall defend same (if requested by any Environmental Indemnified Party, in the name of the Environmental Indemnified Party) by attorneys and other professionals reasonably approved by the Environmental Indemnified Parties. Borrowers shall, within five Business Days of receipt thereof, give written notice to Lender of (i) any notice, advice or other communication from any governmental entity or any source whatsoever with respect to Hazardous Substances on, from or affecting any Individual Property, and (ii) any legal action brought against any party or related to any Individual Property, with respect to which any Borrower may have liability under this Agreement. Such notice shall comply with the provisions of Section 8.6 hereof.

                                    (H) Operating Lease.

                                             (i) Each Borrower shall (a)
         promptly perform and observe all of the covenants required to be performed and observed by it under the Operating Leases and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (b) promptly notify Lender of any material default under any Operating Lease of which it is aware; (c) promptly deliver to Lender a copy of any notice of default or other material notice under any Operating Lease delivered to any Operating Lessee by Borrower; (d) promptly give notice to Lender of any notice or information that Borrower receives which indicates that an Operating Lessee is terminating its Operating Lease or that any Operating Lessee is otherwise discontinuing its operation of the applicable Individual Property; and (e) promptly enforce the performance and observance of all of the material covenants required to be performed and observed by the Operating Lessee under the applicable Operating Lease.

                                             (ii) If at any time, (A) an
         Operating Lessee shall become insolvent or a debtor in a bankruptcy proceeding or (B) Lender or its designee has taken title to an Individual Property by foreclosure or deed in lieu of foreclosure, has become a mortgagee-in-possession, has appointed a receiver with respect to the applicable Individual Property or has otherwise taken title to such Individual Property, Lender shall have the absolute right to (and Borrower and Operating Lessee shall reasonably cooperate and not in any way hinder, delay or otherwise interfere with Lender's right to), immediately terminate the applicable Operating Lease under and in accordance with the terms of the applicable Subordination, Attornment and Security Agreement.

                                             (iii) Borrower shall not, without
         the prior written consent of Lender, which consent shall not be unreasonably withheld: (a) surrender, terminate or cancel any Operating Lease or otherwise replace any Operating Lessee or enter into any other operating lease with respect to any Individual Property, provided, however, at the end of the term of each Operating Lease, the applicable Borrower may renew such Operating Lease or enter into a replacement Operating Lease with Operating Lessee on substantially the same terms as the expiring Operating Lease except that

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

         Lender shall have the right to approve any material change thereto; (b) reduce or consent to the reduction of the term of any Operating Lease; or (c) enter into, renew, amend, modify, waive any provisions of, reduce Rents under, or shorten the term of any Operating Lease.

                                    (I) Franchise Agreements.

                           (a) Each Individual Property shall be operated under
the terms and conditions of the applicable Franchise Agreement. Each Borrower shall or shall cause the applicable Operating Lessee to (i) pay all sums required to be paid by the franchisee under each Franchise Agreement, (ii) diligently perform, observe and enforce all of the terms, covenants and conditions of each Franchise Agreement on the part of the franchisee thereunder to be performed, observed and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of said franchisee under each Franchise Agreement, (iii) promptly notify Lender of the giving of any notice to any Borrower and/or Operating Lessee of any default by the franchisee in the performance or observance of any of the terms, covenants or conditions of any Franchise Agreement on the part of the franchisee thereunder to be performed and observed and deliver to Lender a true copy of each such notice, and (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, notice of a default under the Franchise Agreement, report regarding operations at the related Individual Property, estimates of any monetary nature and any other items reasonably requested by Lender, in each case received by any Borrower or Operating Lessee under any Franchise Agreement.

                           (b) No Borrower shall (and shall not cause or permit
any Operating Lessee to), without the prior consent of the Lender (which consent shall not be unreasonably withheld), surrender any Franchise Agreement or terminate or cancel any Franchise Agreement or modify, change, supplement, alter or amend any Franchise Agreement, in any respect, either orally or in writing, and each Borrower hereby assigns to Lender as further security for the payment of the Indebtedness and for the performance and observance of the terms, covenants and conditions of this Loan Agreement, any and all rights, privileges and prerogatives of each Borrower to surrender any Franchise Agreement or to terminate, cancel, modify, change, supplement, alter or amend any Franchise Agreement in any respect, and any such surrender of any Franchise Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of any Franchise Agreement without the prior consent of Lender (which consent shall not be unreasonably withheld) shall be void and of no force and effect.

                           (c) If any franchisee shall default in the
performance or observance of any material term, covenant or condition of any Franchise Agreement on the part of the franchisee thereunder to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing any Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of such Franchise Agreement on the part of the franchisee to be performed or observed to be promptly performed or observed on behalf of such Borrower, to the

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

end that the rights of said franchisee (and/or such Borrower and/or Operating Lessee) in, to and under such Franchise Agreement shall be kept unimpaired and free from default. Any such amounts so advanced by Lender together with interest thereon from the date expended by Lender of the Default Rate shall be part of the Indebtedness and Borrower shall immediately repay such amounts to Lender upon demand. Pursuant to the terms of the applicable Subordination Attornment and Security Agreement and/or Assignment of Management Agreement, Lender and any person designated by Lender shall have, and are hereby granted, the right to enter upon the applicable Individual Property at any time and from time to time for the purpose of taking any such action. If any Franchisor shall deliver to Lender a copy of any notice sent to any Borrower and/or Operating Lessee of any default under any Franchise Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon.

                           (d) Each Borrower shall (or shall cause the
applicable Operating Lessee to) exercise each individual option, if any, to extend or renew the term of each Franchise Agreement upon demand by Lender made at any time within ninety (90) days prior to the last day upon which any such option may be exercised, and each Borrower hereby expressly authorizes and appoints Lender as its attorney-in-fact to exercise (or cause the applicable Operating Lessee to exercise) any such option in the name of and upon behalf of such Borrower should such Borrower fail to do so, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

                           (e) Any sums expended by Lender pursuant to this
Section shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Indebtedness, shall be secured by the lien of the Mortgage and the other Loan Documents and shall be immediately due and payable within two Business Days after demand by Lender therefor.

                           (f) Each Borrower shall, promptly upon request of
Lender, but no more than two (2) times in any calendar year during the term of the Loan (unless (i) an Event of Default has occurred and is continuing or (ii) such request is occasioned in connection with a Secondary Market Transaction) use its diligent best efforts to obtain and deliver (or cause to be delivered) an estoppel certificate from each Franchisor stating that (i) each applicable Franchise Agreement is in full force and effect and has not been modified, amended or assigned, (ii) neither such Franchisor nor the franchisee named thereunder is in default under any of the terms, covenants or provisions of each applicable Franchise Agreement and such Franchisor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under each applicable Franchise Agreement, (iii) neither such Franchisor nor the franchisee thereunder has commenced any action or given or received any notice for the purpose of terminating any applicable Franchise Agreement and (iv) all sums due and payable to such Franchisor under each applicable Franchise Agreement have been paid in full.

                           (g) Upon the termination of any Franchise Agreement,
each Borrower shall (or shall cause Operating Lessee to) promptly enter into a new Franchise Agreement with a

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

replacement Franchisor, which shall deliver a comfort or similar letter to and in favor of Lender, all upon terms and conditions acceptable to Lender in its discretion.

                                    (J) Access to Property. Each Borrower and
Operating Lessee shall permit agents, representatives and employees of Lender to inspect their Individual Properties or any part thereof at such reasonable times as may be requested by Lender upon reasonable advance written notice and without materially interfering with the business conducted at the Individual Property.

                                    (K) Notice of Default. Each Borrower and
Operating Lessee shall promptly advise Lender of any material adverse change in such Borrower's or Operating Lessee's condition, financial or otherwise, or of the occurrence of any Default or Event of Default.

                                    (L) Cooperate in Legal Proceedings. Except
with respect to any claim by any Borrower against Lender, such Borrower and Operating Lessee shall cooperate with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such proceedings.

                                    (M) Perform Loan Documents. Borrowers and
Operating Lessee shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by them, and shall pay when due all costs, fees and expenses required to be paid by them, under the Loan Documents executed and delivered by such Borrower or Operating Lessee.

                                    (N) Insurance Benefits; Condemnation Claims.
Each Borrower and Operating Lessee shall cooperate with Lender in settling any insurance or condemnation claim and/or obtaining for Lender the benefits of any Insurance Proceeds and/or Condemnation Proceeds lawfully or equitably payable to Lender in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements) and the payment by any Borrower or Operating Lessee of the expense of an Appraisal on behalf of Lender in case of a fire or other casualty affecting any Individual Property or any part thereof out of such Insurance Proceeds and/or Condemnation Proceeds, all as more specifically provided in the Mortgages.

                                    (O) Further Assurances. Borrowers shall, at
Borrowers' sole cost and expense:

                                             (i) upon Lender's request therefor
         given from time to time after the occurrence of any Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to any Borrower and (b) searches of title to any Individual Property, each such search to be conducted by

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

         search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

                                             (ii) furnish to Lender all
         instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents;

                                             (iii) execute and deliver to Lender
         such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Notes, as Lender may require in Lender's discretion; and

                                             (iv) do and execute all and such
         further lawful acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall require from time to time in its discretion.

                                    (P) Management of Property. Each Individual
Property will be managed at all times by the applicable Manager pursuant to a Management Agreement unless terminated as herein provided. Each Borrower and Operating Lessee shall comply with the terms of and enforce its rights under the Management Agreement. The Management Agreement shall be terminated by Borrowers or Operating Lessee, at Lender's request, upon thirty (30) days prior written notice to Borrowers, Operating Lessee and the applicable Manager (i) upon the occurrence of an Event of Default, (ii) if the applicable Manager commits any act which would permit termination by any Borrower or Operating Lessee under the Management Agreement, or (iii) the applicable Manager commits any act which constitutes an act of fraud, material misrepresentation, intentional misrepresentation, gross negligence, willful misconduct, misappropriation of funds, or physical waste of any Individual Property. If a manager is terminated pursuant hereto, Borrowers and Operating Lessee shall promptly seek to appoint a replacement manager acceptable to Lender in Lender's discretion, and Borrowers' or Operating Lessee's failure to appoint an acceptable manager within thirty
(30) days after Lender's request of Borrowers to terminate the Management Agreement shall constitute an immediate Event of Default. Borrowers or Operating Lessee may from time to time appoint a successor manager to manage the Individual Property, which successor manager shall be approved in writing by Lender in Lender's discretion. Notwithstanding the foregoing, any successor manager selected hereunder by Lender, any Borrower or Operating Lessee to serve as Manager (i) shall be either (A) the Remington Manager provided, that the Remington Manager shall manage the applicable Individual Property pursuant to the terms of the master management agreement by and among the Borrowers and the Remington Manager, or (B) a reputable management company having at least seven
(7) years' experience in the management of commercial properties with similar uses as the Individual Properties and in the jurisdiction in which the Individual Properties are located

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

and (ii) shall not be paid management fees in excess of fees which are market fees for comparable managers of comparable properties in the same geographic area.

                                    (Q) Financial Reporting.

                                             (i) Each Borrower and Operating
Lessee shall keep and maintain or shall cause to be kept and maintained, on a Fiscal Year basis, in accordance with GAAP, books, records and accounts reflecting in reasonable detail all of the financial affairs of such Borrower or Operating Lessee, as applicable, and all items of income and expense in connection with the operation of the applicable Individual Properties and in connection with any services, equipment or furnishings provided in connection with the operation of such Individual Properties. Lender, at Lender's cost and expense, whether such income or expense may be realized by the applicable Borrower, Operating Lessee or by any other Person whatsoever, shall have the right from time to time and at all times during normal business hours upon reasonable prior written notice to such Borrower or Operating Lessee to examine such books, records and accounts at the office of such Borrower, Operating Lessee or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrowers and Operating Lessee shall pay any costs and expenses incurred by Lender to examine any and all of such Borrower's or Operating Lessee's books, records and accounts as Lender shall determine in Lender's discretion to be necessary or appropriate in the protection of Lender's interest.

                                             (ii) Borrower shall furnish to
Lender annually within ninety (90) days following the end of each Fiscal Year, a true, complete, correct and accurate copy of the consolidated financials of Ashford Hospitality Trust, Inc. audited by a "Big Four" accounting firm or other firm reasonably acceptable to Lender accompanied by an unqualified opinion from an Independent certified public accountant acceptable to Lender in Lender's discretion, and each Borrower and Operating Lessee shall furnish financial statements and all such financial statements above shall (a) be in form and substance reasonably acceptable to Lender, (b) be prepared in accordance with GAAP, (c) include or be accompanied by without limitation, a statement of operations (profit and loss), a statement of cash flows, a calculation of Net Operating Income for all applicable Individual Properties, a balance sheet, an aged accounts receivable report and such other information or reports as shall be requested by Lender or any applicable Rating Agency, (d) be accompanied by an Officer's Certificate from a senior executive of such Borrower or Operating Lessee, as applicable, certifying as of the date thereof (x) that such statement is true, correct, complete and accurate, and fairly reflects the results of operations and financial condition of such Borrower or Operating Lessee for the relevant period, and (y) notice of whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

                                             (iii) Intentionally Omitted.

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

                                             (iv) Each Borrower and Operating
Lessee shall furnish to Lender within twenty (20) days following the end of each calendar month, a true, correct, complete and accurate monthly unaudited financial statement which shall (a) be in form and substance reasonably acceptable to Lender, (b) be prepared in accordance with GAAP, (c) include, without limitation, a statement of operations (profit and loss), a statement of cash flows, a calculation of Net Operating Income for all applicable Individual Properties, a consolidated balance sheet, an aged accounts receivable report and such other information or reports as shall be requested by Lender or any applicable Rating Agency and (d) be accompanied by an Officer's Certificate from a senior executive of such Borrower or Operating Lessee, as applicable, certifying as of the date thereof (x) that such statement is true, correct, complete and accurate and fairly reflects the results of operations and financial condition of such Borrower or Operating Lessee for the relevant period, and (y) notice of whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

                                             (v) Each Borrower and Operating
Lessee shall furnish to Lender, within twenty (20) days following the end of each calendar month:

                                                       (1) a true, complete,
correct and accurate rent roll and occupancy report and such other occupancy and rate statistics as Lender shall reasonably request;

                                                       (2) operating statements
for each Individual Property, in "Microsoft Excel" format and in form and substance substantially similar to the form set forth on Exhibit J, (a) containing monthly, year-to-date and trailing-twelve-month results compared to the results for the prior year for the same periods for each Individual Property, and (b) containing monthly, year-to-date and trailing-twelve-month results compared to the results for the prior year for the same periods for the Individual Properties on a consolidated basis;

                                                       (3) Smith Travel Star
Reports for the applicable month for each Individual Property in "Microsoft Excel" format (if available);

                                                       (4) updated quality
scores for the applicable month for each Individual Property, including detailed criteria and thresholds (if any);

                                                       (5) summary reports of
franchise terminations, defaults, reflagging efforts and conversions for each Individual Property (if applicable);

Each such document shall (a) be delivered to Lender in electronic form and in form and substance otherwise reasonably acceptable to Lender, and (b) be accompanied by an Officer's Certificate from a senior executive of each Borrower and Operating Lessee, as applicable, certifying as of the date thereof (x) that such statement is true, correct, complete and accurate and

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

(y) notice of whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

                                             (vi) Each Borrower and Operating
         Lessee shall furnish to Lender, within twenty (20) days after request, such further information with respect to the operation of all applicable Individual Properties and the financial affairs of such Borrower or Operating Lessee, as applicable, as may be reasonably requested by Lender including, without limitation, all business plans prepared for such Borrower or Operating Lessee and for the operation of all such Individual Properties.

                                             (vii) Each Borrower and Operating
         Lessee shall furnish to Lender, within twenty (20) days after request, such further information regarding any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA as may be requested by Lender.

                                             (viii) Each Borrower and Operating
         Lessee shall, concurrently with such Borrower's or Operating Lessee's delivery to Lender, provide a copy of the items required to be delivered to Lender under this Section 5.1(Q) to the Rating Agencies, the trustee, and any servicer and/or special servicer that may be retained in conjunction with the Loan or any Secondary Market Transaction. Each Borrower and Operating Lessee shall furnish to Lender written notice, within two (2) Business Days after receipt by such Borrower or Operating Lessee, as applicable, of any Rents or other items of Gross Revenue that any Borrower or Operating Lessee is not required by this Agreement to deposit in any Collection Account, Cash Collateral Account, together with such other documents and materials relating to such Rents or other items of Gross Revenue as Lender reasonably requests.

                                             (ix) Each Borrower and Operating
         Lessee shall provide Lender with updated information (reasonably satisfactory to Lender) concerning its related Basic Carrying Costs for the next succeeding Fiscal Year prior to the termination of each Fiscal Year.

                                             (x) Each Borrower and Operating
         Lessee shall furnish to Lender annually no less than thirty (30) days prior to the beginning of each Fiscal Year, a true, complete, correct and accurate copy of such Borrower's or Operating Lessee's draft annual capital and operating budget for each such Borrower's or Operating Lessee's Individual Property (each, an "Approved Budget"), which Approved Budgets shall be subject to Lender's prior review and approval, which may be granted or withheld in Lender's sole and absolute discretion. Borrowers and Operating Lessee shall promptly revise and resubmit to Lender, for Lender's review and approval, any draft annual capital and operating budget to which Lender has objected and requested revisions. Until such time that Lender approves or is deemed to have approved an Approved Budget, the most recently approved Approved Budget shall apply; provided

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

         that such approved Approved Budget shall be adjusted to reflect (x) matters in the proposed Approved Budget approved by Lender, (y) as to matters in the proposed Approved Budget not yet approved by Lender (i) increases for expenses actually incurred which vary in relation to gross revenues to the extent of increases in such gross revenues ("Variable Expenses"), and (ii) expenditures actually incurred which are beyond the reasonable control of Borrower such as taxes, utilities and insurance ("Uncontrollable Expenses"). Notwithstanding anything contained in the Loan Documents to the contrary, expenditures shall be deemed in compliance with and made pursuant to the Approved Budget even though such expenditures exceed the amount budgeted therefore in the Approved Budget if such expenditures are for Variable Expenses or Uncontrollable Expenses.

                                             (xi) Each Borrower and Operating
         Lessee shall furnish to Lender such other financial information with respect to such Borrower or Operating Lessee or the applicable Manager as Lender may, from time to time reasonably request.

                                    (R) Conduct of Business. Each Borrower and
Operating Lessee shall cause the operation of the Individual Properties to be conducted at all times in a manner consistent with the following:

                                             (i) to maintain or cause to be
         maintained the standard of operations at each Individual Property at all times at a level necessary to insure a level of quality for each such Individual Property consistent with similar facilities in the same competitive market;

                                             (ii) to operate or cause to be
         operated each Individual Property in a prudent manner in compliance in all material respects with applicable Legal Requirements and Insurance Requirements relating thereto and cause all licenses, Permits, and any other agreements necessary for the continued use and operation of each Individual Property to remain in effect except to the extent the failure thereof would not have a Material Adverse Affect; and

                                             (iii) to maintain or cause to be
         maintained sufficient inventory and equipment of types and quantities at each Individual Property to enable Borrowers or the applicable Manager to operate the Individual Properties.

                                    (S) ERISA.

                                             (a) Each Borrower and Operating
Lessee shall deliver to Lender as soon as possible, and in any event within ten
(10) days after such Borrower or Operating Lessee knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of such Borrower setting forth details respecting such event or condition and the action, if any, that such Borrower, Operating Lessee or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with

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

or given to PBGC by such Borrower, Operating Lessee or an ERISA Affiliate with respect to such event or condition):

                                             (ii) any reportable event, as
         defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
         Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                                             (iii) the distribution under
         Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower, Operating Lessee or an ERISA Affiliate to terminate any Plan;

                                             (iv) the institution by PBGC of
         proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Borrower, Operating Lessee or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                                             (v) the complete or partial
         withdrawal from a Multiemployer Plan by any Borrower, Operating Lessee or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by any Borrower, Operating Lessee or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                                             (vi) the institution of a
         proceeding by a fiduciary of any Multiemployer Plan against any Borrower, Operating Lessee or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

                                             (vii) the adoption of an amendment
         to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if any Borrower, Operating Lessee or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

                                             (viii) the imposition of a lien or
         a security interest in connection with a Plan.

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

                                             (b) No Borrower or Operating Lessee
shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                             (c) Each applicable Borrower and
Operating Lessee hereby certifies and shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as reasonably requested by Lender, that (A) such Borrower or Operating Lessee is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a "plan" as defined in Section 4975 of the Code, which is subject to Section 4975 of the Code, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (B) such Borrower or Operating Lessee is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans or, if such Borrower is subject to such statutes, such statutes do not in any manner affect the ability of the such Borrower or Operating Lessee to perform its obligations under the Loan Documents or the ability of Lender to enforce any and all of its rights under the Loan Agreement; and (C) one or more of the following circumstances is true:
(i) Equity interests in such Borrower or Operating Lessee are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (ii) Less than twenty-five percent of each outstanding class of equity interests in such Borrower or Operating Lessee are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or (iii) such Borrower or Operating Lessee qualifies as an "operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c).

                                             (d) If an investor or equity owner
in any Borrower or Operating Lessee is (directly or indirectly) a plan that is not subject to Title I of ERISA or Section 4975 of the Code, but is subject to the provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to those portions of ERISA or the Code (collectively, "Other Plan Laws"), the assets of such Borrower or Operating Lessee shall not constitute the assets of such plan under such Other Plan Laws.

                                    (T) Single Purpose Entity. Each Borrower,
each SPE Equity Owner and Operating Lessee shall at all times be a Single-Purpose Entity, subject to the qualifications set forth in Section 4.1(C) regarding Pre-Existing Borrowers.

                                    (U) Trade Indebtedness. Each Borrower and
Operating Lessee will pay its trade payables within sixty (60) days of the date incurred, unless such Borrower or Operating Lessee is in good faith contesting such Borrower's obligation to pay such trade payables in a manner reasonably satisfactory to Lender (which may include Lender's requirement that such Borrower or Operating Lessee post security with respect to the contested trade payable).

                                    (V) Capital Improvements and Environmental
Remediation. Borrowers shall, within time periods set forth on Exhibit B hereto, perform the repairs and

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environmental remediation to the Individual Properties itemized on Exhibit B hereto. Furthermore, Borrowers shall diligently perform, or cause to be performed, in a timely and workmanlike manner all repairs, maintenance and capital improvements contemplated by and itemized in the Approved Budget.

                                    (W) PIP Requirements. Borrowers shall,
within the time periods set forth on Exhibit I attached hereto, complete all work required to be performed in the Property Improvement Plans existing on the Closing Date for each Individual Property (collectively, the "PIP Work"). In the event that all PIP Work is not fully completed on the date that is 9 calendar months following the Closing Date, in addition to and without limiting any other right or remedy of Lender pursuant to any Loan Document, Borrowers shall pay to Lender on such date for deposit in the PIP Reserve Sub-Account an amount that, when added to the funds already in the PIP Reserve Sub-Account at such time, is equal to the aggregate PIP Costs for the PIP Work that has not been completed in all material respects.

                                    (X) Compliance with Anti-Terrorism, Embargo,
Sanctions and Anti-Money Laundering Laws. Each Borrower and Operating Lessee shall comply with all Legal Requirements relating to money laundering, anti-terrorism, trade embargoes and economic sanctions, now or hereafter in effect. Upon Lender's request from time to time during the term of the Loan, each Borrower and Operating Lessee shall certify in writing to Lender that such Borrower's or Operating Lessee's, as applicable, representations, warranties and obligations under Section 4.1(OO) and this Section remain true and correct and have not been breached. Each Borrower and Operating Lessee shall immediately notify Lender in writing if any representations, warranties or covenants are no longer true or have been breached or if such Borrower or Operating Lessee has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, such Borrower or Operating Lessee shall comply with all Legal Requirements and directives of Governmental Authorities and, at Lender's request, provide to Lender copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such an event. Borrowers and Operating Lessee shall also promptly reimburse to Lender any and all costs and expenses incurred by Lender in evaluating the effect of such an event on the Loan and Lender's interest in the collateral for the Loan, in obtaining any necessary license from Governmental Authorities as may be necessary for Lender to enforce its rights under the Loan Documents, and in complying with all Legal Requirements applicable to Lender as the result of the existence of such an event and for any penalties or fines imposed upon Lender as a result thereof.

                                    ARTICLE 6

                               NEGATIVE COVENANTS

         Section 6.1. Borrower Negative Covenants

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                  Each Borrower and Operating Lessee covenants and agrees that, until payment in full of the Indebtedness, it will not do, directly or indirectly, any of the following unless Lender consents thereto in writing:

                                    (A) Liens on the Property. Incur, create,
assume, become or be liable in any manner with respect to, or permit to exist, any Lien with respect to any Individual Property or any portion thereof, except:
(i) Liens in favor of Lender, and (ii) the Permitted Encumbrances.

                                    (B) Transfer. Except as expressly permitted
by or pursuant to this Agreement, any Mortgage or the other Loan Documents (except as otherwise approved by Lender in writing in Lender's discretion), allow any Transfer to occur or modify, change, supplement, alter, amend, fail to comply with or terminate the Management Agreement or any Operating Lease, or enter into a new Management Agreement or any Operating Lease, with respect to any Individual Property except as permitted under this Agreement.

                                    (C) Other Borrowings. Incur, unsecured trade
payables (not evidenced by a promissory note) incurred in the ordinary course of business relating to the ownership and operation of the applicable Borrower's and Operating Lessee's Individual Properties which when aggregated with the unsecured trade payables of all other Borrowers and Operating Lessee do not exceed, at any time, a maximum amount of two and one-half percent (2.5%) of the Loan Amount and are paid within sixty (60) days of the date incurred, create, assume, become or be liable in any manner with respect to Other Borrowings.

                                    (D) Change In Business. Cease to be a
Single-Purpose Entity or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

                                    (E) Debt Cancellation. Cancel or otherwise
forgive or release any material claim or debt owed to the Borrower by any Person, except for adequate consideration or in the ordinary course of such Borrower's and Operating Lessee's business or otherwise if such cancellation, release or forgiveness is prudent and commercially reasonable.

                                    (F) Affiliate Transactions. Except as
otherwise permitted under the Loan Documents, enter into, or be a party to, any transaction with an Affiliate of any Borrower or Operating Lessee, except in the ordinary course of business and on terms which are no less favorable to such Borrower, Operating Lessee or such Affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party, and, if the amount to be paid to the Affiliate pursuant to the transaction or series of related transactions is greater than Fifty Thousand Dollars ($50,000.00) (determined annually on an aggregate basis) fully disclosed to Lender in advance.

                                    (G) Creation of Easements. Create, or permit
any Individual Property or any part thereof to become subject to, any easement, license or restrictive covenant,

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other than a Permitted Encumbrance. Without limiting the generality of the immediately preceding sentence, no Borrower shall enter into, consent to, grant, amend, modify, restate or supplement any document, instrument or agreement affecting, related to or impacting upon any Individual Property, the title thereto or any portion or aspect thereof, including, without limitation, any easement, reciprocal easement agreement, or any declaration of easements or covenants other than a Permitted Encumbrance.

                                    (H) Certain Restrictions. Enter into any
agreement which expressly restricts the ability of any Borrower or Operating Lessee to enter into amendments, modifications or waivers of any of the Loan Documents.

                                    (I) Issuance of Equity Interests. Issue or
allow to be created any stocks or shares or shareholder, partnership or membership interests, as applicable, or other ownership interests other than the stocks, shares, shareholder, partnership or membership interests and other ownership interests which are outstanding or exist on the Closing Date or any security or other instrument which by its terms is convertible into or exercisable or exchangeable for stock, shares, shareholder, partnership or membership interests or other ownership interests in any Borrower or Operating Lessee. No Borrower or Operating Lessee shall allow to be issued or created any stock in any Borrower's or Operating Lessee's general partner or managing member, as applicable, other than the stock which is outstanding or existing on the Closing Date or any security or other instrument which by its terms is convertible into or exercisable or exchangeable for any stock in such Borrower's general partner or managing member, as applicable.

                                    (J) Assignment of Licenses and Permits.
Assign or transfer any of its interest in any Permits pertaining to any Individual Property, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to any Individual Property without Lender's prior written consent which consent may be granted or refused in Lender's discretion.

                                    (K) Place of Business. Change its chief
executive office or its principal place of business or place where its books and records are kept without giving Lender at least thirty (30) days' prior written notice thereof and promptly providing Lender such information as Lender may reasonably request in connection therewith.

                                    ARTICLE 7

                                    DEFAULTS

         Section 7.1. Event of Default

                  The occurrence of one or more of the following events shall be an "Event of Default" hereunder:

                                    (i) if on any Payment Date the funds in the
         Debt Service Payment Sub-Account are insufficient to pay the Required Debt Service Payment due on

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

         such Payment Date and the Borrowers fail to pay such insufficiency on such Payment Date; provided that Borrowers shall have an additional two Business Days past the related Payment Date to make any such payment, but only once during any twelve month period;

                                    (ii) intentionally omitted;

                                    (iii) if the Borrowers fail to pay the
         outstanding Indebtedness on the Maturity Date;

                                    (iv) if on any Payment Date the Borrowers
         fail to pay the Basic Carrying Costs Monthly Installment, the Capital Reserve Monthly Installment, the Cash Collateral Account Bank Fees or the Ground Rents Monthly Installment due on such Payment Date; provided that Borrowers shall have an additional two Business Days past the related Payment Date to make any such payment, but only once during any twelve month period;

                                    (v) if on the date any payment of a Basic
         Carrying Cost would become delinquent, the funds in the Basic Carrying Costs Sub-Account together with any funds in the Cash Collateral Account not allocated to another Sub-Account are insufficient to make such payment and Borrower has not otherwise paid such Basic Carrying Cost or funded such shortfall to Lender; provided that Borrowers shall have an additional two Business Days past the related Payment Date to make any such payment, but only once during any twelve month period;

                                    (vi) the occurrence of the events identified
         elsewhere in the Loan Documents as constituting an "Event of Default";

                                    (vii) any breach of Sections 2.11(a),
         2.11(b), 2.11(e), Section 2.14, Section 5.1(T), Section 5.1(V), Section 5.1(W), Section 5.1(X), Section 6.1(B);

                                    (viii) intentionally omitted;

                                    (ix) if any material event of default shall
         continue beyond the expiration of any applicable notice or cure period with respect to Ashford Bucks County LLC's obligations under the Declaration;

                                    (x) if any Borrower fails to pay any other
         amount payable pursuant to this Agreement or any other Loan Document within two (2) Business Days of the date when due and payable in accordance with the provisions hereof or thereof, as the case may be;

                                    (xi) if any representation or warranty made
         herein by Borrowers or Operating Lessee or in any other Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by any

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

         Borrower or Operating Lessee in connection with this Agreement, the Notes or any other Loan Document executed and delivered by such Borrower or Operating Lessee, as applicable, shall be false in any material respect as of the date such representation or warranty was made or remade;

                                    (xii) if any Borrower, any of such
         Borrower's partners or members, as applicable, Operating Lessee, or any SPE Equity Owner makes an assignment for the benefit of creditors;

                                    (xiii) if a receiver, liquidator or trustee
         shall be appointed for any Borrower, any of such Borrower's partners, members or shareholders, as applicable, or any SPE Equity Owner or if any Borrower, any of such Borrower's partners, members or shareholders, as applicable, Operating Lessee or any SPE Equity Owner shall be adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by such Borrower, any of such Borrower's partners, members or shareholders, as applicable, Operating Lessee or any SPE Equity Owner or if any proceeding for the dissolution or liquidation of such Borrower, any of such Borrower's partners, members or shareholders, as applicable, Operating Lessee or any SPE Equity Owner shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Borrower, any of such Borrower's partners, members or shareholders, as applicable, Operating Lessee or any SPE Equity Owner as the case may be, upon the same not being discharged, stayed or dismissed within ninety (90) days; or if such Borrower, any of such Borrower's partners, members or shareholders, as applicable, Operating Lessee or any SPE Equity Owner shall generally not be paying its debts as they become due;

                                    (xiv) if any Borrower or Operating Lessee
         attempts to delegate its obligations or assign its rights under this Agreement, any of the other Loan Documents or any interest herein or therein;

                                    (xv) if any provision of any organizational
         document of any Borrower, Operating Lessee or any SPE Equity Owner is amended or modified in any respect, or if any Borrower, Operating Lessee, any SPE Equity Owner or any of their respective partners, members, or shareholders as applicable, fails to perform or enforce the provisions of such organizational documents or attempts to dissolve any Borrower, Operating Lessee or any SPE Equity Owner; or if any Borrower, Operating Lessee or any SPE Equity Owner or any of their respective partners, members or shareholders, as applicable, breaches any of the covenants set forth in Sections 5.1(T), or 6.1(D);

                                    (xvi) if any Borrower, SPE Equity Owner or
         Operating Lessee enters into any interest rate cap protection agreement, interest rate swap, interest rate hedge agreement or any similar agreement other than the Interest Rate Cap Agreement or unless consented to by Lender in its sole discretion;

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

                                    (xvii) if an event or condition specified in
         Section 5.1(S) shall occur or exist with respect to any Plan, Multiemployer Plan or plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any ERISA Affiliate or any affiliate shall incur or in the opinion of Lender shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan, PBGC or plan (or any combination of the foregoing) which would constitute, in the determination of Lender, a Material Adverse Effect;

                                    (xviii) if without Lender's prior written
         consent (A) any Manager resigns or is removed or is replaced, (B) intentionally omitted, (C) any Management Agreement is entered into for any Individual Property or (D) there is any change in or termination of any Management Agreement for any Individual Property;

                                    (xix) if without Lender's prior written
         consent (A) any Franchisor resigns or is removed or is replaced, or (B) any Franchise Agreement is entered into for any Individual Property or
         (C) there is any material change in or termination of any Franchise Agreement for any Individual Property;

                                    (xx) if without Lender's prior written
         consent (A) any Operating Lessee resigns or is removed or is replaced,
         (B) intentionally omitted, (C) any Operating Lease is entered into for any Individual Property or (D) there is any change in or termination of any Operating Lease;

                                    (xxi) if any Borrower or Operating Lessee
         shall be in default under any of the other obligations, agreements, undertakings, terms, covenants, provisions or conditions of this Agreement, the Notes, any Mortgage or the other Loan Documents, not otherwise referred to in this Section 7.1, for ten (10) days after written notice to any Borrower from Lender or its successors or assigns, in the case of any default which can be cured by the payment of a commercially reasonable sum of money or for thirty (30) days after written notice from Lender or its successors or assigns, in the case of any other default (unless otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary default under this subparagraph is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that such Borrower shall have commenced to cure such default within such thirty
         (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for such Borrower in the exercise of due diligence to cure such default, but in no event shall such period exceed ninety (90) days after the original notice from Lender;

                                    (xxii) if any Operating Lessee is in default
         beyond any applicable notice or cure period under the applicable Operating Lease;

                                    (xxiii) if an "Event of Default" shall occur
         under any Subordination, Attornment and Security Agreement; and

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

                                    (xxiv) if (A) Subject to Section 2.11(e)(v)
         hereof, Borrower shall fail in the payment of any Ground Rents as and when such rent or other charge is payable (unless waived by the lessor under the applicable Ground Lease), (B) there shall occur any default after the expiration of any notice and cure periods contained in the applicable Ground Lease by Borrower, as tenant under any Ground Lease, in the observance or performance of any term, covenant or condition of any Ground Lease on the part of Borrower, to be observed or performed (unless waived by the lessor under the applicable Ground Lease), (C) if any one or more of the events referred to in any Ground Lease shall occur which would cause such Ground Lease to terminate without notice or action by the lessor under such Ground Lease or which would entitle the lessor to terminate such Ground Lease and the term thereof by giving notice to Borrower, as tenant thereunder (unless waived by the lessor under the applicable Ground Lease), (D) if the leasehold estate created by any Ground Lease shall be surrendered or such Ground Lease shall be terminated or canceled for any reason or under any circumstances or (E) if any of the terms, covenants or conditions of any Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the prior written consent of Lender.

                                    (xxv) if any of the assumptions set forth in
         that certain non-consolidation opinion from the Borrowers' counsel to Lender dated as of the date hereof shall be untrue in any material respect.

                                    (xxvi) Borrower's failure to complete all
         PIP Work in all material respects on or before the earlier of (i) the date that is 15 calendar months from the Closing Date and (ii) the date any franchisor under any Franchise Agreement declares an event of default in connection with Borrower's PIP Work.

         Section 7.2. Remedies

                           (a) Upon the occurrence and during the continuance of
an Event of Default, all or any one or more of the rights, powers and other remedies available to Lender against Borrowers or any Borrower under this Agreement, the Notes, any Mortgages or any of the other Loan Documents, or at law or in equity may be exercised by Lender at any time and from time to time (including, without limitation, the right to accelerate and declare the outstanding principal amount, unpaid interest, Default Rate interest, Late Charges, Prepayment Premium and any other amounts owing by such Borrower to be immediately due and payable), without notice or demand, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Notwithstanding anything contained to the contrary herein, the outstanding

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

principal amount, unpaid interest, Default Rate interest, Late Charges, Prepayment Premium and any other amounts owing by any Borrower shall be accelerated and immediately due and payable, without any election by Lender upon the occurrence of an Event of Default described in Section 7.1(xii) or Section
7.1 (xiii). Notwithstanding that this Agreement may refer to a continuing Event of Default, and without limiting any Borrower's right to cure a Default which may, with the passage of time, become an Event of Default, no Borrower shall have any right pursuant to this Agreement to cure any Event of Default unless permitted by Lender in writing.

         Section 7.3. Remedies Cumulative

                  The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against any Borrower or any other Person pursuant to this Agreement or the other Loan Documents executed by or with respect to any Borrower or any other Person, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Any and all of Lender's rights with respect to the Collateral shall continue unimpaired, and each Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) the release or substitution of Collateral at any time, or of any rights or interest therein or (ii) any delay, extension of time, renewal, compromise or other indulgence granted by Lender in the event of any Default or Event of Default with respect to the Collateral or otherwise hereunder. Notwithstanding any other provision of this Agreement, but subject to Section 8.14 hereof, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of any or all Mortgages, to the extent necessary to foreclose on other parts of the Collateral.

         Section 7.4. Lender's Right to Perform

                  If any Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of (5) five Business Days after such Borrower's receipt of written notice thereof from Lender, without in any way limiting Section 7.1 hereof, Lender may, but shall have no obligation to, itself perform, or cause performance of, such covenant or obligation, and the expenses of Lender incurred in connection therewith shall be payable by Borrowers to Lender upon demand. Notwithstanding the foregoing, Lender shall have no obligation to send notice to such Borrower of any such failure.

                                    ARTICLE 8

                                  MISCELLANEOUS

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

         Section 8.1. Survival

                  Subject to Section 4.2, this Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the execution and delivery by Borrowers to Lender of the Notes, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of any such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of the respective successors and assigns of Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder(s) of the Notes and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

         Section 8.2. Lender's Discretion

                  Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right, option or election given to Lender to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender's discretion, the decision of Lender to approve or disapprove, consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory or acceptable or not acceptable to Lender in Lender's discretion, shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender. Whenever pursuant to this Agreement or any other Loan Document (a) the Rating Agencies are given any right to approve or disapprove,
(b) confirmation is required from the Rating Agencies that an action will not result in a downgrade or withdrawal of the ratings in a Secondary Market Transaction or (c) any arrangement or term is to be satisfactory to the Rating Agencies, the approval of Lender shall be substituted therefore prior to the date that all or any portion of the Loan is included in a REMIC, among other things, Lender's reasonable determination of Rating Agency criteria.

         Section 8.3. Governing Law

                           (a) The proceeds of the Notes delivered pursuant
hereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, each Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement and the Notes, and this Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York pursuant to
Section 5-1401 of the New York General Obligations Law.

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

                           (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY
BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR IN ANY FEDERAL OR STATE COURT IN THE JURISDICTION IN WHICH THE COLLATERAL IS LOCATED, AND EACH BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY EACH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY EACH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT CSC NETWORKS, 500 CENTRAL AVENUE, ALBANY, NEW YORK, 12206-2290, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY EACH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS (OR AT EACH OTHER OFFICE AS MAY BE DESIGNATED BY EACH BORROWER FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS HEREOF) WITH A COPY TO EACH BORROWER AT ITS PRINCIPAL EXECUTIVE OFFICES,
ATTENTION: GENERAL COUNSEL AND WRITTEN NOTICE OF SAID SERVICE OF EACH BORROWER MAILED OR DELIVERED TO EACH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY EACH SUIT, ACTION OR PROCEEDING. EACH BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE EACH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

         Section 8.4. Modification, Waiver in Writing

                  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Notes or any other Loan Document, or consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on any Borrower shall entitle such Borrower to any other or future notice or demand in the same, similar or other circumstances.

         Section 8.5. Delay Not a Waiver

                  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power,

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remedy or privilege hereunder, or under the Notes, or of any other Loan
Document, or any other instrument given as security herefore, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Notes or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Notes or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

         Section 8.6. Notices

                  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or
(d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed to the parties as follows:

                  If to Lender:             Merrill Lynch Mortgage Lending, Inc.
                                            4 World Financial Center, 16th Floor
                                            New York, New York 10080
                                            Attn: Robert Spinna
                                            Telecopier: 212-449-7684

                  If to Lender:             Merrill Lynch Capital, a Division of
                                            Merrill Lynch Business Financial
                                            Services, Inc.
                                            222 North LaSalle Street
                                            16th Floor
                                            Chicago, IL 60601
                                            Attn: Vice President,
                                                  Real Estate Portfolio Manager
                                            Telecopier:  312-499-3026

                  with a copy to:           Dechert LLP
                                            One Market Street
                                            Spear Tower, Suite 1600
                                            San Francisco, CA 94105
                                            Attn: Joseph B. Heil, Esquire
                                            Telecopier: 415-262-4555

                  If to Borrower:           [Applicable Borrower]
                                            c/o Ashford Hospitality Trust

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                                            14185 Dallas Parkway
                                            Suite 1100
                                            Dallas, TX 75254
                                            Attn: David Brooks, Esquire
                                            Telecopier: (972) 490-9605

                                     with a copy to:

                                                Andrews Kurth LLP
                                                1717 Main Street, Suite 3700
                                                Dallas, Texas 75201
                                                Attn: Brigitte Kimichik, Esquire
                                                Telecopier: (214) 659-4764

                  A party receiving a notice which does not comply with the technical requirements for notice under this Section 8.6 may elect to waive any deficiencies and treat the notice as having been properly given. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section 8.6. All notices given by Lender hereunder that are effective against any Borrower shall be deemed effective against all Borrowers. Any notice given to Lender by any Borrower hereunder shall be deemed binding against all Borrowers.

         Section 8.7. Trial By Jury

                  EACH BORROWER AND LENDER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS.

         Section 8.8. Headings

                  The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 8.9. Assignment

                  Lender shall have the right to assign in whole or in part this Agreement and/or any of the other Loan Documents and the obligations hereunder or thereunder to any Person and to participate all or any portion of the Loan evidenced hereby, including without limitation, any servicer or trustee in connection with a Secondary Market Transaction. Lender shall provide any

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Borrower with written notice of any such assignment; provided, however, that such notice shall not be a condition of Lender's right to assign this Agreement and/or any of the Loan Documents and the failure to deliver such notice shall not constitute a default under this Loan Agreement. At the option of Lender, the Loan may be serviced by a servicer and\or trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer and\or trustee pursuant to a servicing agreement between Lender and such servicer and\or trustee.

         Section 8.10. Severability

                  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 8.11. Preferences

                  Lender shall have no obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of any or all of the obligations of any Borrower pursuant to this Agreement, the Notes or any other Loan Document. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by any Borrower to any portion of the obligations of any Borrower hereunder. To the extent any Borrower makes a payment or payments to Lender for any Borrower's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

         Section 8.12. Waiver of Notice

                  No Borrower shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to such Borrower and except with respect to matters for which such Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to such Borrower.

         Section 8.13. Remedies of Borrower

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                  In the event that a claim or adjudication is made that Lender or its agents, has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, the Notes, any Mortgage or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, shall be liable for any monetary damages, and each Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

     Section 8.14. Exculpation

                  Except as otherwise set forth in this Section 8.14 and Section
4.2 to the contrary, Lender shall not enforce the liability and obligation of any Borrower or Operating Lessee to perform and observe the obligations contained in this Agreement, the Notes, any Mortgage or any of the other Loan Documents executed and delivered by any Borrower or Operating Lessee except that Lender may pursue any power of sale, bring a foreclosure action, action for specific performance, action for money judgment, or other appropriate action or proceeding (including, without limitation, to obtain a deficiency judgment) against any or all Borrowers, or Operating Lessee or any other Person solely for the purpose of enabling Lender to realize upon (a) any Collateral, and (b) any Rents to the extent (x) received by any Borrower or any Manager (or any of their affiliates), after the occurrence of an Event of Default or (y) distributed to any Borrower, Operating Lessee or any Manager, or their respective shareholders, or partners or members, as applicable, or affiliates during or with respect to any period for which Lender did not receive the full amounts it was entitled to receive as prepayments of the Loan pursuant to Section 2.6(b) (all Rents covered by clauses (x) and (y) being hereinafter referred to as the "Recourse Distributions") and (c)) any other collateral given to Lender under the Loan Documents ((a), (b), and (c) collectively, the "Default Collateral"); provided, however, that any judgment in any action or proceeding shall be enforceable only to the extent of any Default Collateral. The provisions of this Section 8.14 shall not, however, (a) impair the validity of the Indebtedness evidenced by the Loan Documents or in any way affect or impair the Liens of any Mortgage or any of the other Loan Documents or the right of Lender to foreclose any Mortgage following an Event of Default; (b) impair the right of Lender to name any Person as a party defendant in any action or suit for judicial foreclosure and sale under any Mortgage; (c) affect the validity or enforceability of the Notes, any Mortgage or the other Loan Documents; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the right of Lender to bring suit for and recover against any Person any damages, losses, expenses, liabilities or costs resulting from fraud, willful misrepresentation, waste of all or any portion of any Individual Property, or wrongful removal or disposal of all or any portion of any Individual Property by any Person in connection with this Agreement, the Notes, any Mortgage or the other Loan Documents; (f) impair the right of Lender to obtain the Recourse Distributions received by any Person; (g) impair the right of Lender to bring suit for and recover against any Person with respect to any misappropriation of security deposits or Rents collected more than one (1) month in advance; (h) impair the right of Lender to obtain Insurance Proceeds or Condemnation Proceeds due to Lender pursuant to any Mortgage; (i) impair the right of Lender to enforce the provisions of

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

Sections 4.1(V) or 5.1(D) through 5.1(G), inclusive of this Agreement, Section
2.8 of each Mortgage or the Environmental Guaranty even after repayment in full by any Borrower of the Indebtedness; (j) prevent or in any way hinder Lender from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the Collateral securing the Notes as provided in the Loan Documents; (k) impair the right of Lender to bring suit for and recover against any person with respect to any misapplication of any funds (including, without limitation, insurance proceeds and condemnation proceeds); (l) impair the right of Lender to sue for, seek or demand a deficiency judgment against any Person solely for the purpose of foreclosing on any Collateral or any part thereof, or realizing upon the Default Collateral, or (m) impair the right of Lender to bring suit for and recover against any Person any damages, losses, expenses, liabilities or costs in the event that Borrower or any Operating Lessee shall take any action of any kind or nature whatsoever, either directly or indirectly to oppose, impede, obstruct, challenge, hinder, frustrate, enjoin or otherwise interfere with (A) Lender's termination of any Operating Lease with any Operating Lessee, (B) Lender or the party acquiring any Individual Property following the occurrence of a foreclosure or deed in lieu thereof (in full substitution of the applicable Operating Lessee) being deemed the "Owner" under the Management Agreement, (C) the execution, delivery or effectiveness of a new Management Agreement directly between Lender or the party acquiring any Individual Property following a foreclosure or deed in lieu thereof and applicable Manager or (D) any payment or other transfer by any Manager of funds which would otherwise be paid to any Operating Lessee under any Operating Lease directly to Lender or the party acquiring any Individual Property following the occurrence of a foreclosure or deed in lieu thereof, in each case after or as a result of any automatic termination of the applicable Operating Lease or of Lender exercising its right to terminate the Operating Lease, in each case pursuant to the applicable Subordination, Attornment and Security Agreement and this Agreement, or shall, either directly or indirectly, cause or permit any other person to take any action which, if taken by such Operating Lessee would constitute an event described in this Section 8.14(m); provided, however, that any deficiency judgment referred to in this Section 8.14(m) shall be enforceable only to the extent of any of the Default Collateral. The preceding provisions of this Section shall be inapplicable to any Person if (i) any petition for bankruptcy, reorganization or arrangement pursuant to federal or state law against any Borrower or Operating Lessee shall be filed by any Borrower, Operating Lessee, or any Affiliate of any Borrower or Operating Lessee, (ii) if an involuntary bankruptcy or other insolvency proceeding is commenced against any Borrower or Operating Lessee (by a party other than Lender) but only if such Borrower has consented or acquiesced to such proceeding or if Borrower, Operating Lessee or any Affiliate of Borrower or Operating Lessee has acted in concert with, colluded or conspired with the party to cause the filing thereof or has consented to or acquiesced thereto, (iii) if any Borrower or Operating Lessee shall institute any proceeding for the dissolution or liquidation of any Borrower or Operating Lessee, (iv) if any Borrower or Operating Lessee shall make an assignment for the benefit of creditors, (v) if any Borrower or Operating Lessee shall breach any representation, warranty or covenant in
Section 2.14, Section 4.1(C) (such that such breach was considered by a court as a factor in the court's finding for a consolidation of the assets of a Borrower or Operating Lessee with the assets of another person or entity or as a result thereof Lender suffers any material damage, cost, liability or expense; provided, however, that in the absence of an actual

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consolidation, recourse may be had against Borrower or Operating Lessee only to the extent of losses for such breach), 4.1(V), 4.1(AA), 5.1(T) (such that such breach was considered by a court as a factor in the court's finding for a consolidation of the assets of a Borrower or Operating Lessee with the assets of another person or entity or as a result thereof Lender suffers any material damage, cost, liability or expense; provided, however, that in the absence of an actual consolidation, recourse may be had against Borrower or Operating Lessee only to the extent of losses for such breach), or 5.1(X) (v) if any Borrower or Operating Lessee allows any Transfer to occur in violation of Section 6.1(B) hereof or otherwise fails to obtain Lender's prior written consent to any Transfer to the extent any consent is required in the Loan Documents (vi) any Borrower or Operating Lessee interferes with Lender's exercise of any of its rights or remedies hereunder or (vii) if any Borrower or Operating Lessee breaches any representation or warranty contained in Section 4.1(S).

         Section 8.15. Exhibits Incorporated

                  The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

         Section 8.16. Offsets, Counterclaims and Defenses

                  Any assignee of Lender's interest in and to this Agreement, the Notes, any Mortgage and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan, this Agreement, the Notes, any Mortgage and the other Loan Documents which any Borrower may otherwise have against any assignor, and no such unrelated counterclaim or defense shall be interposed or asserted by any Borrower in any action or proceeding brought by any such assignee upon this Agreement, the Notes, any Mortgage and other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by each Borrower.

         Section 8.17. No Joint Venture or Partnership

                  Each Borrower and Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenants-in-common, or joint tenancy relationship between any Borrower and Lender nor to grant Lender any interest in any Individual Property other than that of mortgagee or lender.

         Section 8.18. Waiver of Marshalling of Assets Defense

                  To the fullest extent that each Borrower may legally do so, each Borrower waives all rights to a marshalling of the assets of each such Borrower, and others with interests in such Borrower, and of any Individual Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws

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pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of any Individual Property for the collection of the Indebtedness without any prior or different resort for collection, or the right of Lender or Deed of Trust Trustee to the payment of the Indebtedness in preference to every other claimant whatsoever.

         Section 8.19. Waiver of Counterclaim

                  Each Borrower hereby waives the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against Borrower by Lender or Lender's agents.

         Section 8.20. Conflict; Construction of Documents

                  In the event of any conflict between the provisions of this Agreement and the provisions of the Notes, any Mortgage or any of the other Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

         Section 8.21. Brokers and Financial Advisors

                  Borrower and Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Each Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person, that such Person acted on behalf of any Borrower in connection with the transactions contemplated herein. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

         Section 8.22. Counterparts

                  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         Section 8.23. Estoppel Certificates

                  Each Borrower and Lender each hereby agree at any time and from time to time upon not less than fifteen (15) days prior written notice by any Borrower or Lender (but no more than four (4) times per year unless (i) an Event of Default has occurred and is continuing or (ii) such request is occasioned in connection with a Secondary Market Transaction) to execute,

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

acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Default or Event of Default has occurred, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Lender's obligation to deliver the statement pursuant to this Section, that Lender shall have received, together with Borrower's request for such statement, an Officer's Certificate stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

         Section 8.24. Payment of Expenses

                  Borrowers shall, whether or not the Transactions are consummated, pay all Transaction Costs, which shall include, without limitation, reasonable out-of-pocket fees, costs, expenses, and disbursements of Lender and its attorneys, local counsel, accountants and other contractors in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of Lender's Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, and accounting firm fees, costs of the Appraisals, Environmental Reports (and an environmental consultant), Surveys and the Engineering Reports), (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Documents, (iv) the review and approval of each replacement Interest Rate Cap Agreement required hereunder, and (v) the preservation of rights under and enforcement of the Loan Documents and the documents and instruments referred to therein, including any restructuring or rescheduling of the Indebtedness, to the extent expressly required hereunder.

         Section 8.25. Bankruptcy Waiver

                  Each Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, if any Borrower (i) files with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) is the subject of any order for relief issued under Title 11 of the U.S. Code, as amended, (iii) files or is the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or law relating to bankruptcy, insolvency or other relief of debtors, (iv) has sought or consents to or acquiesces in the appointment of any trustee, receiver, conservator or liquidator or (v) is the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, the automatic stay provided by the Federal Bankruptcy Code shall be modified and annulled as to Lender, so as to

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permit Lender to exercise any and all of its rights and remedies, upon request of Lender made on notice to any Borrower and any other party in interest but without the need of further proof or hearing. Neither Borrower nor any Affiliate of any Borrower shall contest the enforceability of this Section.

         Section 8.26. Entire Agreement

                  This Agreement, together with the Exhibits hereto and the other Loan Documents constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement, the Exhibits hereto and the other Loan Documents and supersedes all prior agreements, understandings and negotiations between the parties.

         Section 8.27. Dissemination of Information

                  If Lender determines at any time to participate in a Secondary Market Transaction, Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such securities (collectively, the "Investor"), any Rating Agency rating such securities, any organization maintaining databases on the underwriting and performance of commercial loans, trustee, counsel, accountant, and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Loan, any Borrower, any direct or indirect equity owner of any Borrower, any guarantor, any indemnitor and each Individual Property, which shall have been furnished by such Borrower any Affiliate of any Borrower, any guarantor, any indemnitor, or any party to any Loan Document, or otherwise furnished in connection with the Loan, as Lender in its discretion determines necessary or desirable.

         Section 8.28. Limitation of Interest

                  It is the intention of each Borrower and Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in any Loan Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under any Loan Document or otherwise in connection with the Loan shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to principal by Lender (or if the Loan shall have been paid in full, refunded to any Borrower); and (ii) in the event that maturity of the Loan is accelerated by reason of an election by Lender resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest allowed by applicable law, and any interest in excess of the maximum amount of interest allowed by applicable law, if any, provided for in the Loan Documents or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited to principal (or if the principal portion of the Loan and any other amounts not constituting interest shall have been paid in full, refunded to any Borrower.)

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                  In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum amount allowed by applicable law, Lender shall, to the maximum extent permitted under applicable law (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Loan so that the interest rate is uniform throughout the entire term of the Loan; provided, that if the Loan is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the maximum amount allowed by applicable law, Lender shall refund to any Borrower the amount of such excess, and in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum amount allowed by applicable law.

         Section 8.29. Indemnification

                  Borrowers shall indemnify and hold Lender and each of its affiliates and their respective successors and assigns (including their respective officers, directors, partners, employees, attorneys, accountants, professionals and agents and each other person, if any, controlling Lender or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) (each, including Lender, an "Indemnified Party") harmless against any and all losses, claims, damages, costs, expenses (including the fees and disbursements of outside counsel retained by any such person) or liabilities in connection with, arising out of or as a result of the transactions and matters referred to or contemplated by this Agreement, except to the extent that it is finally judicially determined that any such loss, claim, damage, cost, expense or liability resulted directly and solely from the gross negligence, fraud or willful misconduct of such Indemnified Party. If any Indemnified Party becomes involved in any action, proceeding or investigation in connection with any transaction or matter referred to or contemplated in this Agreement, Borrowers shall periodically reimburse any Indemnified Party upon demand herefore in an amount equal to its reasonable legal and other expenses (including the costs of any investigation and preparation) incurred in connection therewith to the extent such legal or other expenses are the subject of indemnification hereunder. IT IS EXPRESSLY ACKNOWLEDGED AND AGREED BY EACH BORROWER THAT THE INDEMNITY (AND/OR THE RELEASE) CONTAINED IN THIS SECTION 8.29 PROTECTS LENDER FROM THE CONSEQUENCES OF LENDER'S ACTS OR OMISSIONS, INCLUDING WITHOUT LIMITATION, THE NEGLIGENT ACTS OR OMISSIONS OF LENDER TO THE EXTENT PERMITTED BY LAW; PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL BE DEEMED TO RELIEVE THE LENDER FROM LIABILITY DUE TO ITS GROSS NEGLIGENCE.

         Section 8.30. Borrower Acknowledgments

                  Each Borrower hereby acknowledges to and agrees with Lender that (i) the scope of Lender's business is wide and includes, but is not limited to, financing, real estate financing, investment in real estate and other real estate transactions which may be viewed as adverse to or

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competitive with the business of such Borrower or its Affiliates and (ii) such
Borrower has been represented by competent legal counsel and such Borrower has consulted with such counsel prior to executing this Loan Agreement and of the other Loan Documents.

         Section 8.31. Publicity

                  Lender shall have the right to issue press releases, advertisements and other promotional materials describing Lender's participation in the origination of the Loan or the Loan's inclusion in any Secondary Market Transaction effectuated or to be effectuated by Lender. All news releases, publicity or advertising by any Borrower or their affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to the Lender, Merrill Lynch or any of their affiliates shall be subject to the prior written approval of Lender and Merrill Lynch Mortgage Lending, Inc., except for disclosures required by law which shall not require Lender approval but which shall require prior written notice to Lender.

         Section 8.32. Cross Collateralization

                  Without limitation to any other right or remedy provided to Lender in this Agreement or any of the other Loan Documents, each Borrower and each Manager covenants and agrees that (i) Lender shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings which it, as Lender, in its sole and absolute discretion, shall determine from time to time, (ii) Lender is not required to either marshall assets, sell any or all of the Collateral in any inverse order or alienation, or be subjected to any "one action" or "election of remedies" law or rule, (iii) the exercise by Lender of any remedies against any of the Collateral will not impede Lender from subsequently or simultaneously exercising remedies against any other Collateral, (iv) all Liens and other rights, remedies and privileges provided to Lender in this Agreement and/or any other Loan Documents otherwise shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and all the Collateral has been foreclosed, sold and/or otherwise realized upon and (v) each Individual Property and all Collateral shall be security for the performance of all of each relevant Borrower's obligations hereunder and each relevant Borrower's obligations under all of the other Loan Documents. Each Borrower acknowledges and agrees that it shall be jointly and severally liable for the obligations of all Borrowers under the Loan Documents.

         Section 8.33. Contribution. As a result of the transactions contemplated by this Agreement, each Borrower will benefit, directly and indirectly, from each Borrower's obligation to pay the Indebtedness and perform its obligations hereunder and under the other Loan Documents and in consideration therefore each Borrower desires to enter into an allocation and contribution agreement among themselves as set forth in this Section 8.33 to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each of Borrowers in the event any payment is made by any individual Borrower hereunder to Lender (such payment being referred to herein as a "Contribution", and for purposes of this Section, includes any exercise of recourse by Lender against any Collateral of a

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

Borrower and application of proceeds of such Collateral in satisfaction of such Borrower's obligations, to Lender under the Loan Documents).

                           (a) Each Borrower shall be liable hereunder with
respect to the Indebtedness only for such total maximum amount (if any) that would not render its Indebtedness hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Federal Bankruptcy Code or any comparable provisions of any state law.

                           (b) In order to provide for a fair and equitable
contribution among Borrowers in the event that any Contribution is made by an individual Borrower (a "Funding Borrower"), such Funding Borrower shall be entitled to a reimbursement Contribution ("Reimbursement Contribution") from all other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging any of the Indebtedness, in the manner and to the extent set forth in this Section.

                           (c) For purposes hereof, the "Benefit Amount" of any
individual Borrower as of any date of determination shall be the net value of the benefits to such Borrower from extensions of credit made by Lender to (i) such Borrower and (ii) to the other Borrowers hereunder and the Loan Documents.

                           (d) Each Borrower shall be liable to a Funding
Borrower in an amount equal to the greater of (i) the (A) ratio of the Benefit Amount of such Borrower to the total amount of Indebtedness, multiplied by (B) the amount of Indebtedness paid by such Funding Borrower, or (ii) ninety-five percent (95%) of the excess of the fair saleable value of the property of such Borrower over the total liabilities of such Borrower (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Borrower is deemed made for purposes hereof (giving effect to all payments made by other Funding Borrowers as of such date in a manner to maximize the amount of such Contributions).

                           (e) In the event that at any time there exists more
than one Funding Borrower with respect to any Contribution (in any such case, the "Applicable Contribution"), then Reimbursement Contributions from other Borrowers pursuant hereto shall be allocated among such Funding Borrowers in proportion to the total amount of the Contribution made for or on account of the other Borrowers by each such Funding Borrower pursuant to the Applicable Contribution. In the event that at any time any Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section 8.33 above, that Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrowers in accordance with the provisions of this Section.

                           (f) Each Borrower acknowledges that the right to
Reimbursement Contribution hereunder shall constitute an asset in favor of such Borrower to which such Reimbursement Contribution is owing.

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

                           (g) No Reimbursement Contribution payments payable by
a Borrower pursuant to the terms of this Section 8.33 shall be paid until all amounts then due and payable by all of Borrowers to Lender, pursuant to the terms of the Loan Documents, are paid in full in cash. Nothing contained in this
Section 8.33 shall limit or affect in any way the Indebtedness of any Borrower to Lender under the Notes or any other Loan Documents.

                           (h) Each Borrower waives:

                                    (i) any right to require Lender to proceed
         against any other Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender's power before proceeding against Borrower;

                                    (ii) any defense based upon any legal
         disability or other defense of any other Borrower, any guarantor of any other person or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor from any cause other than full payment of all sums payable under the Notes, this Agreement and any of the other Loan Documents;

                                    (iii) any defense based upon any lack of
         authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of any other Borrower or any defect in the formation of any other Borrower or any principal of any other Borrower;

                                    (iv) any defense based upon any statute or
         rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

                                    (v) any defense based upon any failure by
         Lender to obtain collateral for the Indebtedness or failure by Lender to perfect a lien on any Collateral;

                                    (vi) presentment, demand, protest and notice
         of any kind;

                                    (vii) any defense based upon any failure of
         Lender to give notice of sale or other disposition of any collateral to any other Borrower or to any other person or entity or any defect in any notice that may be given in connection with any sale or disposition of any Collateral;

                                    (viii) any defense based upon any failure of
         Lender to comply with applicable laws in connection with the sale or other disposition of any Collateral, including any failure of Lender to conduct a commercially reasonable sale or other disposition of any Collateral;

                                    (ix) any defense based upon any use of cash
         collateral under Section 363 of the Federal Bankruptcy Code;

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

                                    (x) any defense based upon any agreement or
         stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding;

                                    (xi) any defense based upon any borrowing or
         any grant of a security interest under Section 364 of the Federal Bankruptcy Code;

                                    (xii) any defense based upon the avoidance
         of any security interest in favor of Lender for any reason;

                                    (xiii) any defense based upon any
         bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Notes or owing under any of the Loan Documents;

                                    (xiv) any defense or benefit based upon such
         Borrower's, or any other party's, resignation of the portion of any obligation secured by the Mortgages to be satisfied by any payment from any other Borrower or any such party;

                                    (xv) all rights and defenses arising out of
         an election of remedies by Lender even though the election of remedies, such as non-judicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed Borrower's rights of subrogation and reimbursement against any other Borrower;

                                    (xvi) all rights and defenses that such
         Borrower may have because any of Indebtedness is secured by real property. This means, among other things: (1) Lender may collect from such Borrower without first foreclosing on any real or personal property collateral pledged by any other Borrower, (2) if Lender forecloses on any real property collateral pledged by any other Borrower, (I) the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, (II) Lender may collect from such Borrower even if any other Borrower, by foreclosing on the real property collateral, has destroyed any right such Borrower may have to collect from any other Borrower. This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because any of the Indebtedness is secured by real property; and

                                    (xvii) except as may be expressly and
         specifically permitted herein, any claim or other right which such Borrower might now have or hereafter acquire against any other Borrower or any other person that arises from the existence or performance of any obligations under the Notes, this Agreement or the other Loan Documents, including any of the following: (i) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (ii) any right to participate in any claim or remedy of Lender against any other Borrower or any collateral security [ ] herefore, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.

         Section 8.34. Each Borrower and Lender agrees that time is of the essence with regard to all obligations under this Agreement and the other Loan Documents.

         Section 8.35. FINAL AGREEMENT. THE WRITTEN LOAN DOCUMENTS TO WHICH THIS NOTICE RELATES REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 8.36. Subject to the terms of Section 8.14 hereof, Lender may proceed directly against any general partner of each Borrower, as the case may be, without first exhausting its remedies against any Borrower. In connection herewith, the Lender and each Borrower hereby agree that the Lender is not required to comply with Section 3.05(d) of the Texas Revised Partnership Act (VACS 6132b-1.01 et seq). Lender and each Borrower agree that this paragraph is intended to comply with the provisions of Section 3.05(e)(2) of the Texas Revised Partnership Act.

         Section 8.37. Each Borrower hereby waives, to the fullest extent permitted by law, any and all rights under Sections 51.003 and 51.004 of the Texas Property Code.

         Section 8.38. Each of Note A-1 Holder, Note A-2 Holder, Note A-3 Holder and Note B Holder and the Borrowers hereby agree that one entity (including, without limitation, its designees and servicers) shall act on behalf of Lender and shall be the sole Lender to whom notices, requests and other communications shall be addressed and the sole party authorized to grant or withhold consents hereunder on behalf of the Lenders, to receive such notices, requests and other communications and/or to grant or withhold consents, as the case may be and to be the sole Lender to designate the account to which payments shall be made by the Borrowers to the Lenders hereunder (or its designees or servicers); provided, however, that the Borrowers acknowledge and agree that such Lender may be obligated to consent, withhold its consent or otherwise take any action upon the direction of or with the consent or concurrence of any or all of Note A-1 Holder, Note A-2 Holder, Note A-3 Holder or Note B Holder, as applicable, pursuant to separate agreement(s) among Note A-1 Holder, Note A-2 Holder, Note A-3 Holder and Note B Holder.

                       [Signatures on the following pages]

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                    LENDER:

                                             MERRILL LYNCH MORTGAGE LENDING,
                                             INC. a Delaware corporation, in its
                                             capacity as Note A-1 Holder, Note
                                             A-2 Holder, and Note A-3 Holder

                                             By: /s/ ROBERT SPINNA
                                                 -----------------
                                                 Name: Robert Spinna
                                                 Title:

                                             MERRILL LYNCH CAPITAL, a
                                             Division of Merrill Lynch
                                             Business Financial Services, Inc.

                                             By: /s/ CYNTHIA M. LOZANO
                                                 ---------------------
                                             Name: Cynthia M. Lozano
                                             Title: Assistant Vice President

                    [signatures continued on following page]

                                    BORROWERS:

                           ASHFORD DALLAS LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC, a Delaware
                               limited liability company, its general partner

                             By: /s/ DAVID A. BROOKS
                                 ---------------------
                                  David A. Brooks
                                  Vice President

                           ASHFORD AUSTIN LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD HOLTSVILLE LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD DULLES LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD PHOENIX LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD FLAGSTAFF LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD DAYTON LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD COLUMBUS LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD SYRACUSE LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD BUFORD I LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD BUFORD II LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD EVANSVILLE I LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD EVANSVILLE II LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD BLOOMINGTON LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD TERRE HAUTE LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD TIPTON LAKES LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD HORSE CAVE LP,
                           a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD PRINCETON LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD LOUISVILLE LP,
                           a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD JACKSONVILLE II LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD LAS VEGAS LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD MOBILE LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD BUENA VISTA LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD BUCKS COUNTY LLC, a
                           Delaware limited liability company

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                           ASHFORD EVANSVILLE III LP, a Delaware limited partnership

                           By: Ashford Senior General Partner, LLC,
                               a Delaware limited liability company,
                               its general partner

                               By: /s/ DAVID A. BROOKS
                                   -------------------
                                    David A. Brooks
                                    Vice President

                               OPERATING LESSEE:

                               Acknowledged and agreed to with respect to its obligations set forth in Articles 4, 5 and 6 hereof and Section 2.13(g):

                               ASHFORD TRS LESSEE LLC, a Delaware limited liability company by: /s/ DAVID J. KIMICHIK
                                       ---------------------
                                   Name: David Kimichik
                                   Title: President